As Filed with the Securities and Exchange Commission on
October 3, 1997
                                      REGISTRATION NO. 333-35625

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C.  20549
                   _____________________________
                       AMENDMENT NO .2 TO
                            FORM S-4
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                   _____________________________
                       HIBERNIA CORPORATION
        (Exact name of registrant as specified in its charter)

Louisiana              6711                     72-0724532
(State or other        (Primary Standard        (I.R.S. Employer
jurisdiction of        Industrial               Identification No.)
incorporation or       Classification
organization)          Code Number)

                       313 Carondelet Street
                   New Orleans, Louisiana  70130
                          (504) 533-5332
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                  _____________________________
                            Gary L. Ryan
            Senior Vice President and Corporate Counsel
                        Hibernia Corporation
                        313 Carondelet Street
                    New Orleans, Louisiana  70130
                           (504) 533-5560
(Name, address, including zip code, and telephone number, including area code of agent for service)

                               COPIES TO:

Mark A. Fullmer, Esq.                 Brian R. Marek, Esq.
Locke Purnell Rain Harrell            Jenkens & Gilchrist, P.C.
Pan American Life Center              Suite 3200
601 Poydras Street, Suite 2400        1445 Ross Avenue
New Orleans, Louisiana  70130-6036    Dallas, Texas  75202-2799
(504) 558-5148                        (214) 855-4500







APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE   OF
SECURITIES TO THE PUBLIC:
       As   soon  as  practicable  after  this  registration
statement is declared effective.

     If the securities being registered on this Form are
being offered in connection with the formation of a holding
company and there is compliance with General Instruction G,
check the following box.    ______
                          /______/



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      HIBERNIA CORPORATION

  Cross Reference Sheet Pursuant to Rule 404 of Regulation C

       Item of Form S-4                 Location or Caption
                                        in Proxy Statement
                                        (Prospectus)

1.  Forepart of Registration Statement  Outside Front
    and Outside Front Cover Page of     Cover Page
    Proxy Statement-Prospectus

2.  Inside Front and Outside Back       Table of Contents;
    Cover Pages of Proxy Statement-     Available Information;
    Prospectus                          Incorporation by
                                        Reference

3.  Risk Factors, Ratio of Earnings     Introduction; The
    to Fixed Charges and Other          Parties to the Merger;
    Information                         Summary; Proposed Merger;
                                        Certain Regulatory
                                        Considerations

4.  Terms of the Transaction            Introduction; Summary;
                                        Proposed Merger

5.  Pro Forma Financial                 Pro Forma Financial
    Information                         Information

6.  Material Contacts with the          Proposed Merger
    Company Being Acquired

7.  Additional Information Required     Not Applicable
    for Reoffering by Persons and
    Parties Deemed to be Underwriters

8.  Interests of Named Experts and      Validity of Shares
    Counsel

9.  Disclosure of Commission Position   Not Applicable
    on Indemnification for Securities
    Act Liabilities

10. Information with Respect to         Introduction; Available
    S-3 Registrants                     Information;
                                        Incorporation of
                                        Certain Documents by
                                        Reference; The Parties to
                                        the Merger

11. Incorporation of Certain            Available Information;
    Information by Reference            Incorporation of Certain
                                        Documents by Reference

12. Information with Respect to         Not Applicable
    S-2 or S-3 Registrants

13. Incorporation of Certain            Not Applicable
    Information by Reference

14. Information with Respect to         Not Applicable
    Registrants other than
    S-3 or S-2 Registrants

15. Information with Respect to         Not Applicable
    S-3 Companies

16. Information with Respect to         Not Applicable
    S-2 or S-3 Companies

17. Information with Respect to         Summary; The Parties to
    Companies Other Than S-3 or         the Merger; Certain
    S-2 Companies                       Information Concerning
                                        Unicorp ; Management's
                                        Discussion and Analysis
                                        of Financial Condition
                                        and Results of Operations
                                        of Unicorp

18. Information if Proxies,             Outside Front Cover Page;
    Consents or Authorizations          Introduction;
    are to be Solicited                 The Parties to the
                                        Merger; Summary; Meeting
                                        Information; Proposed
                                        Merger; Certain
                                        Information Concerning
                                        Unicorp; Relationship
                                        with Independent Auditors

19. Information if Proxies,             Not Applicable
    Consents, or Authorizations are
    not to be Solicited or in an
    Exchange Offer



           [LETTERHEAD OF UNICORP BANCSHARES-TEXAS, INC.]

                              [Date]

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of the Shareholders of Unicorp Bancshares-Texas, Inc. ("Unicorp") to be held at the main offices of Unicorp Bancshares-Texas, Inc. (which is also the main office of OrangeBank), located at 302 North 5th Street, Orange, Texas, _________, on October __, 1997, at ___ a.m., Central Time.

     At such meeting, you will be asked to consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger (the "Agreement") between Unicorp and Hibernia Corporation ("Hibernia"). Pursuant to the Agreement, Unicorp will be merged with and into Hibernia (the "Merger"). The Agreement provides that, on the effective date of the Merger, each outstanding share of common stock of Unicorp will be converted into the right to receive
1.6 shares of common stock of Hibernia, as more fully described in the accompanying Proxy Statement-Prospectus. YOU ARE URGED TO READ CAREFULLY THE PROXY STATEMENT-PROSPECTUS FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE AGREEMENT AND THE PROPOSED MERGER.

     The Agreement has been approved unanimously by your Board of Directors. The Board believes, after careful consideration, that the proposed Merger is in
the best interests of Unicorp's shareholders.     The  Merger  presents  a rare
opportunity for our shareholders,   and I urge you to vote your shares in favor
of this transaction.

     The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Unicorp's common stock, represented in person or by proxy at such meeting, will be necessary for approval of the Merger and adoption of the Agreement.

     I hope that you will be able to attend the meeting to vote on these very important matters. Whether or not you expect to attend the meeting in person, please mark the enclosed form of proxy and sign, date and mail it to Unicorp so that your shares of stock may be represented and voted in accordance with your wishes.

     If you should have any question regarding these matters, please feel free to call Lin Bingham or me at (409) 886-7424.

                                    Very truly yours,



                                    Carlos R. Vacek
                                    President and Chief Executive Officer




              NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                OF
                      UNICORP BANCSHARES-TEXAS, INC.
                            NOVEMBER 5, 1997

      NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors of Unicorp Bancshares-Texas, Inc. ("Unicorp"), a Special Meeting of the shareholders of
Unicorp will be held at the main office of Unicorp Bancshares-Texas, Inc., (which is also the main office of OrangeBank), 302 N. 5th Street, Orange, Texas 77630-5707 on November 5, 1997 at 10:00 a.m., for the purpose of considering and voting upon the following matters:

          1. A proposal to approve (a) the Amended and Restated Agreement and Plan of Merger, effective as of May 28, 1997 (the "Agreement") between Unicorp and Hibernia Corporation ("Hibernia") pursuant to which (i) Unicorp will be merged (the "Merger") into Hibernia (which will survive the Merger), and (ii) each outstanding share of common stock, $1.00 per share par value, of Unicorp ("Unicorp Common Stock") will be converted into
          1.6 shares of common stock, no par value, of Hibernia (as described more fully in the accompanying Proxy Statement - Prospectus) and (b) the Merger.

          2. The transaction of such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on September 30, 1997 as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Special Meeting.

      Each share of Unicorp Common Stock will entitle the holder thereof to one vote on all matters that come before the Special Meeting. Approval of the Merger will require the affirmative vote of the holders of two-thirds of the issued and outstanding shares of Unicorp Common Stock, in person or by proxy, at the Special Meeting.

      THE  BOARD  OF  DIRECTORS UNANIMOUSLY RECOMMENDS  THAT
HOLDERS  OF UNICORP COMMON STOCK VOTE "FOR" THE APPROVAL  OF
THE AGREEMENT AND THE MERGER.

      Whether you intend to attend the Special Meeting, and regardless of the number of shares you own, your vote is important. Please take a moment to complete, date and sign the enclosed proxy card. Your proxy may be revoked by notice to the Secretary of Unicorp prior to the date of the Special Meeting, by attending the Special Meeting or by executing and delivering a later dated proxy to the Secretary prior to the Special Meeting.

                         By Order of the Board of Directors,


                         Shirley Hall
                         Secretary




                          PROXY STATEMENT


                   UNICORP BANCSHARES-TEXAS, INC.
                  SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON NOVEMBER 5, 1997


                            PROSPECTUS

                       HIBERNIA CORPORATION

                        2,233,389 SHARES OF
                        CLASS A COMMON STOCK
                           (NO PAR VALUE)


      This Proxy Statement-Prospectus is being furnished to the holders of common stock, par value $1.00 per share (the "Unicorp Common Stock"), of Unicorp Bancshares-Texas, Inc., a Texas corporation ("Unicorp"), in connection with the solicitation of proxies by the Board of Directors of Unicorp for use at a special meeting of shareholders (the "Special Meeting") to be held at 10:00 a.m., local time, on November 5, 1997, at the office of Unicorp (which is the main office of OrangeBank), 302 N. 5th Street, Orange, Texas 77630-5707, and at any adjournments or postponements thereof.

      At the Special Meeting, the holders of record of Unicorp Common Stock as of the close of business on September 30, 1997 (the "Record Date") will consider and vote upon a proposal to approve (a) the Amended and Restated Agreement and Plan of Merger effective as of May 28, 1997 (the
"Agreement")   between  Unicorp  and  Hibernia   Corporation
("Hibernia") pursuant to which (i) Unicorp will be merged (the "Merger") into Hibernia and Hibernia will be the corporation surviving the Merger and (ii) each outstanding share of Unicorp Common Stock, except for shares of Unicorp Common Stock owned by Hibernia or its subsidiaries and shares as to which dissenters' rights have been exercised and perfected under Texas law, will be converted into 1.6 shares of common stock, no par value, of Hibernia ("Hibernia Common Stock"), and (b) the Merger. Cash will be paid to
holders   of  Unicorp  Common  Stock  in  lieu  of   issuing
fractional  shares.   For a description  of  the  Agreement,
which is included in its entirety as Appendix A to this Proxy Statement-Prospectus, see "PROPOSED MERGER."

      This Proxy Statement-Prospectus also constitutes a prospectus of Hibernia with respect to the shares of Hibernia Common Stock to be issued pursuant to the Agreement if the Merger is consummated. See "PROPOSED MERGER -- Terms of the Merger."

      The outstanding shares of Hibernia Common Stock are listed on the New York Stock Exchange, Inc. (the "NYSE"). The last reported sale price of Hibernia Common Stock on the NYSE Composite Transactions Reporting System on September 30, 1997 was $17.1875 per share.

      This Proxy Statement-Prospectus and the accompanying proxy card are first being mailed to shareholders of Unicorp on or about October 6, 1997.

      No person is authorized to give any information or to make any representations other than those contained in this Proxy Statement-Prospectus, and, if given or made, such information or representation may not be relied upon as having been made by Hibernia or Unicorp.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE SHARES OF HIBERNIA COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
FEDERAL   DEPOSIT  INSURANCE  CORPORATION   OR   ANY   OTHER
GOVERNMENTAL AGENCY.

The  date  of  this Proxy Statement-Prospectus is October 6,
1997.



                           TABLE OF CONTENTS


                                                           Page
INTRODUCTION............................................... 1
AVAILABLE INFORMATION...................................... 1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............ 2
THE PARTIES TO THE MERGER.................................. 3
     Hibernia.............................................. 3
     Unicorp............................................... 7
     Pro Forma Combined Selected Financial Date
       (Unaudited).........................................11
     Comparative Per Share Information (Unaudited).........13
SUMMARY....................................................15
     The Proposed Merger...................................15
     Management and Operations After the Merger............15
     Recommendation of the Board of Directors..............15
     Basis for the Terms of the Merger.....................16
     Advice and Opinion of Financial Advisor...............16
     Votes Required........................................16
     Conditions; Abandonment; Amendment....................17
     Interests of Certain Persons in the Merger............17
     Employee Benefits.....................................18
     Material Tax Consequences.............................18
     Dissenters' Rights....................................19
     Differences in Shareholders' Rights...................19
     Accounting Treatment..................................19
     Other and Recent Pending Merger Transactions
        for Hibernia.......................................19
MEETING INFORMATION........................................20
     Solicitation and Revocation of Proxies................20
     Vote Required.........................................21
     Recommendation........................................22
PROPOSED MERGER............................................22
     General...............................................22
     Background of and Reasons for the Merger..............22
     Terms of the Merger...................................24
     Opinion of Financial Advisor..........................25
     Closing Date and Effective Date of the Merger.........29
     Employee Benefits.....................................30
     Surrender and Exchange of Stock Certificates..........31
     Expenses..............................................32
     Representations and Warranties;
       Conditions to the Merger; Waiver....................32
     Regulatory and Other Approvals........................33
     Business Pending the Merger...........................34
     Termination...........................................34
     Management and Operations After the Merger............35
     Certain Differences in Rights of Shareholders.........36
     Interests of Certain Persons in the Merger............40
     Material Tax Consequences.............................41
     Resale of Hibernia Common Stock.......................42
     Rights of Dissenting Shareholders.....................43
     Accounting Treatment..................................46
CERTAIN REGULATORY CONSIDERATIONS..........................47
PRO FORMA FINANCIAL INFORMATION............................49
CERTAIN INFORMATION CONCERNING UNICORP.....................61
UNICORP QUARTERLY FINANCIAL STATEMENTS
    (Unaudited) for the period ended June 30, 1997.........73
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATION
    Condition and Results of Operation
    June 30, 1997 and 1996................................78
UNICORP FINANCIAL STATEMENTS (AUDITED) FOR THE YEARS
  ENDED DECEMBER 31, 1996 AND 1995........................85
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS OF UNICORP BANCSHARES-TEXAS, INC. FOR THE YEARS ENDED
  DECEMBER 31, 1996 AND DECEMBER 31, 1997................105
RELATIONSHIP WITH INDEPENDENT AUDITORS....................
VALIDITY OF SHARES........................................
EXPERTS...................................................
UNICORP CONSOLIDATED FINANCIAL INFORMATION................

APPENDIX A    --    AGREEMENT AND PLAN OF MERGER
APPENDIX B    --    OPINION OF FIRST CAPITAL GROUP, L.L.C.
APPENDIX C    --    SELECTED PROVISIONS OF THE TEXAS BUSINESS
                      CORPORATION ACT RELATING TO RIGHTS OF
                      DISSENTING SHAREHOLDERS
APPENDIX D    --    OPINION OF ERNST & YOUNG LLP REGARDING CERTAIN
                      TAX MATTERS





                            INTRODUCTION

      If the shareholders of Unicorp approve the Agreement and the Merger, Unicorp will be merged into Hibernia, and Hibernia will be the corporation surviving the Merger. If the Merger is completed, shareholders of Unicorp (except for shareholders who exercise and perfect their dissenters' rights under Texas law) will receive 1.6 shares of Hibernia Common Stock for each share of Unicorp Common Stock they own at the time the Merger is effective. Shareholders of Unicorp will be paid cash in lieu of any fractional shares of Hibernia Common Stock to which they may otherwise be entitled. See "PROPOSED MERGER -- Terms of the Merger." This Registration Statement relates to 2,233,389 shares of Hibernia Common Stock, which is the maximum number of shares of Hibernia Common Stock that Hibernia will issue to the shareholders of Unicorp in connection with the Merger.

      Shareholders of Unicorp will be asked to approve the Agreement and the Merger at a Special Meeting to be held on November 5, 1997. The proxy statement relating to such Special Meeting is included in this Proxy Statement-Prospectus.

      The  terms  of the Merger are described in this  Proxy
Statement-Prospectus (see "Proposed Merger"), and a copy  of
the   Agreement  is  attached  hereto  as  Appendix  A   for
reference.

                        AVAILABLE INFORMATION

      Hibernia is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web Site that contains reports, proxy and information statements and other information and the address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning Hibernia may be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, on which the shares of Hibernia Common Stock are listed.

      Hibernia has filed with the Commission a registration statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Hibernia Common Stock offered hereby. This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to Hibernia and the Hibernia Common Stock offered hereby, reference is hereby made to the Registration Statement. Statements contained in this Proxy Statement-Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, at the offices of the Commission and the NYSE, as set forth above.

      All information contained in this Proxy Statement-Prospectus relating to Hibernia and its subsidiaries has been supplied by Hibernia, and all information relating to Unicorp and its subsidiaries has been supplied by Unicorp.

   INCORPORATION   OF  CERTAIN   DOCUMENTS   BY    REFERENCE

      Incorporated by reference in this Proxy Statement-Prospectus are the following documents filed by Hibernia with the Commission pursuant to the Exchange Act:
Hibernia's (1) Annual Report on Form 10-K for the year ended December 31, 1996, (2) definitive Proxy Statement dated March 19, 1997 relating to its 1997 Annual Meeting of Shareholders held on April 29, 1997 except for the information contained therein under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "Executive Compensation -- Stock Performance Graph", which are expressly excluded from incorporation in this Registration Statement, (3) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1997, (4) the Description of Capital Stock included in its Current Report on Form 8-K dated November 2, 1994, and (5) Current Reports on Form 8-K dated July 1, July 28, and September 22, 1997.

      All documents subsequently filed by Hibernia with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the termination of the offering of Hibernia Common Stock made hereby will be deemed to be incorporated by reference in this Proxy Statement-Prospectus and to be a part hereof from the date such documents are filed, except that any and all information included in any proxy statement filed by Hibernia under the headings "Executive Compensation -- Report of the Executive Compensation Committee" and "Executive Compensation -- Stock Performance Graph" are hereby expressly excluded from such incorporation by reference. No statement made herein will be deemed to modify or supersede any statement contained in a document incorporated or deemed to be incorporated by reference. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

      Hibernia will provide, without charge, to each person, including any beneficial owner, to whom this Proxy Statement-Prospectus is delivered, at the written or oral request of any such person, a copy of any or all of the information incorporated herein by reference other than exhibits to such
information   (unless   such   exhibits   are   specifically
incorporated  by reference into such information).   Written
or oral requests should be directed to Hibernia Corporation,
313   Carondelet  Street,  New  Orleans,  Louisiana   70130,
Attention:   Assistant Secretary, Telephone (504)  533-3411.
To ensure timely delivery, any request should be made before October 31, 1997.



                     THE PARTIES TO THE MERGER

Hibernia

      Hibernia is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended ("BHCA"). As of June 30, 1997, Hibernia had total consolidated assets of approximately $9.7 billion and shareholders' equity of approximately $970 million. As of June 30, 1997, Hibernia was ranked, on the basis of total assets, as the second largest bank holding company headquartered in Louisiana.

       As of June 30, 1997, Hibernia had two banking subsidiaries, Hibernia National Bank ("HNB"), that provides retail and commercial banking services through approximately 202 banking offices throughout Louisiana, and Hibernia National Bank of Texas ("HNBT"), that provides retail and commercial banking services through approximately 10 banking offices in two Texas counties. As of June 30, 1997, HNB was the largest bank headquartered in Louisiana.

      From time to time, Hibernia investigates and holds discussions and negotiations in connection with possible mergers or similar transactions with other financial institutions. At the date hereof, Hibernia has entered into three definitive merger agreements with financial institutions other than Unicorp. See "Summary -- Other Pending Merger Transactions for Hibernia". Hibernia expects to pursue other possible acquisition opportunities and intends to continue to pursue such opportunities in the near future when available and feasible in the light of Hibernia's business and strategic plans. Although it is anticipated that such transactions may be entered into both before and after the Merger, there can be no assurance as to when or if, or the terms upon which, such transactions may be pursued or consummated. If required under applicable law, any such transactions would be subject to regulatory approval and the approval of shareholders of the acquired institution.

     The principal executive offices of Hibernia are located at 313 Carondelet Street, New Orleans, Louisiana 70130, and its telephone number is (504) 533-5532. For additional information concerning the business and financial condition of Hibernia, reference is made to the Hibernia reports incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

Selected Financial Data. The closing market price per share of Hibernia Common Stock on the NYSE on May 27, 1997, the business day prior to the announcement of the proposed Merger was $13.00. There can be no assurance of the market price of Hibernia Common Stock on the Closing Date.

         The following table sets forth certain consolidated financial information for Hibernia. This information is based on the consolidated financial statements and related notes of Hibernia contained in (i) its Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) its Quarterly Report on Form 10-Q for June 30, 1997. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".


HIBERNIA CORPORATION
SELECTED FINANCIAL INFORMATION

                                                                   Year Ended December 31                  6 Months Ended June 30
------------------------------------------------------------------------------------------------------------------------------------
Unaudited ($ in thousands, except per share amounts)
                                             1996         1995         1994         1993         1992         1997         1996
------------------------------------------------------------------------------------------------------------------------------------

Net interest income ................   $  366,217   $  320,756   $  301,116   $  295,990   $  293,134   $  203,123   $  175,194
Income from continuing operations ..      109,950      128,885      101,460       72,708       12,750       63,549       54,445
Per common share:
   Income from continuing operations         0.85         1.02         0.80         0.57         0.17         0.47         0.43
   Cash dividends ..................         0.29         0.25         0.19         0.03            -         0.16         0.14
   Book value ......................         6.58         6.07         4.99         4.67         4.73         6.84         6.18


SELECTED PERIOD-END BALANCES

Debt ...............................       51,349       34,361       21,012       39,198       39,071        7,028       26,842
Total assets .......................    9,306,796    7,755,719    7,294,469    7,119,012    6,970,946    9,673,268    7,855,221

Unicorp

      Unicorp is a Texas corporation and a registered bank holding company under the BHCA which owns all of the issued and outstanding shares of stock of Unicorp Bancshares-Delaware, Inc., a Delaware Corporation and a registered bank holding company under the BHCA ("UB-Delaware"). UB-Delaware owns all of the outstanding stock of OrangeBank, a Texas banking corporation (the "Bank"). As of June 30, 1997, Unicorp had total consolidated assets of $115 million and shareholders' equity of $8 million. The Bank has three (3) offices in Orange County, Texas. The Bank engages in retail and commercial banking services, including taking deposits and extending secured and unsecured credit.

     The principal offices of Unicorp are located at 302 N. 5th Street, Orange, Texas 77630-5707 and its telephone number is (409) 886-7424. For additional information concerning the business of Unicorp and its financial condition, see "CERTAIN INFORMATION CONCERNING UNICORP", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UNICORP" and "UNICORP CONSOLIDATED FINANCIAL INFORMATION."

Selected Financial Data of Unicorp

         The following selected financial information of Unicorp with respect to each year in the five-year period ended December 31, 1996 and the six-month periods ended June 30, 1997 and 1996 has been derived from the consolidated financial statements of Unicorp. The information set forth below should be read in conjunction with Unicorp's financial statements, the notes thereto, and Unicorp's Management's Discussion and Analysis of Financial Condition and Results of Operations for the years ended December 31, 1996 and 1995 and the six-month periods ended June 30, 1997 and 1996 appearing elsewhere in this Proxy Statement - Prospectus.

UNICORP BANCSHARES - TEXAS, INC.
SELECTED FINANCIAL INFORMATION

                                                           Year Ended December 31                   6 Months Ended June 30
------------------------------------------------------------------------------------------------------------------------------
Unaudited ($ in thousands, except per share amounts)
                                            1996        1995        1994        1993        1992        1997        1996
------------------------------------------------------------------------------------------------------------------------------
Net interest income ................     $ 5,313     $ 4,007     $ 3,628     $ 3,210     $ 3,282     $ 3,028     $ 2,279
Income from continuing operations ..       2,101       1,714       1,323       1,373       1,158       1,003         852
Per common share:
   Income from continuing operations        1.51        1.23        0.95        0.98        0.83        0.72        0.61
   Cash dividends ..................        0.60        0.84        0.56        0.69        0.80        0.30        0.30
   Book value ......................        5.56        4.66        3.79        3.73        3.43        5.94        4.86


SELECTED PERIOD-END BALANCES

Debt ...............................       3,311           -           -           -           -       3,115       3,500
Total assets .......................     117,533      78,185      75,818      67,216      57,871     115,345     117,193



UNICORP BANCSHARES-TEXAS, INC.

QUARTERLY INCOME RESULTS
------------------------------------------------------------------------------------------------------------
Unaudited ($ in thousands, except per share amounts)


-----------------------------------------------------------------
                                  3/31/97              6/30/97
-----------------------------------------------------------------
Interest income ....               $2,212               $2,234
Net interest income                 1,500                1,528
Net income .........                  501                  502
Net income per share                 0.36                 0.36



------------------------------------------------------------------------------------------------------------
                                  3/31/96              6/30/96              9/30/96             12/31/96
------------------------------------------------------------------------------------------------------------
Interest income ....               $1,523               $1,737               $2,219               $2,196
Net interest income                 1,073                1,206                1,501                1,533
Net income .........                  410                  442                  592                  657
Net income per share                 0.29                 0.32                 0.42                 0.47



------------------------------------------------------------------------------------------------------------
                                  3/31/95              6/30/95              9/30/95             12/31/95
------------------------------------------------------------------------------------------------------------
Interest income ....               $1,386               $1,448               $1,447               $1,484
Net interest income                   964                1,000                1,006                1,037
Net income .........                  517                  373                  393                  431
Net income per share                 0.37                 0.27                 0.28                 0.31

Pro Forma Combined Selected Financial Data (Unaudited)

         The following table sets forth certain unaudited pro forma combined selected financial information for Hibernia, after giving effect to the merger with Unicorp. The pro forma information, which reflects the Merger using the pooling-of-interests method of accounting, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the Merger been consummated at the beginning of the periods indicated or that may be obtained in the future.
See "Pro Forma Financial Information" contained elsewhere herein.

PRO FORMA HIBERNIA CORPORATION*
PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION


                                                       Year Ended December 31                 6 Months Ended June 30
--------------------------------------------------------------------------------------------------------------------------
Unaudited ($ in thousands, except per share amounts)
                                                1996            1995            1994            1997            1996
--------------------------------------------------------------------------------------------------------------------------
Net interest income ................       $ 371,530       $ 324,763       $ 304,744       $ 206,151       $ 177,473
Income from continuing operations ..         112,051         130,599         102,783          64,552          55,297
Per common share:
   Income from continuing operations            0.86            1.01            0.79            0.47            0.43
   Cash dividends ..................            0.29            0.25            0.19            0.16            0.14
   Book value ......................            6.52            6.02            4.94            6.79            6.12


SELECTED PERIOD-END BALANCES

Debt ...............................          54,660          34,361          21,012           7,028          30,342
Total assets .......................       9,424,329       7,833,904       7,370,287       9,785,478       7,972,414
---------------
*  Includes Hibernia Corporation and Unicorp Bancshares - Texas, Inc.

Comparative Per Share Information (Unaudited)

         The following table sets forth for Hibernia Common Stock and Unicorp Common Stock certain unaudited pro forma combined and unaudited pro forma equivalent per share financial information for the six-month periods ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994. Information under the column titled "Hibernia Corporation" is based on (i) Hibernia's Annual Report on Form 10-K for the year ended December 31, 1996 and
(ii) Hibernia's Quarterly Report on Form 10-Q for the six-month period ended June 30, 1997. Information under the column titled "Unicorp Bancshares - Texas, Inc." is based on, and should be read in conjunction with, the historical financial statements and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations of Unicorp contained elsewhere in this Proxy Statement - Prospectus.

         Information under the column entitled "Pro Forma Hibernia Corporation (with Unicorp Bancshares - Texas, Inc.)" is based upon the pro forma financial statements and related notes contained elsewhere herein. Such pro forma combined information, which reflects the Merger, is presented for informational purposes only and should not be construed as indicative of the actual operations that would have occurred had the Merger been consummated at the beginning of the periods indicated or that may be obtained in the future. The pro forma combined information gives effect to the issuance, in each of the periods presented, of
1.6 shares of Hibernia Common Stock for each outstanding share of Unicorp Common Stock. The pro forma combined information assumes the Average Market Price of Hibernia Common Stock will be $16.75 per share. See "PROPOSED MERGER -- Terms of the Merger."

         The information under the column entitled "Unicorp Bancshares - Texas, Inc. Pro Forma Equivalent" is derived by multiplying the amounts contained in the column titled "Pro Forma Hibernia Corporation (with Unicorp Bancshares - Texas, Inc.)" by the Exchange Rate (as defined in the Merger Agreement) of 1.6. See "PROPOSED MERGER -- Terms of the Merger."

HIBERNIA CORPORATION AND UNICORP BANCSHARES - TEXAS, INC.

COMPARATIVE PER SHARE INFORMATION
--------------------------------------------------------------------------------
Unaudited
                                                                   PRO FORMA
                                                     HIBERNIA        UNICORP
                                                  CORPORATION    BANCSHARES -
                                      UNICORP    (WITH UNICORP    TEXAS, INC.
                        HIBERNIA    BANCSHARES-   BANCSHARES -      PRO FORMA
                     CORPORATION    TEXAS, INC.   TEXAS, INC.)     EQUIVALENT
--------------------------------------------------------------------------------
Per Common Share:
Income from continuing operations:
   For the six months ended June 30,
         1997          $   0.47       $   0.72       $   0.47       $   0.75
         1996              0.43           0.61           0.43       $   0.69
   For the year ended December 31,
         1996          $   0.85       $   1.51       $   0.86       $   1.38
         1995              1.02           1.23           1.01       $   1.62
         1994              0.80           0.95           0.79       $   1.26

Cash dividends:
   For the six months ended June 30,
         1997          $   0.16       $   0.30       $   0.16       $   0.26
         1996              0.14           0.30           0.14       $   0.22
   For the year ended December 31,
         1996          $   0.29       $   0.60       $   0.29       $   0.46
         1995              0.25           0.84           0.25       $   0.40
         1994              0.19           0.56           0.19       $   0.30

Book Value:
At June 30, 1997 ...   $   6.84       $   5.94       $   6.79       $   10.86
At December 31, 1996       6.58           5.56           6.52       $   10.43





                              SUMMARY

     This summary is necessarily general and abbreviated and has been prepared to assist shareholders of Unicorp in their review of this Proxy Statement-Prospectus. This summary is not intended to be a complete explanation of the matters covered in this Proxy Statement-Prospectus and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference. Shareholders of Unicorp are urged to read all of those documents in their entirety prior to the Special Meeting.

The Proposed Merger

     The shareholders of Unicorp will consider and vote upon the Agreement and the Merger at the Special Meeting. If the shareholders of Unicorp approve the Agreement and the Merger and the other conditions to completing the Merger are satisfied (see "PROPOSED MERGER -- Representations and Warranties; Conditions to the Merger; Waiver"), the Merger will be consummated on a date thereafter chosen by the parties (the "Effective Date"). Shareholders of Unicorp, other than shareholders of Unicorp who exercise and perfect dissenters' rights under Texas law, will receive 1.6 shares of Hibernia Common Stock in exchange for each share of Unicorp Common Stock they own (the "Exchange Rate"). Unicorp shareholders will also be paid cash in lieu of any fractional share of Hibernia Common Stock to which they may otherwise be entitled.

Management and Operations After the Merger

      Unicorp, UB-Delaware and the Bank will cease to exist after the Merger. The business of the Bank will be conducted through HNBT after the merger. The Boards of Directors of Hibernia and HNBT following the Merger will consist of those persons serving as directors immediately prior to the Merger.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS OF UNICORP ("UNICORP BOARD") HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE MERGER, BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF THE SHAREHOLDERS OF UNICORP AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
MERGER   AND   THE   RELATED   AGREEMENT.    (See   "MEETING
INFORMATION.") The Unicorp Board has received from First Capital Group, L.L.C. (the "Advisor") an opinion that the
consideration to be received by the   holders   of   Unicorp
Common Stock in connection with the Merger is fair,   from a
financial  point  of view,  to the shareholders of Unicorp.
See "PROPOSED MERGER--   Opinion  of  Financial    Advisor."
The  Unicorp  Board believes  that the Merger   will provide
significant  value  to   all   Unicorp   shareholders.    In
recommending the Merger to the shareholders,    the  Unicorp
Board  considered,  among  other factors, the financial terms
of  the  Merger,   the  liquidity  it  will  afford Unicorp's
shareholders  and  the  business earnings and potential   for
future growth of Unicorp and Hibernia. See "PROPOSED MERGER -- Background of and Reasons for the Merger."

Basis for the Terms of the Merger

      A number of factors were considered by the Unicorp Board in approving the terms of the Merger, including, without limitation, information concerning the financial condition, results of operations and prospects of Hibernia, Unicorp, HNB, HNBT, and the Bank; the ability of Unicorp to compete in its relevant banking markets and to face additional competitive pressures due to changes in the regulatory environment; the market price of Hibernia Common Stock; the absence of an active trading market for Unicorp
Common Stock; the consideration to be received by Unicorp shareholders in relation to Unicorp's earnings and book value; the anticipated tax-free nature of the Merger to Unicorp's shareholders for federal income tax purposes; and the financial terms of other recent business combinations in the banking industry. See "PROPOSED MERGER -- Background of and Reasons for the Merger."

Advice and Opinion of Financial Advisor

      The  Advisor has rendered an opinion to Unicorp  that,
based  on  and  subject  to  the  procedures,  matters   and
limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion,
the   consideration to be received by the holders of Unicorp
Common Stock in connection with the Merger is fair,   from a
financial  point  of  view,  to  the shareholders of Unicorp.
The Advisor's opinion is   attached  as  Appendix B to  this
Proxy  Statement-Prospectus.  Shareholders are urged to read
the   opinion   in  its   entirety  for a description of the
procedures  followed, matters   considered, and  limitations
on   the   reviews undertaken in connection therewith.   See
"PROPOSED MERGER -- Opinion of Financial Advisor."

Votes Required

     Approval of the Merger requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of Unicorp Common Stock, in person or by proxy, at the Special Meeting. (See "MEETING INFORMATION.") The Unicorp Board has fixed the close of business on September 30, 1997 as the record date (the "Record Date") for determining the shareholders entitled to receive notice of, and to vote at, the Special Meeting. Directors and executive officers of Unicorp and certain members of their families from whom Hibernia has received commitments to vote in favor of the Merger own 1,063,185 shares of Unicorp Common Stock, representing 76.17% of the Unicorp Common Stock issued and outstanding as of the Record Date. See "CERTAIN INFORMATION CONCERNING UNICORP -- Ownership of Management." Subject to the fairness opinion from the Advisor having not been withdrawn, the holders of those shares have agreed to vote the stock for which they have voting power in favor of approval of the Merger and the Agreement at any meeting of Unicorp's shareholders held before March 31, 1998 at which the Merger is considered, unless the fairness opinion from the Advisor is withdrawn or they are legally required to abstain from voting or to vote against the Merger and the Agreement in order to fulfill their fiduciary duties in the opinion of their counsel. In the absence of those circumstances, approval of the Merger and the Agreement is assured. See "MEETING INFORMATION" and "CERTAIN INFORMATION CONCERNING UNICORP -- Ownership of Management." Approval of the Merger by shareholders of Hibernia is not required under the laws of the State of Louisiana.

Conditions; Abandonment; Amendment

       Consummation of the Merger is subject to the satisfaction of a number of conditions, including, among others, approval of the Agreement by the required vote of the shareholders of Unicorp , approval of the proposed transaction by the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), and the exercise and perfection of dissenters' rights pursuant to Texas law by shareholders of Unicorp holding in the aggregate no more than 10% of the Unicorp Common Stock outstanding on the Closing Date. Applicable law provides that the Merger may not be consummated until at least 15, and the Federal Reserve Board requires that the Merger be consummated no more than 90, days after approval of the Federal Reserve Board is obtained. See "PROPOSED MERGER -- Representations and Warranties; Conditions to the Merger; Waiver" and "PROPOSED MERGER -- Regulatory and Other Approvals."

      Substantially all of the conditions to consummation of the Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement of the parties, except that no such waiver, amendment or supplement executed after approval of the Agreement by Unicorp's shareholders may reduce the ratio of Hibernia Common Stock to Unicorp Common Stock to be issued in the Merger. Any other material change to the Agreement after the date of the Special Meeting would require, however, a resolicitation of Unicorp's shareholders for the purpose of voting on the transaction as amended. In addition, the Agreement may be terminated, either before or after shareholder approval, under certain circumstances. See "PROPOSED MERGER -- Representations and Warranties; Conditions to the Merger; Waiver" and "PROPOSED MERGER -- Effective Date of the Merger; Termination."

Interests of Certain Persons in the Merger

      The executive officers of Unicorp and members of the Unicorp Board have interests in the Merger that are in addition to their interests as shareholders of Unicorp. These benefits include, among others, the continuation of certain employee benefits generally, provisions in the Agreement relating to the indemnification of officers, directors and employees of Unicorp for certain liabilities up to certain aggregate limitations and payments to be received by executive officers pursuant to agreements with Unicorp. See "PROPOSED MERGER -- Employee Benefits" and -- "Interests of Certain Persons in the Merger."

Employee Benefits

      Hibernia has agreed as part of the Agreement that it will offer to all former employees of Unicorp and/or the Bank who become employees of Hibernia or its subsidiaries the same employee benefits as those offered by Hibernia, HNB, and HNBT to their employees, except that former employees of Unicorp will not be required to wait for any period in order to be eligible to participate in Hibernia's flexible benefits plan (including its medical and dental coverage). Hibernia will also give Unicorp employees full credit for their years of service (for both eligibility and vesting) with Unicorp for purposes of Hibernia's 401(k) plan, the Retirement Security Plan and Hibernia's Employee Stock Ownership Plan ("ESOP") to the extent permitted under the terms of those plans. Hibernia has also agreed to pay or provide certain other benefits. See "PROPOSED MERGER--- Employee Benefits."

Material Tax Consequences

      It is a condition to consummation of the Merger that the parties receive an opinion of counsel of a nationally recognized public accounting firm to the effect that (i) the Merger, when consummated in accordance with the terms of the Merger Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the exchange of Unicorp Common Stock, to the extent exchanged for Hibernia Common Stock, will not give rise to a gain or loss to the shareholders of Unicorp with respect to such exchange, (iii) the basis of Hibernia Common Stock to be received by the holders of Unicorp Common Stock will be, in each instance, the same as the basis of their stock surrendered in exchange therefor, decreased by the amount of cash received, if any, and increased by the amount of gain, if any, recognized in the exchange, and (iv) the holding period of the Hibernia Common Stock to be received by the holders of Unicorp Common Stock in the transaction will include in each instance the period during which the Unicorp Common Stock surrendered in exchange therefor is held as a capital asset on the date of surrender. The parties have received an opinion from Ernst & Young LLP, certified public accountants, who serve as independent auditors for Hibernia, to these effects. A copy of such opinion is attached hereto as Appendix D. See "PROPOSED MERGER -- Material Tax Consequences."

     Because of the complexities of the tax laws and because the tax consequences may vary depending upon a holder's individual circumstances or tax status, it is recommended that each shareholder of Unicorp consult his, her, or its tax advisor concerning the federal (and any applicable state, local or other) tax consequences of the Merger to him, her or it.

Dissenters' Rights

      Each holder of Unicorp Common Stock who objects to the Merger and perfects his or her rights to dissent from the Merger in accordance with the Texas Business Corporation Act ("TBCA") is entitled to the rights and remedies of dissenting shareholders provided in the TBCA, Articles 5.11, 5.12, and 5.13, copies of which are attached hereto as Appendix C. However, if dissenters' rights are exercised and perfected with respect to 10% or more of the outstanding shares of Unicorp Common Stock, Hibernia may abandon the Merger. In addition, dissenting shareholders may receive value for their shares that is more or less than, or equal to, the value received by other shareholders in the Merger. See "PROPOSED MERGER -- Rights of Dissenting Shareholders."

Differences in Shareholders' Rights

      Shareholders of Unicorp, to the extent they receive shares of Hibernia Common Stock in the Merger, will become shareholders of Hibernia and their rights as such will be governed by Hibernia's Articles of Incorporation and By-Laws and the laws of the State of Louisiana. The rights of shareholders of Hibernia are different in certain respects from the rights of shareholders of Unicorp. See "PROPOSED MERGER -- Certain Differences in Rights of Shareholders."

Accounting Treatment

      The parties intend the Merger to be treated as a pooling of interests for financial accounting purposes. If, among other things, holders of more than 10% of the outstanding shares of Unicorp Common Stock exercise and perfect dissenters' rights, the Merger will not qualify for pooling-of-interests accounting treatment, and Hibernia will not be obligated to complete the Merger. See "PROPOSED MERGER -- Accounting Treatment."

Other Pending and Recent  Merger Transactions for Hibernia

      On August 31, 1997, Hibernia completed a merger with Executive Bancshares, Inc. ("Executive") and its wholly-owned subsidiaries, The First National Bank of Paris and Collin County National Bank. As of June 30, 1997, Executive
had   total   consolidated   assets  of  $138  million  and
shareholders' equity of $8  million.     On  June 26, 1997,
Hibernia announced a definitive agreement  to  merge   with
Northwest  Bancshares  of   Louisiana,   Inc. ("Northwest")
and  its  wholly  owned  subsidiary,   First National  Bank
in  Mansfield.    As of June 30, 1997, Northwest had  total
consolidated assets of $105 million and shareholders' equity of $12 million. Also, on July 16, 1997, Hibernia announced a definitive agreement to merge with ArgentBank. As of June 30, 1997, ArgentBank reported total consolidated assets of $760 million and shareholders' equity of $81.3
million.    Hibernia   expects   to   issue   a maximum  of
approximately 16.6 million shares of its  Common  Stock  in
the  aggregate  in  these  three  mergers,   each  of which
Hibernia expects to account for as poolings of interests. Shareholders of Unicorp will not be entitled to vote on any of the mergers with Executive, Northwest, or ArgentBank. The merger with Executive did not, and the mergers with Northwest and ArgentBank, if completed, will not, have a material impact on Hibernia's assets, liabilities, financial condition or results of operations. The mergers with Northwest and ArgentBank are subject to terms and conditions similar or identical to those applicable to the Merger and may be completed or abandoned before or after completion of the Merger.

                       MEETING INFORMATION

     This Proxy Statement-Prospectus is furnished in connection with the solicitation of proxies by the Unicorp Board for use at the Special Meeting. Each copy of this Proxy Statement-Prospectus mailed to holders of Unicorp Common Stock is accompanied by a proxy card furnished in connection with the Unicorp Board's solicitation of proxies for use at the Special Meeting and at any adjournment thereof. The Special Meeting is scheduled to be held at 10:00 a.m., Central daylight time, on Wednesday, November 5, 1997, at the main office of Unicorp (which is the main office of the Bank), 302 N. 5th Street, Orange, Texas. Only holders of record of Unicorp Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting, shareholders will consider and vote upon (a) a proposal to approve the Agreement and the Merger, and (b) such other matters as may properly be brought before the Special Meeting or any adjournment thereof.

HOLDERS  OF UNICORP COMMON STOCK ARE REQUESTED TO  COMPLETE,
DATE  AND  SIGN  THE ACCOMPANYING PROXY CARD AND  RETURN  IT
PROMPTLY IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

Solicitation and Revocation of Proxies

     Any holder of Unicorp Common Stock who has delivered a proxy may revoke it any time before it is voted by attending the Special Meeting and voting in person, or by giving notice of revocation in writing to the Secretary of Unicorp prior to the date of the Special Meeting or submitting a signed proxy card bearing a later date before the Special Meeting. The shares of Unicorp Common Stock represented by properly executed proxy cards received at or prior to the Special Meeting and not subsequently revoked will be voted as directed by the shareholders submitting such proxies. If contrary instructions are not given on a proxy card, such executed proxy cards received by Unicorp will be voted FOR approval of the Agreement and the Merger. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the proxy card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment. The Unicorp Board is unaware of any matter to be presented at the Special Meeting other than the proposal to approve the Merger and the Agreement.

     The cost of soliciting proxies from shareholders of Unicorp, including expenses incurred in preparing, assembling and mailing this Proxy Statement-Prospectus, will be borne by Unicorp, except that Hibernia will bear all expenses incurred in printing this Proxy Statement-Prospectus. Such solicitation will be made by mail but also may be made by telephone or other means of telecommunications or in person by the directors, officers and employees of Unicorp (who will receive no additional compensation for doing so).

     UNICORP  SHAREHOLDERS  SHOULD  NOT  FORWARD  ANY  STOCK
CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS APPROVED, SHAREHOLDERS WILL RECEIVE INSTRUCTIONS REGARDING THE EXCHANGE OF THEIR STOCK CERTIFICATES AFTER THE MERGER HAS BEEN COMPLETED.

Vote Required

     Approval of the Agreement requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of Unicorp Common Stock, in person or by proxy, at the Special Meeting. The Unicorp Board has fixed the close of business on September 30, 1997, as the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 1,395,868 shares of Unicorp Common Stock outstanding and entitled to vote at the Special Meeting, with each share being entitled to one vote.

     A majority of the outstanding shares of Unicorp Common Stock constitutes a quorum for purposes of the Special Meeting. An abstention will be considered present for quorum purposes, but will have the same effect as a vote against the proposal to be considered at the Special Meeting. A broker non-vote will not count for quorum or voting purposes because brokers will not have discretionary authority to vote with respect to the proposal and, therefore, a broker non-vote will have no effect on the vote on the proposal.

     As of the Record Date, the directors and executive officers of Unicorp and certain members of their families beneficially owned a total of 1,063,185 shares, or approximately 76.17% of the outstanding shares, of Unicorp Common Stock. The holders of these shares have agreed to vote the stock in favor of the Merger and the related Agreement, unless the fairness opinion from the Advisor is withdrawn or they are legally required to abstain from voting or to vote against the Merger and the Agreement in order to fulfill their fiduciary duties in the opinion of their counsel. Consequently, in the absence of such circumstances, approval of the Merger and the Agreement is assured.

Recommendation

     For the reasons described below, the Unicorp Board has unanimously approved the Agreement, believes the Merger is in the best interests of Unicorp and its shareholders and recommends that holders of Unicorp Common Stock vote FOR approval of the Agreement and Merger. In making its recommendation to shareholders, the Unicorp Board considered, among other things, the opinion of the Advisor that the consideration to be received by the holders of Unicorp Common Stock pursuant to the Merger is fair to such shareholders from a financial point of view. See "Background of and Reasons for the Merger" and "Opinion of Financial Advisor" under "PROPOSED MERGER", below.

                          PROPOSED MERGER

       This section of the Proxy Statement-Prospectus describes certain aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Appendix A to this Proxy Statement-Prospectus and is incorporated herein by reference. All shareholders are urged to read the Agreement carefully and in its entirety.

General

      If the shareholders of Unicorp approve the Agreement and the Merger and the other conditions to the consummation of the Merger are satisfied, Unicorp will be merged with and into Hibernia. At that time, the separate existence of Unicorp will cease. UB-Delaware will also be merged with and into Hibernia, and its separate existence will cease at that time. Simultaneously with the Merger and the Merger of UB-Delaware into Hibernia, the Bank will be merged into HNBT, and the separate existence of the Bank will also cease. As soon as practicable following the Effective Date, the operations previously conducted by the Bank will be conducted under the name of HNBT.

      In the Merger, Hibernia will exchange 1.6 shares of Hibernia Common Stock, plus cash in lieu of any fractional shares, for each outstanding share of Unicorp Common Stock as to which dissenters' rights have not been exercised and perfected. Each share of Hibernia Common Stock outstanding immediately prior to the effective date of the Merger will remain outstanding and unchanged as a result of the Merger.

Background of and Reasons for the Merger

     Background. Since the early 1990's, Unicorp has periodically received expressions of interest as to the potential acquisition of or merger with Unicorp. Although such expressions of interest have been entertained by the Unicorp Board, in each instance the Unicorp Board has determined that the acquisition value or other terms of the proposed transactions were not satisfactory. Nevertheless, the Unicorp Board has remained willing to explore the various strategic alternatives available to Unicorp, including (i) a strategy of independence, focusing on efficiencies and internal growth, (ii) growth by acquisition of other institutions, and (iii) a sale of Unicorp.

     At the suggestion of management, in late January 1997, Unicorp engaged Service Asset Management Company to assist in evaluating the market for Unicorp, locating potential parties interested in acquiring Unicorp and evaluating expressions of interest from such parties. Prior to the distribution of any marketing materials with respect to Unicorp, however, in late March 1997, representatives of First Capital Group, L.L.C. (the "Advisor") approached management of Unicorp as to whether Unicorp had any interest in a sale or merger. After initial discussions with the
Advisor as to the terms of a proposed sale, on April 10, 1997, management of Unicorp met with management of Hibernia, on whose behalf the Advisor had been engaged. An offer was submitted by Hibernia by letter dated April 16, 1997, which was accepted in principle subject to the preparation and execution of a definitive agreement acceptable to both parties. The resulting Agreement was executed as of May 28, 1997.

     Reasons for the Merger. The terms of the Agreement, including the Exchange Rate, are the result of arms-length negotiations between Hibernia and Unicorp and their respective representatives. The Unicorp Board believes that the Merger is fair and in the best interests of its shareholders. In reaching that decision, the Unicorp Board consulted with its financial and other advisors, as well as with Unicorp's management, and considered a number of factors, including, but not limited to, the following:

     (a) the financial condition and results of operations of, and prospects for, each of Hibernia and Unicorp;

     (b) the financial terms of the Merger, including the amount and type of consideration to be received by Unicorp's shareholders pursuant to the Agreement;

     (c) the Hibernia Common Stock to be received by holders of Unicorp Common Stock pursuant to the Agreement will be listed for trading on the NYSE and will provide liquidity that is unavailable to holders of Unicorp Common Stock, for which an active trading market does not exist;

     (d)  the Agreement will allow holders of Unicorp Common
Stock to become shareholders of Hibernia, an institution which was, as of June 30, 1997, the second largest bank holding company headquartered in Louisiana;

     (e) the recent changes in the regulatory environment, which likely will result in Unicorp facing additional competitive pressures in its market area from other financial institutions with greater financial resources capable of offering a broad array of financial services;

     (f) the Merger is expected to qualify as a tax-free reorganization so that neither Unicorp nor the holders of Unicorp Common Stock (except to the extent that cash is received in lieu of a fractional share of Hibernia Common Stock) will recognize any gain in the transaction (see "Material Tax Consequences"); and

     (g) the opinion received from the Advisor that the consideration to be received by the holders of Unicorp Common Stock pursuant to the Agreement is fair to such shareholders from a financial point of view (as of the date of such opinion) (see "Opinion of Financial Advisor").

     The Unicorp Board did not assign any specific or relative weight to the foregoing factors in its considerations. The Unicorp Board believes that the Agreement and the Merger will provide significant value to all Unicorp shareholders.

       Based on the foregoing, the Unicorp Board has unanimously approved the Agreement and the Merger, believes that the Agreement and the Merger are in the best interests of Unicorp's shareholders, and recommends that all holders of Unicorp Common Stock vote "FOR" the approval of the Agreement and the Merger.

Terms of the Merger

      If the shareholders of Unicorp approve the Agreement and the Merger and the other conditions to the consummation of the Merger are satisfied (see "PROPOSED MERGER-- Representations and Warranties; Conditions to the Merger; Waiver"), the Merger will be consummated on the Effective Date. Unicorp shareholders who do not exercise and perfect dissenters' rights will receive 1.6 shares of Hibernia Common Stock for each share of Unicorp Common Stock they own. Also, each shareholder of Unicorp who would be entitled to receive a fraction of a share of Hibernia Common Stock will receive (without interest) an amount in cash equal to such part of a fractional share multiplied by the Average Market Price of Hibernia Common Stock instead of a fractional share. For this purpose, the Average Market Price of Hibernia Common Stock is the average of the closing price of one share of Hibernia Common Stock for the ten business days preceding the last trading day immediately prior to the Closing Date (as reported in The Wall Street Journal).

      On the Effective Date of the Merger, each share of Unicorp Common Stock, other than shares held by shareholders who exercise and perfect dissenters' rights in accordance with Texas law and shares owned beneficially by Hibernia or its subsidiaries, will automatically convert to the number of shares of Hibernia Common Stock described above. Unicorp shareholders will automatically be entitled to all of the rights and privileges afforded to Hibernia shareholders as of that date. However, the exchange of Unicorp stock certificates for certificates representing Hibernia Common Stock will occur after the Closing Date.

      SHAREHOLDERS OF UNICORP SHOULD NOT FORWARD THEIR STOCK CERTIFICATES TO UNICORP OR HIBERNIA AT THIS TIME. IF THE MERGER IS CONSUMMATED, UNICORP'S SHAREHOLDERS WILL RECEIVE INSTRUCTIONS REGARDING THE EXCHANGE OF THEIR CERTIFICATES FOR HIBERNIA COMMON STOCK.

       For   a   discussion  of  the  rights  of  dissenting
shareholders,  see "PROPOSED MERGER -- Rights of  Dissenting
Shareholders."


Opinion of Financial Advisor


General. Unicorp retained the Advisor to act as its financial advisor in connection with the Merger and related matters based upon its qualifications, expertise and reputation (the "Opinion"). On October 3, 1997, the Advisor rendered its written opinion to the Board that the consideration to be received pursuant to the Agreement is fair from a financial point of view to the holders of Unicorp Common Stock.

      THE  FULL  TEXT OF THE  OPINION WHICH    SETS   FORTH,
AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS. UNICORP'S SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. THE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF UNICORP AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

      In connection with rendering its Opinion, the Advisor, among other things: (i) analyzed certain internal financial statements and other financial and operating data concerning Unicorp prepared by the management of Unicorp; (ii) analyzed certain publicly available financial statements, both audited and unaudited, and other information of Unicorp and Hibernia, including those included in Unicorp's financial statements for the period ended December 31, 1996, Hibernia's Annual Reports
for   the  three   years  ended December 31,  1996,  Hibernia's
Quarterly   Report   for   the period ended  June  30,   1997,
and   Unicorp's  financial  statements  for  the quarter ended
June    30,    1997;     (iii)  analyzed   certain   financial
projections of Unicorp prepared by the management  of  Unicorp;
(iv) discussed the past and  current operations  and  financial
condition   of Unicorp  with  senior executives   of   Unicorp;
(v) reviewed  the  reported  stock prices and trading  activity
for  Hibernia  Common  Stock;  (vi)  compared   the   financial
performance of Hibernia Common Stock and trading activity with that of certain other comparable publicly-traded companies and
their   securities;    (vii)  reviewed   and  compared  certain
security analysis reports  of Hibernia's common stock  prepared
by  various  investment banking  firms;    (viii)  reviewed the
financial terms, to the extent publicly available, of certain comparable precedent transactions; (ix) reviewed the Agreement; and (x) performed such other analyses as deemed appropriate.

      In connection with its review, the Advisor relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or made publicly available, and the Advisor has not assumed any responsibility for independent verification of such information. With respect to the financial projections, the Advisor assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the future financial performance of Unicorp. The Advisor has not made any independent valuation or appraisal of the assets or liabilities of Unicorp, nor has the Advisor been furnished with any such appraisals, and the Advisor has not examined any individual loan files of Unicorp. With respect to Hibernia, the Advisor relied solely upon publicly available data and did not conduct discussions with the management of Hibernia regarding Hibernia's financial condition, performance, and prospects. The Advisor did not conduct any independent evaluation or appraisal of the assets, liabilities or business prospects of Hibernia, was not furnished with any evaluations or appraisals, and did not review any individual credit files. The Advisor is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and has assumed that such allowances for each of the companies are, in the aggregate, adequate to cover such losses. The Advisor's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to the Advisor as of, the date of the opinion.

      In connection with rendering its opinion, the Advisor performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis of summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the Exchange Rate to the holders of Unicorp Common Stock was to some extent a subjective one based on the experience and judgment of the Advisor and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, the Advisor believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be the Advisor's view of the actual value of Unicorp.

      In performing its analyses, the Advisor made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Unicorp. The analyses performed by the Advisor are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, the Advisor's analyses should not be viewed as determinative of the opinion of the Unicorp Board or Unicorp's management with respect to the value of Unicorp.

     The following is a summary of the analyses performed by the Advisor in connection with its Opinion:

Analysis of Selected Transactions. The Advisor performed an analysis of premiums paid in selected pending or recently completed acquisitions of banking organizations in Texas with comparable characteristics to the Merger. The comparable transactions were comprised to reflect transactions where the seller possessed similar asset size, regional location and form of consideration. The comparable transactions specifically consisted of 13 mergers and acquisitions of banking organizations in Texas from January 10, 1996 to October 2, 1997 with seller's total assets ranging from $100 million to $200 million. Based on the closing stock price of Hibernia Common Stock on October 2, 1997, and Unicorp's financial data as of June 30, 1997, the analysis yielded ratios of the transactions' purchase price as a multiple of: (i) equity ranging from 1.19 times to
3.12  times  with an average of 1.84 times and a  median  of
1.69 times (compared with Unicorp's proposed transaction with Hibernia of 5.82 times June 30, 1997 book value); (ii) tangible equity ranging from 1.19 times to 3.12 times with an average of 1.90 times and a median of 1.78 times (compared with Unicorp's proposed transaction with Hibernia of 4.79 times June 30, 1997 tangible book value); (iii) trailing last 12 months earnings ranging from 7.57 times to
20.43  times with an average of 13.13 times and a median  of
12.67 times (compared with Unicorp's proposed transaction with Hibernia of 17.32 times last 12 months earnings as of June 30, 1997; and (iv) sellers' average and median equity to asset ratio of 9.63% and 8.31%, respectively, compared to 7.18% for Unicorp.

Discounted Cash Flow Analysis. Using discounted cash flow analysis, the Advisor estimated the present value of the future stream of after-tax cash flow that Unicorp could produce through the year 2002, under various circumstances, assuming that Unicorp performed in accordance with the earnings/return projections of management. The Advisor utilized two separate terminal values for Unicorp at the end of the period by applying multiples of earnings ranging from 14 times to 18 times and multiples of book ranging from 1.8 times to 2.2 times. The Advisor then discounted the cash flow streams, dividends paid to the shareholders (assuming all earnings in excess of that required to maintain the current tangible equity to tangible asset ratio are paid out in dividends) and terminal values using discount rates ranging from 12.0% to 18.0% chosen to reflect different assumptions regarding the required rates of return for Unicorp and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a range of $16.90 per share to $25.90 per share utilizing multiples of earnings as residual values and $10.58 per share to $14.81 per share utilizing multiples of book value. This compares favorably to the consideration to be paid to Unicorp shareholders of: $27.90 per share of Unicorp Common Stock, based on a closing price of $17.44 per share of Hibernia Common Stock on October 2, 1997.

Comparable Company Analysis.  The Advisor compared  selected
balance  sheet  data,  asset  quality,  capitalization   and
profitability  ratios and market statistics using  financial
data  at or for the twelve months ended June 30, 1997,   and
market data as of October 2, 1997, for Hibernia to a group of selected bank holding companies which the Advisor deemed to be relevant, including Compass Bancshares, Inc., Deposit Guaranty Corp., First American Corporation, First Commercial Corp., First Commerce Corp., Trustmark Corporation, and Union Planters Corporation, all being bank holding companies in the Southeastern United States with assets between $5 billion  and  $15  billion, (collectively,  the  "Comparable
Composite").   This comparison, among other  things,  showed
that:   (i)  Hibernia's equity to asset  ratio  was  10.03%,
compared to an average of 8.85% and a median of 8.77% for the Comparable Composite; (ii) for the twelve-month period
ended  June 30, 1997,   Hibernia's return on average  assets
was 1.40%, compared to an average of 1.39% and a median of 1.37% for the Comparable Composite; (iii) for the twelve-month period ended June 30, 1997, Hibernia's return on average equity was 13.82%, compared to an average of 16.01% and a median of 16.14% for the Comparable Composite; (iv) at June 30, 1997, Hibernia's nonperforming loans to gross loans ratio was 0.39%, compared to an average of 0.69% and a median of 0.76% for the Comparable Composite; (v) Hibernia's price per share at October 2, 1997 to its book value per share at June 30, 1997, was 2.48 times, compared to an average of 2.68 times and median of 2.79 times for the Comparable Composite; (vi) Hibernia's price per share at October 2, 1997 to its earnings per share at June 30, 1997, was 19.38 times, compared to an average of 19.38 times and median of 18.94 times for the Comparable Composite; and (vii)
at June 30,  1997,  Hibernia's  dividend   yield  was  1.38%,
compared to an average of 222% and a median of 2.13% for the Comparable Composite.

     The Advisor also compared selected stock market results of Hibernia to the publicly available corresponding data of other composites which the Advisor deemed to be relevant, including SNL's index of all publicly traded banks and the S&P 500. Results from indexing the S&P 500, SNL's index of all publicly traded banks, the Comparable Composite, and Hibernia's stock from January 1, 1995 to October 2, 1997, revealed similar relationships in pricing movements.

      No company or transaction used in the comparable company and comparable transaction analyses is identical to Unicorp or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Unicorp and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

     Pursuant to an engagement letter entered into in the Spring of 1997, Hibernia agreed to pay a fee of $200,000 to the Advisor as a finder's fee for introducing Hibernia to Unicorp. The Advisor has agreed to provide the fairness opinion to Unicorp for no additional fee.

     As part of its investment banking business, the Advisor is regularly engaged in the valuation of securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. The Unicorp Board decided to retain the Advisor based on its experience as a financial advisor in mergers and acquisitions of financial institutions, and its knowledge of financial institutions.

Closing Date and Effective Date of the Merger

      Unless otherwise agreed upon by Hibernia and Unicorp, and subject to the conditions to the obligations of the parties to effect the Merger, the closing date will occur on the first business day occurring after the last to occur of:
(i) October 2, 1997; (ii) the date that is 15 days after approval of the Merger by the Federal Reserve Board; or
(iii) the date that is five days after the Special Meeting; or such later date within 60 days of such date as may be agreed upon by Hibernia and Unicorp. After all conditions to consummation of the Merger have been satisfied or waived, the effective date of the Merger ("the "Effective Date") will be the date and time of the consummation of the Merger evidenced by the issuance by the Louisiana Secretary of State and Texas Secretary of State of certificates of merger relating to the Merger. It is expected that the Effective Date will occur on the same date or shortly after the Closing Date, on a date chosen by the parties to the Merger.

      No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or the other conditions precedent to the Merger can or will be satisfied. Hibernia and Unicorp anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated in the fourth quarter of 1997. However, delays in the consummation of the Merger could occur.

      The Board of Directors of either Hibernia or Unicorp may terminate the Agreement if the Merger is not consummated by March 31, 1998 or any condition to the consummation of the Merger cannot be satisfied by March 31, 1998 and will not be waived by the party or parties entitled to waive it. See "PROPOSED MERGER -- Conditions to Consummation of the Merger" and "PROPOSED MERGER --Waiver, Amendment, and Termination of the Agreement."

Employee Benefits

      Hibernia has agreed as part of the Agreement that it will offer to all former employees of Unicorp and the Bank who become employed by Hibernia or its subsidiaries as of the Effective Date the same employee benefits as those offered by Hibernia, HNB, and HNBT to their employees, except that employees of Unicorp and the Bank will not be required to wait for any period in order to be eligible to participate in Hibernia's flexible plan (including its medical and dental coverage). Hibernia will also give Unicorp employees full credit for their years of service (for both eligibility and vesting) with Unicorp for purposes of Hibernia's 401(k) plan, the Retirement Security Plan, and its ESOP (to the extent permitted under the terms of those plans). If, however, Hibernia decides that it cannot merge any benefit plan of Unicorp into a comparable benefit plan of Hibernia, HNB, or HNBT without creating material potential liability for Hibernia's, HNB's or HNBT's plans, then Hibernia shall be entitled to freeze the existing benefit plan of Unicorp and prohibit participation by former employees of Unicorp in Hibernia's, HNB's or HNBT's plans for the period of time required by applicable law to ensure that Hibernia's, HNB's or HNBT's plans are not deemed to be successor plans of the Unicorp plan in question.

Surrender and Exchange of Stock Certificates

      Promptly after the Effective Date, Hibernia will cause Chase Mellon Shareholder Services, acting in the capacity of Exchange Agent, to mail to each non-dissenting shareholder of Unicorp a letter of transmittal, together with instructions for the exchange of such shareholder's certificates representing shares of Unicorp Common Stock for certificates representing shares of Hibernia Common Stock. Until so exchanged, each certificate representing Unicorp Common Stock outstanding immediately prior to the Effective Date will be deemed for all purposes to evidence ownership of the number of shares of Hibernia Common Stock into which such shares have been converted on the Effective Date.

      UNICORP'S SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE FORM LETTER OF TRANSMITTAL AND INSTRUCTIONS. Upon surrender to the Exchange Agent of certificates for Unicorp Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to each holder of Unicorp Common Stock surrendering such items a certificate representing the number of shares of Hibernia Common Stock to which such holder is entitled as a result of the Merger and a check representing cash paid in lieu of a fractional share, if any. After the Effective Date, to the extent permitted by law, holders of record of Unicorp Common Stock as of the Effective Date will be entitled to vote at any meeting of Hibernia's shareholders the number of shares of Hibernia Common Stock into which their Unicorp Common Stock has been converted regardless of whether such shareholders have surrendered their stock certificates. NO DIVIDEND OR OTHER DISTRIBUTION PAYABLE AFTER THE EFFECTIVE DATE WITH RESPECT TO HIBERNIA COMMON STOCK, HOWEVER, WILL BE PAID TO THE HOLDER OF ANY UNSURRENDERED UNICORP STOCK CERTIFICATE UNTIL THE HOLDER DULY SURRENDERS SUCH CERTIFICATE. Upon such surrender, all undelivered dividends and other distributions will be delivered to such shareholder, in each case without interest and less the amount of taxes, if any, that may have been withheld, imposed or paid thereon.

      Unicorp's shareholders who cannot locate their Unicorp stock certificates are encouraged to contact Shirley Hall, Secretary and Treasurer, 302 N. 5th Street, Orange, Texas 77630-5707, telephone: (409) 886-7424 prior to the Special Meeting. New certificates will be issued to Unicorp shareholders who have misplaced their certificates only if the shareholder executes an affidavit certifying that the certificate cannot be located and agreeing to indemnify Unicorp and Hibernia (as its successor) against any claim that may be made against either of them by the owner of the lost certificate(s). Unicorp or Hibernia (as its successor) may require a shareholder to post a bond in an amount sufficient to support the shareholder's indemnification obligation. Shareholders who have misplaced their stock certificates and shareholders who hold certificates in names other than their own are encouraged to resolve those matters prior to the Effective Date of the Merger in order to avoid delays in receiving their Hibernia Common Stock, as applicable, if the Merger is approved and consummated.

Expenses

      The Agreement provides that all expenses incurred in connection with the negotiation and execution of the Agreement and the consummation of the Merger will be borne by the party that incurred them, regardless of whether the Merger is consummated, provided that printing expenses will be borne by Hibernia.

Representations and Warranties; Conditions  to  the  Merger;
Waiver

      The Agreement contains representations and warranties by Unicorp regarding, among other things, its organization, authority to enter into the Agreement, capitalization, properties, financial statements, pending and threatened litigation, contractual obligations and contingent liabilities. The Agreement also contains representations and warranties by Hibernia regarding, among other things, its organization and authority to enter into the Agreement, capitalization, financial statements, pending and threatened litigation, contractual obligations and public reports. Except as otherwise provided in the Agreement, these representations and warranties will not survive the Effective Date.

      The obligations of Hibernia and Unicorp to consummate the Merger are conditioned upon, among other things, approval of the Agreement and Merger by Unicorp's shareholders; the receipt of necessary regulatory approvals, including the approval of the Federal Reserve Board; the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of
Section 368 of the Code, that Unicorp 's shareholders will recognize no gain or loss for federal income tax purposes with respect to such exchange and certain other tax-related matters; the effectiveness under the Securities Act of a registration statement relating to the Hibernia Common Stock to be issued in connection with the Merger and the absence of a stop order suspending such effectiveness; the absence of an order, decree or injunction enjoining or prohibiting the consummation of the Merger; the absence of litigation or proceedings by a governmental agency seeking to prevent the consummation of the Merger; the accuracy of the representations and warranties set forth in the Agreement as of the Closing Date; the listing of the Hibernia Common Stock to be issued in the Merger on the NYSE; the receipt of certain opinions of counsel; Hibernia and/or HNBT shall have entered into an employment agreement with Carlos R. Vacek (the President and a Director of Unicorp) having a term of three years and other provisions mutually acceptable to Hibernia and Mr. Vacek and an employment agreement with Lin
M. Bingham (the Chief Financial Officer and a Director of Unicorp) having a term of two years and other provisions mutually acceptable to Hibernia and Mr. Bingham; in the case of Hibernia, the total amount of indebtedness of Unicorp that would be reflected on a parent-only balance sheet of Unicorp, prepared in accordance with generally accepted accounting principles, shall not exceed $3,100,000; and in the case of Unicorp, the receipt of updated fairness opinions of the Advisor within five days of the scheduled mailing of the proxy statement to Unicorp shareholders and within five days of the Closing Date. Hibernia may abandon the Merger if Unicorp shareholders holding more than 10% of the outstanding Unicorp Common Stock exercise and perfect dissenters' rights.

      Except with respect to any required shareholder or regulatory approval, substantially all of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended or supplemented at any time by written agreement  of  the  parties, except  that  no  such  waiver, amendment or supplement executed after approval of the Agreement by Unicorp 's shareholders may reduce the Exchange Rate. In addition, any material change in the terms of the Merger after the Special Meeting would require a resolicitation of votes from Unicorp's shareholders.

Regulatory and Other Approvals

      Hibernia is a registered bank holding company and as such is regulated by the Federal Reserve Board. The approval of the Federal Reserve Board of the Merger is required in order to consummate the Merger, and the Merger must be consummated within 90 calendar days after such approval is obtained (unless the Federal Reserve Board approves an extension of time). Approval of the Federal Reserve Board for the Merger was obtained on August 14, 1997.

      HNBT is regulated by the Office of the Comptroller of the Currency (the "OCC"), and consequently the merger of the Bank with and into HNBT must be approved by the OCC before it may be effected. The OCC approved the bank level merger on August 15, 1997.

      Unicorp and Hibernia must wait at least 15 days after the date of the Federal Reserve Board approval before they may consummate the Merger. During this 15-day period, the Department of Justice may object to the Merger on antitrust grounds. As of the date of this Proxy Statement-Prospectus, the Department of Justice has not objected to the Merger, and the period in which they may do so has expired.

     The shares of Hibernia Common Stock offered pursuant to the Proxy Statement-Prospectus have been registered with the Commission. The shares, however, will not be registered in any state due to the enactment on October 11, 1996 of the National Securities Markets Improvements Act of 1996 which exempts from state regulation, among other things, securities listed on the NYSE such as the shares of Hibernia Common Stock offered pursuant to this Proxy Statement-Prospectus.

      The vote on the Merger at the Special Meeting is not dependent or conditioned upon receipt of any regulatory approvals prior to the Special Meeting. Even if the Merger is approved at the Special Meeting, there is a possibility that it will not be consummated.

Business Pending the Merger

      Under the terms of the Agreement, neither Unicorp nor the Bank, among other things, may, without the prior written consent of Hibernia or as otherwise provided in the
Agreement: (i) create or issue any additional shares of capital stock or any options or other rights to purchase or acquire shares of capital stock; (ii) enter into employment contracts with directors, officers or employees or otherwise agree to increase the compensation of or pay any bonus to such persons except in accordance with existing agreements, past practices during the preceding three years or as provided for in the Agreement (provided that Hibernia has consented to the payment on the Closing Date of the pro rata portion of annual bonuses accrued on the books of the Bank through the Closing Date to the extent that such accruals are consistent in timing and amount with accruals made for bonuses during the preceding three years and that such bonuses are paid in the ordinary course of business); (iii) enter into or substantially modify any employee benefits plans; (iv) amend their respective Articles or By-Laws; (v) other than as contemplated by the Agreement, establish any automatic teller machines or branch or other banking offices; (vi) make any capital expenditure(s) in excess of $50,000; (vii) except as provided for in the Agreement, merge with any other company or bank or liquidate or otherwise dispose of its assets; (viii) in the case of Unicorp , and not the Bank, make, declare, set aside or pay any dividend or make any distribution on, or directly or indirectly combine, redeem, purchase or otherwise acquire, any shares of Unicorp Common Stock (other than in a fiduciary capacity), provided, however, that Unicorp may make, declare, set aside and pay regularly or specially declared dividends not to exceed $.15 per share of Unicorp Common Stock per fiscal quarter for each quarter completed prior to the Effective Date, consistent in timing with past practices during the preceding three years; or (ix) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as previously conducted or as provided in the Agreement. In addition, Unicorp may not solicit bids or other transactions that would result in a merger of Unicorp or the Bank with an entity other than Hibernia or HNBT except in certain very limited circumstances.

Termination

      Prior to the Effective Date, the Agreement may be terminated by either party, whether before or after approval of the Agreement and the Merger by Unicorp's shareholders, for the following reasons, among others: (i) in the event of a breach by the other party of any representation, warranty or covenant in the Agreement which would result in a material adverse change in the financial condition, results of operations, business or prospects of the breaching party and which has not been cured within 60 days after notice of the breach or which results in a material increase in the cost of the non-breaching party's performance of the Agreement; (ii) if any application for any required federal or state regulatory approval has been denied, and the time for all appeals of such denial has expired; (iii) if the shareholders of Unicorp fail to approve the Merger at the Special Meeting; or (iv) in the event that the Merger is not consummated by March 31, 1998 or any condition to consummation of the Merger cannot be satisfied by March 31, 1998 and will not be waived by the party or parties entitled to waive it. The Agreement also may be terminated (i) at any time by the mutual consent of the parties; (ii) by Hibernia, if the holders of more than 10% of the outstanding Unicorp Common Stock exercise statutory rights of dissent and appraisal pursuant to Texas law; (iii) by Unicorp , if after May 28, 1997 a material adverse change occurs in the financial condition, results of operations, business or prospects of Hibernia or HNB (excluding changes in laws or regulations affecting banking institutions generally); (iv) by Hibernia, if after May 28, 1997 a material adverse change occurs in the financial condition, results of operations, business or prospects of Unicorp and the Bank (excluding changes in laws or regulations affecting banking institutions generally); (v) by Hibernia, in the event it shall determine that the Merger does not qualify as a pooling-of-interests for accounting purposes; or (vi) by Unicorp, if Unicorp does not receive an updated fairness opinion from the Advisor dated within five days of the date of scheduled mailing of this Proxy Statement-Prospectus to its shareholders, and updated to within five days of the Closing Date, to the effect that the terms of the Merger are fair to Unicorp from a financial point of view. Certain provisions of the Agreement, including provisions relating to indemnification and confidentiality, survive both the Merger and a termination of the Agreement without the Merger having been completed.

Management and Operations After the Merger

      On the Effective Date, Unicorp will be merged with and into Hibernia and will cease to exist after the Merger. UB-Delaware will also be merged with and into Hibernia, and its separate existence will cease at that time. Simultaneously with the Merger and the merger of UB-Delaware with and into Hibernia, the Bank will be merged into HNBT, and the separate existence of the Bank will also cease. HNBT will continue to operate as a wholly-owned subsidiary of Hibernia and will offer banking services similar to those offered prior to the Merger.

      The Boards of Directors of Hibernia and HNBT following the Merger will consist of those persons serving as directors immediately prior to the Merger. Certain information regarding the directors of Hibernia elected at its annual meeting of shareholders on April 29, 1997 is contained in documents incorporated herein by reference. See "AVAILABLE INFORMATION."

Certain Differences in Rights of Shareholders

      If the shareholders of Unicorp approve the Merger and the Merger is subsequently consummated all shareholders of Unicorp, other than any shareholders who exercise and perfect dissenters' rights, will become shareholders of Hibernia. As shareholders of Hibernia, their rights will be governed by and subject to Hibernia's Articles of Incorporation and By-Laws rather than Unicorp's Articles of Incorporation and Bylaws, and the laws of the State of Louisiana rather than the laws of the State of Texas. The following is a summary of the principal differences between the rights of shareholders of Unicorp and Hibernia not described elsewhere in this Proxy Statement-Prospectus which are due to differences in Hibernia's Articles of
Incorporation and By-Laws and Unicorp's Articles of Incorporation and Bylaws and the fact that Hibernia Common Stock is listed on the NYSE.

      Stock. The total number of shares of all classes of stock which Hibernia has authority to issue is 300,000,000, of which 200,000,000 shares are designated as Class A Common Stock of no par value and 100,000,000 shares are designated as preferred stock, without par value. The rights, preferences and privileges with respect to shares of preferred stock may be determined by the Hibernia Board of Directors. Consequently, shares of preferred stock could be issued in circumstances in which it would make an attempted acquisition of Hibernia more difficult. Hibernia currently has 2,000,000 shares of preferred stock outstanding. The holders of those preferred shares are entitled to receive dividends on a quarterly basis and would have limited voting rights if the dividends on their stock were not paid for a certain period of time. If those voting rights were triggered, the preferred shareholders may be able to elect a director to the board of directors of Hibernia. Unicorp is authorized to issue 9,000,000 shares of common stock and 1,000,000 shares of preferred stock. The rights, preferences and privileges with respect to shares of preferred stock may be determined by the Unicorp Board of Directors. Unicorp currently has no shares of preferred stock issued and outstanding.

      Liquidity of Stock. There currently is no ready market for the shares of Unicorp Common Stock, and such a market is not likely to develop in the future. The shares of Hibernia Common Stock, if issued in the Merger will be registered under applicable securities laws and may therefore be freely resold by persons who are not "affiliates" of Unicorp or Hibernia. See "Resale of Hibernia Stock." In addition, the Hibernia Common Stock is listed on the NYSE and actively traded on that exchange. Current quotes of the market price of Hibernia Common Stock are available from brokerage firms and other securities professionals, as well as other sources, and are published in major newspapers on a daily basis.

      Directors' Qualifications. No individual will be elected a director of Hibernia unless such individual owns, in his or her own right, at the time of such election, not less than 100 shares of Hibernia voting stock. No individual will be eligible for election as a director of Hibernia who has attained the age of 71 prior to the date of such election. No individual who is or becomes a business competitor or who is or becomes affiliated with, employed by or a representative of any individual, corporation, association, partnership, firm, business enterprise or other entity or organization which the Hibernia Board determines to be in competition with Hibernia will be eligible for election as a director of Hibernia. Any financial institution having branches or affiliates within any state in which Hibernia or any of its subsidiaries operates or having (together with its affiliates) total assets or total deposits exceeding $500 million will be presumed to be a business competitor of Hibernia, unless the Board of Directors of Hibernia (the "Hibernia Board") determines otherwise. Unicorp does not have similar qualification limitations for its directors. Unicorp's directors need not be residents of Texas or shareholders of the corporation.

       Number of Directors. The number of Hibernia directors will be as determined, from time to time, by resolution of the Hibernia Board. The Unicorp Board will consist of that number of directors, not less than four nor more than twenty, as may from time to time be prescribed by the Unicorp Board.

      Term of Office of Directors. Hibernia's By-Laws provide that the Hibernia Board shall consist of three classes, as nearly equal in number as practicable, and that the term of office of the directors in each class shall be three years. Unicorp's Bylaws contain no similar provision with respect to classes of directors and provide that each Director elected shall hold office for the term for which he or she is elected, which is generally one year.

      Notice of Shareholders' Meeting. Written notice of the place, day and hour of a Unicorp meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, must be given not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, to each shareholder entitled to vote at the meeting. Hibernia's Articles and By-Laws have no similar provision; however, Louisiana law requires that written notice of the time, place, and in the case of a special meeting, the purpose of the meeting, be given to all stockholders entitled to vote at the meeting at least 10 days and not more than 60 days prior to the date fixed for the meeting.

      Removal of Directors. Shareholders of Hibernia may remove one or more director(s) for cause (defined as gross negligence or willful misconduct) by the vote of a majority of the total voting power and may remove a director without cause by a vote of two-thirds of the total voting power. One or more directors of Unicorp may be removed at any time, with or without cause, at any special or annual meeting of the shareholders, by the affirmative vote of a majority of the shares present, in person or by proxy, at such meeting and entitled to vote for the election of such director, if notice of intention to act upon such matter has been given in the notice calling such meeting.

      Amendment of Articles and By-Laws. Hibernia's Articles of Incorporation may be amended by a vote of a majority of the voting power present at any meeting called for that purpose. Unicorp 's Articles of Incorporation do not have similar provisions; however, under Texas law Unicorp's Articles of Incorporation may be amended by a vote of the holders of two-thirds of the Unicorp Common Stock.

     The By-Laws of Hibernia may be amended or repealed by a vote of a majority of the total voting power outstanding or by a vote of two-thirds of the "continuing directors" of the company, as defined in the By-Laws. A "continuing director" for this purpose is generally a director who was nominated for election by a majority of the existing directors. The Unicorp Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Unicorp Board, at any meeting of the Board at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting), subject to repeal or change by action of the shareholders at any meeting of the shareholders at which a quorum is present, by the affirmative vote of a majority of the shareholders present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting).

      Special Meetings of Shareholders. Special meetings of the shareholders of Hibernia may be called by the Chairman of the Board, the President, the Chief Executive Officer, the Treasurer, or the Hibernia Board. In addition, shareholders holding one-fifth or more of the total voting power of Hibernia may request a special meeting of shareholders and, upon receipt of such request, the Secretary of Hibernia is required to call a special meeting of the shareholders. A special meeting of shareholders of Unicorp may be called at any time by the President, the Unicorp Board, or the holders of not less than 10% of all shares entitled to vote at such meeting.

      Shareholder Proposals. Hibernia's By-Laws contain certain provisions expressly allowing shareholders to submit shareholder proposals and to nominate individuals for election as directors, under certain circumstances and provided the shareholder complies with all of the conditions set forth in those provisions. Unicorp's Bylaws contain no specific provisions relating to shareholder proposals.

      Inspection Rights. At least ten days before each meeting of Unicorp shareholders, the officer or agent having charge of the stock transfer books must prepare a complete list of Unicorp's shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, including the address of each shareholder and the number of voting shares held by each shareholder. For a period of ten days prior to such meeting, such list must be kept on file at the registered office of Unicorp and must be subject to inspection by any shareholder during usual business hours. Such list must be produced at such meeting, and at all times during such meeting must be subject to inspection by any shareholder. Hibernia's Articles of Incorporation and By-Laws contain no specific provision relating to inspection rights; however, Louisiana law requires that a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent in charge of share transfers, showing the number and class of shares held by each shareholder on the record date for the meeting shall be made available at a shareholder meeting and produced at the request of any shareholder.

      Shareholders' Meetings - Telephone Conference. The Bylaws of Unicorp permit shareholders to participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened. Telephonic shareholder meetings are not permitted under Louisiana law.

       Vacancy on Board of Directors. Any vacancy occurring in the Unicorp board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, except that any vacancy in the board of directors resulting from the removal of a director by the shareholders shall be filled only by the shareholders entitled to vote at an annual meeting or a special meeting called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the shareholders entitled to vote called for that purpose. Hibernia's By-Laws contain no specific provisions relative to filling vacancies on the Hibernia Board; however, Louisiana law provides that in the event of a vacancy on the Hibernia Board, the remaining directors, even though not constituting a quorum, may, by majority vote, fill any vacancy on the Hibernia Board (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of authorized directors) for an unexpired term, provided that the shareholders shall have the right, at any special meeting called for the purpose prior to such action by the Hibernia Board, to fill the vacancy.

       Merger or Consolidation. Hibernia's Articles of Incorporation allow an agreement of merger or consolidation to be approved by a majority vote of the voting shares issued and outstanding, taken at a meeting called for the purpose of such approval. Unicorp's Articles contain no similar provisions; however, under Texas law, an agreement of merger or consolidation such as the Agreement, may be approved by a vote of two-thirds of the Unicorp Common Stock.

       Dissenting Shareholder's Rights. Each Unicorp shareholder who objects to the Merger is entitled to the rights and remedies of dissenting shareholders provided by Texas law. See "PROPOSED MERGER -- Rights of Dissenting Shareholders." Louisiana law provides that a shareholder's right to dissent does not exist in the case of shareholders holding shares of any class of stock that are listed on a national securities exchange, such as Hibernia Common Stock, unless the shares of such shareholders are not converted by the merger or consolidation solely into shares of the surviving or new corporation. In such event, a shareholder who votes against the merger shall have the right to dissent only if the shareholders authorize the merger by less than 80% of the total voting power.

Interests of Certain Persons in the Merger

      The terms of the Agreement include certain provisions that protect the officers and directors of Unicorp and the Bank from and against liability for actions arising while they served in those capacities for Unicorp. The Agreement provides for indemnification of such persons to the same extent as they would have been indemnified under the Articles of Incorporation and By-Laws of Hibernia in effect on May 28, 1997, except that the Agreement limits Hibernia's aggregate liability for such indemnification to $5 million and requires each officer and director eligible for such indemnification to execute a joinder agreement in which such persons agree to cooperate with Hibernia in any litigation or proceeding giving rise to a claim of indemnification.

     The Agreement permits management of Unicorp to purchase insurance coverage for directors and officers liability claims that may arise after the Merger is completed. This coverage may only be purchased, however, if its cost does not exceed the premium refunded from Unicorp's existing directors and officers liability policy. Management of
Unicorp is analyzing the feasibility of this type of coverage.

      The Agreement also provides for indemnification of Unicorp's and the Bank's officers, directors and certain affiliates from and against liability arising under the Securities Act or otherwise insofar as such liability arises out of or is based on an untrue statement or alleged untrue statement of a material fact contained in this Proxy Statement-Prospectus or arises out of or is based upon the omission or alleged omission to state herein a material fact required to be stated herein or necessary to make the statements made herein not misleading. This indemnification does not apply to statements made in reliance on information furnished to Hibernia by Unicorp for use in the Registration Statement, including this Proxy Statement-Prospectus.

      The Agreement also requires Hibernia to enter into mutually satisfaction employment agreements with Carlos Vacek, President of Unicorp, and Lin Bingham, Chief Financial Officer of Unicorp. These agreements will provide for a term of three years and two years for Mr. Vacek and Mr. Bingham, respectively, and for salary, bonus and benefits at essentially the levels currently being paid by Unicorp.

Material Tax Consequences

      The following summary description of the material income tax consequences of the Merger is not intended to be a complete description of the federal income tax consequences of the Merger. Tax laws are complex, and each shareholder's individual circumstances may affect the tax consequences to such shareholder. In addition, no information is provided with respect to the tax consequences of the Merger under applicable state, local or other tax laws. Each shareholder is therefore urged to consult a tax advisor regarding the tax consequences of the Merger to him, her or it.

      Consummation of the Merger is conditioned upon the receipt of an opinion to the effect that the Merger, when consummated in accordance with the terms of the Agreement, will constitute a reorganization within the meaning of
Section 368 of the Code, that the exchange of Unicorp Common Stock for Hibernia Common Stock will not give rise to the recognition of gain or loss for federal income tax purposes to Unicorp's shareholders with respect to such exchange and certain other tax consequences of the Merger. See "PROPOSED MERGER -- Representations and Warranties; Conditions to the Merger; Waiver."

      If the Merger constitutes a reorganization within the meaning of Section 368 of the Code: (i) no gain or loss will be recognized by Unicorp, the Bank, Hibernia, HNB or HNBT by reason of the Merger; (ii) a shareholder of Unicorp will not recognize any gain or loss for federal income tax purposes to the extent Hibernia Common Stock is received in the Merger in exchange for Unicorp Common Stock; (iii) the tax basis in the Hibernia Common Stock received by a shareholder of Unicorp will be the same as the tax basis in the Unicorp Common Stock surrendered in exchange therefor; and (iv) the holding period, for federal income tax purposes, for Hibernia Common Stock received in exchange for Unicorp Common Stock will include the period during which the shareholder held the Unicorp Common Stock surrendered in the exchange, provided that the Unicorp Common Stock was held as a capital asset at the Effective Date.

      The parties have received the opinion of Ernst & Young LLP, certified public accountants, to the effect that the Merger, if consummated in accordance with the terms of the Agreement, will constitute a reorganization for purposes of
Section 368 of the Code and will have the tax effects described in this section. A copy of the opinion of Ernst & Young LLP in this regard is attached hereto as Appendix D. As noted in the opinion, the opinion is based upon certain representations and assumptions described therein. Shareholders of Unicorp are urged to review the full text of the opinion of Ernst & Young LLP attached hereto as Appendix D with regard to the tax consequences of the Merger to them.

      Because of the complexities of the tax laws, and because the tax consequences to a particular shareholder may be affected by matters that are personal to him, it is recommended that each shareholder consult his own tax advisor concerning the applicable federal, state and local tax consequences of the Merger.

      For  information  regarding  the  federal  income  tax
consequences   of  cash  payments  received  by   dissenting
shareholders,  see "PROPOSED MERGER -- Rights of  Dissenting
Shareholders."

Resale of Hibernia Common Stock

      The shares of Hibernia Common Stock issuable to shareholders of Unicorp upon consummation of the Merger have been registered under the Securities Act. It is a condition to closing of the Merger that all shares of Hibernia Common Stock issued in connection with the Merger be approved for listing, upon official notice of issuance, on the NYSE. Such shares may be traded freely by those shareholders not deemed to be affiliates of Unicorp as that term is defined under the Securities Act. The term "affiliate" generally means each person who controls, or is a member of a group that controls, or who is under common control with, Unicorp, and for purposes hereof could be deemed to include all executive officers, directors and 10% shareholders of Unicorp.

      Hibernia Common Stock received and beneficially owned by those shareholders who are deemed to be affiliates of Unicorp may be resold without registration as provided by Rule 145, or as otherwise permitted, under the Securities Act. Such affiliates, provided they are not affiliates of Hibernia, may publicly resell Hibernia Common Stock received by them in the Merger if they register the resale of those shares or they comply with the restrictions of Rule 145. Anyone who is or may be an affiliate of Unicorp should carefully consider the resale restrictions imposed by Rule 145 prior to attempting to transfer any shares of Hibernia Common Stock after the Merger. In addition, shares of Hibernia Common Stock issued to affiliates of Unicorp in the Merger will not be transferable until financial statements pertaining to at least 30 days of post-Merger combined operations of Hibernia and Unicorp have been published, in order to satisfy certain requirements of the Commission relating to pooling-of-interests accounting treatment.

      The Agreement requires Unicorp to identify those persons who may be deemed to be affiliates of Unicorp and to use its best efforts to cause each person so identified to deliver to Hibernia a written agreement providing that such person will not dispose of Unicorp Common Stock or Hibernia Common Stock received in the Merger except in compliance with the Securities Act, the rules and regulations promulgated thereunder and the Commission's rules relating to pooling-of-interests accounting treatment. In addition, Hibernia intends to place stop transfer instructions with its transfer agent regarding Hibernia Common Stock issued to affiliates of Unicorp to ensure that transfers by those persons comply with Rule 145 and the terms of any applicable affiliate resale agreement with Hibernia.

Rights of Dissenting Shareholders

      Holders of shares of Unicorp Common Stock have a statutory right to dissent from the Merger by following the specific procedures set forth below. If the Merger is approved and consummated, holders of shares of Unicorp Common Stock who properly perfect their dissenters' rights will be entitled to receive an amount of cash equal to the fair value of their shares of Unicorp Common Stock rather than being required to accept the consideration therefor provided in the Agreement. The following summary is not a complete statement of the statutory dissenters' rights of appraisal, and such summary is qualified in its entirety by reference to the applicable provisions of the Texas Business Corporation Act ("TBCA"), which are reproduced in full at Appendix C hereto. A Unicorp shareholder must follow the exact procedure required by the TBCA in order to properly exercise his dissenter's rights of appraisal and avoid waiver of those rights.

     Holders of shares of Unicorp Common Stock who desire to dissent from the Merger must file a written objection to the Merger with Unicorp , 302 N. 5th Street, Orange, Texas 77630-
5707,  (Attention:   Shirley Hall),  prior  to  the  Special
Meeting.    This   written  notice  must  state   that   the
shareholder will exercise his right to dissent if the Merger is consummated and give the shareholder's address to which
notice  of  effectiveness of the Merger should be  sent.   A
vote against the Merger is not sufficient to perfect a shareholder's statutory right to dissent from the Merger. If the Merger is consummated, each shareholder who sent notice to Unicorp as described above and who did not vote in favor of the Merger will be deemed to have dissented from
the  Merger  ("Dissenting Shareholder").   Failure  to  vote
against the Merger will not constitute a waiver of the dissenters' rights of appraisal; on the other hand, a vote in favor of the Merger will constitute such a waiver.

      Hibernia will be liable for any payments to Dissenting Shareholders and will, within 10 days of the Effective Date, notify the Dissenting Shareholders in writing that the
Merger has been effected. Each Dissenting Shareholder so notified must, within 10 days of the delivery or mailing of such notice, make a written demand on Hibernia at 313 Carondelet Street, New Orleans, Louisiana 70130, Attention:
Patricia C. Meringer, Secretary, for payment of the fair value of the Dissenting Shareholder's shares of Unicorp Common Stock as estimated by the Dissenting Shareholder. Failure to follow this procedure will constitute a waiver of his dissenter's rights of appraisal by such Dissenting Shareholder. The demand must state the number of shares of Unicorp Common Stock owned by the Dissenting Shareholder and the fair value of the shares as estimated by the Dissenting Shareholder. The fair value of the shares will be the value thereof as of the day immediately preceding the Special Meeting, excluding any appreciation or depreciation in anticipation of the Merger. Dissenting Shareholders who fail to make a written demand within the ten-day period will be bound by the Merger and lose their rights to dissent. Within 20 days after making a demand, the Dissenting Shareholder must submit certificates representing his shares of Unicorp Common Stock to Hibernia for notation thereon that such demand has been made. Dissenting Shareholders who have made a demand for payment of their shares will not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for their shares pursuant to the provisions of the TBCA and the right to maintain an appropriate action to obtain relief on the basis of fraud.

       Within 20 days after receipt of a Dissenting Shareholder's demand letter as described above, Hibernia will deliver or mail to the Dissenting Shareholder written notice (i) stating that Hibernia accepts the amount claimed in the demand letter and agrees to pay that amount, within 90 days after the Effective Date, upon surrender of the relevant certificates of Unicorp Common Stock duly endorsed by the Dissenting Shareholder, or (ii) containing Hibernia's written estimate of the fair value of the shares of Unicorp Common Stock together with an offer to pay such amount within 90 days after the Effective Date if Hibernia receives notice, within 60 days after the Effective Date, stating that the Dissenting Shareholder agrees to accept that amount and upon surrender of the relevant certificates of Unicorp Common Stock duly endorsed by the Dissenting Shareholder. In either case, the Dissenting Shareholder will cease to have any ownership interest in Hibernia or Unicorp following payment of the agreed value.

     If the Dissenting Shareholder and Hibernia cannot agree on the fair value of the shares within 60 days after the Effective Date, the Dissenting Shareholder or Hibernia may, within 60 days of the expiration of such sixty-day period, file a petition ("Petition") in any court of competent jurisdiction in Orange County, Texas, requesting a finding and determination of the fair value of the Dissenting Shareholder's shares. Each Dissenting Shareholder is not required to file a separate Petition. If one Dissenting Shareholder files a Petition, Hibernia must file, with the clerk of the court in which the Petition was filed, a list containing the names and addresses of the Dissenting Shareholders with whom agreements as to the value of their shares have not been reached. The court will give notice of the time and place of the hearing on the Petition to the Dissenting Shareholders named on the list. Dissenting Shareholders so notified by the court will be bound by the final judgment of the court regarding fair value of the shares. If no petition is filed within the appropriate time period, then all Dissenting Shareholders who have not reached an agreement with Hibernia on the value of their shares will be bound by the Merger and lose their right to dissent.

     After a hearing concerning the petition, the court will determine which Dissenting Shareholders have complied with the provisions of the TBCA and have become entitled to the valuation of, and payment for, their shares, and will appoint one or more qualified appraisers to determine the value of the shares of Unicorp Common Stock in question. The appraisers will determine such value and file a report with the court. The court will then in its judgment determine the fair value of the shares of Unicorp Common Stock, which judgment will be binding on Hibernia and on all Dissenting Shareholders receiving notice of the hearing. The court will direct Hibernia to pay such amount, together with interest thereon, beginning 91 days after the Effective Date of the Merger to the date of judgment, to the Dissenting Shareholders entitled thereto. The judgment will be payable upon the surrender to Hibernia of certificates representing shares of Unicorp Common Stock duly endorsed by the Dissenting Shareholder. Upon payment of the judgment, the Dissenting Shareholders will cease to have any interest in Hibernia. The court will allow the appraisers a reasonable fee as court costs, and all court costs will be allotted between the parties in the manner that the court determines to be fair and equitable.

      Any Dissenting Shareholder who has made a written demand on Hibernia for payment of the value of his Unicorp Common Stock may withdraw such demand at any time before payment for his shares has been made or before a petition has been filed with an appropriate court for determination of the fair value of such shares but no such demand may be withdrawn after such payment has been made or, unless Hibernia will consent thereto, after such petition has been filed. If a Dissenting Shareholder withdraws his demand, or if he is otherwise unsuccessful in asserting his dissenters' rights of appraisal, such Dissenting Shareholder will be bound by the Merger and his status as a former shareholder of Unicorp will be restored without prejudice to any corporate proceedings, dividends or distributions made to shareholders in the interim.

       In the absence of fraud in the transaction, a Dissenting Shareholder's statutory right of appraisal is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the Merger.

     Cash received by a Dissenting Shareholder of Unicorp in exchange for his or her Unicorp Common Stock will generally be subject to state and federal income tax and should be treated as having been received by such shareholder as a distribution in redemption of his or her stock, subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no stock either directly or through the application of Section 318(a) of the Code, the redemption should be a complete termination of interest within the meaning of Section 302(b)(3) of the Code and such cash will be treated as a distribution in full payment in exchange for his or her stock, as provided by Section 302(a) of the Code. In that case, the shareholder would recognize ordinary income or capital gain, as the case may be, in an amount equal to the difference between the amount of cash received in redemption of his shares and his basis in his Unicorp Common Stock.

Accounting Treatment

     It is anticipated that the Merger will be accounted for as a pooling of interests. In order for the Merger to qualify for pooling-of-interests accounting treatment, among other things, 90% or more of the outstanding Unicorp Common Stock must be exchanged for Hibernia Common Stock. If holders of more than 10% of the outstanding Unicorp Common Stock exercise and perfect dissenters' rights, the Merger will not qualify as a pooling of interests. Also, in order for the pooling-of-interests accounting method to apply, "affiliates" of Unicorp cannot, directly or indirectly, sell, transfer, pledge or otherwise alienate or encumber any shares of Hibernia Common Stock received in the Merger until such time as at least 30 days of post-Merger combined operations of Unicorp and Hibernia have been published. Persons believed by Unicorp to be "affiliates" have agreed to comply with these restrictions.

      Unicorp has agreed to use its best efforts to permit the transaction to be accounted for as a pooling of interests. Hibernia is not obligated to consummate the Merger if the Merger does not qualify for pooling-of-interests accounting treatment.

               CERTAIN REGULATORY CONSIDERATIONS

General

      As a bank holding company, Hibernia is subject to the regulation and supervision of the Federal Reserve Board. Under the BHCA, bank holding companies may not directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. In addition, bank holding companies are generally prohibited from engaging under the BHCA in nonbanking activities, subject to certain exceptions.

      Hibernia's banking subsidiaries, HNB and HNBT, are subject to supervision and examination by applicable federal and state banking agencies. HNB and HNBT are national banking associations subject to the regulation and supervision of the OCC. HNB and HNBT are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of HNB and HNBT. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

Payment of Dividends

     Hibernia generally depends upon payment of dividends by HNB and HNBT in order to pay dividends to its shareholders and to meet its other needs for cash to pay expenses. Hibernia derives substantially all of its income from the payment of dividends by HNB and HNBT, and its ability to pay dividends is affected by the ability of HNB and HNBT to pay dividends. HNB and HNBT are subject to various statutory restrictions on their ability to pay dividends to Hibernia. Under such restrictions, the amount available for payment of dividends to Hibernia by HNB was approximately $190 million and by HNBT was approximately $6 million at June 30, 1997. In addition, the OCC has the authority to prohibit any national bank from engaging in an unsafe or unsound practice, and the OCC has indicated its view that it generally would be an unsafe and unsound practice to pay dividends if the payment of the dividend would deplete a bank's capital to an inadequate level. The ability of HNB and HNBT to pay dividends in the future is presently, and could be further, influenced by bank regulatory policies or agreements and by capital guidelines applicable to banks and bank holding companies. Additional information in this regard is contained in documents incorporated by reference herein. See "AVAILABLE INFORMATION."

      In addition, consistent with its policy regarding bank holding companies serving as a source of strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common stockholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial condition.

Restrictions on Extensions of Credit

     HNB and HNBT are subject to restrictions imposed by fe deral law on the ability of any national bank to extend credit to affiliates, including Hibernia, to purchase the assets thereof, to issue a guarantee, acceptance or letter of credit on their behalf (including an endorsement or standby letter of credit) or to purchase or invest in the stock or securities thereof or to take such stock or securities as collateral for loans to any borrower. Such extensions of credit and issuances generally must be secured by eligible collateral. In addition, all such transaction with a single affiliate are generally limited to 10% of HNB's and HNBT's capital and surplus, and all such transactions with affiliates may not exceed 20% of HNB's and HNBT's capital and surplus.

     Hibernia's banking subsidiaries are also limited in the aggregate amount that may be loaned to a single borrower or a group of borrowers that are deemed to be affiliated with each other for purposes of these rules. These loans are limited to 15% of HNB's and HNBT's capital and surplus.

                         PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma combined balance sheet of Hibernia as of June 30, 1997 and income statements of Hibernia for the six-month periods ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 give effect to the pending merger with Unicorp, assuming the Merger is accounted for using the pooling-of-interests method of accounting, and as if the Merger had been consummated on January 1, 1994.

         The information at June 30, 1997 and for the six-month periods ended June 30, 1997 and 1996 in the column titled "Hibernia Corporation" is summarized from the unaudited consolidated financial statements of Hibernia contained in Hibernia's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

         The information for the years ended December 31, 1996, 1995 and 1994 in the column titled "Hibernia Corporation" is summarized from the consolidated financial statements of Hibernia contained in Hibernia's Annual Report on Form 10-K for the year ended December 31, 1996.

         The information contained in the column titled "Unicorp Bancshares - Texas, Inc." is based on, and should be read in conjunction with the financial statements and related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations of Unicorp contained elsewhere in this Proxy Statement - Prospectus.

         The Pro Forma Financial Statements are presented for information purposes only and are not necessarily indicative of the combined financial position or results of operations which would actually have occurred if the Merger had been consummated in the past or which may be obtained in the future.

Pro Forma Combined Balance Sheet (Unaudited)

         The following unaudited pro forma combined balance sheet combines the balance sheets of Hibernia and Unicorp as if the Merger had been effective on June 30, 1997. This unaudited pro forma combined balance sheet should be read in conjunction with the financial statements and related notes of Hibernia contained in Hibernia's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 incorporated by reference into this Proxy Statement - Prospectus, and the June 30, 1997 financial statements and related notes of Unicorp included elsewhere herein.

PRO FORMA COMBINED BALANCE SHEET
Hibernia Corporation and Subsidiaries
June 30, 1997

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      UNICORP             PRO           PRO FORMA
                                                                   HIBERNIA        BANCSHARES-           FORMA           HIBERNIA
Unaudited ($ in thousands)                                      CORPORATION        TEXAS, INC.        ADJUSTMENTS      CORPORATION
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
  Cash and due from banks ..................................     $   462,991      $     8,350                          $   471,341
  Short-term investments ...................................         228,444              550         ($3,135)(B)          225,859
  Securities available for sale ............................       2,050,015           35,357                            2,085,372
  Securities held to maturity ..............................               -                -                                    -
  Loans, net of unearned income ............................       6,555,095           64,762                            6,619,857
      Reserve for possible loan losses .....................        (120,176)            (571)                            (120,747)
------------------------------------------------------------------------------------------------------------------------------------
          Loans, net .......................................       6,434,919           64,191                -           6,499,110
------------------------------------------------------------------------------------------------------------------------------------
  Bank premises and equipment ..............................         171,106            2,926                              174,032
  Customers' acceptance liability ..........................           1,183                -                                1,183
  Goodwill .................................................         130,651            2,503                              133,154
  Other intangibles assets .................................          21,748                -                               21,748
  Other assets .............................................         172,211            1,468                              173,679
------------------------------------------------------------------------------------------------------------------------------------
          TOTAL ASSETS .....................................     $ 9,673,268      $   115,345         ($3,135)         $ 9,785,478
------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
  Deposits:
      Demand, noninterest-bearing ..........................     $ 1,433,559      $    33,123                          $ 1,466,682
      Interest-bearing .....................................       6,535,306           69,801                            6,605,107
------------------------------------------------------------------------------------------------------------------------------------
          Total Deposits ...................................       7,968,865          102,924                            8,071,789
------------------------------------------------------------------------------------------------------------------------------------
  Short-term borrowings ....................................         591,463                -                              591,463
  Liability on acceptances .................................           1,183                -                                1,183
  Other liabilities ........................................         134,776            1,015         ($   20)(B)          135,771
  Debt .....................................................           7,028            3,115         ( 3,115)(B)            7,028
------------------------------------------------------------------------------------------------------------------------------------
          TOTAL LIABILITIES ................................       8,703,315          107,054         ( 3,135)           8,807,234
------------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
  Preferred Stock ..........................................         100,000                -                              100,000
  Common Stock .............................................         248,011            1,403              25 (A)          252,299
  Surplus ..................................................         379,918            2,787          (2,906)(A)          379,799
  Retained earnings ........................................         257,550            3,959                              261,509
  Treasury stock ...........................................            (639)             (21)              21(A)             (639)
  Unrealized gains (losses) on securities available for sale           3,388              163                                3,551
  Unearned compensation ....................................         (18,275)               -                              (18,275)
------------------------------------------------------------------------------------------------------------------------------------
          TOTAL SHAREHOLDERS' EQUITY .......................         969,953            8,291                -             978,244
------------------------------------------------------------------------------------------------------------------------------------
          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .......     $ 9,673,268      $   115,345         ($3,135)        $ 9,785,478
------------------------------------------------------------------------------------------------------------------------------------
-----------------
See notes to Pro Forma Combined Balance Sheet.

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED BALANCE SHEET
June 30, 1997

A. Hibernia plans to issue approximately 2,233,389 shares of Hibernia Common Stock, with an aggregate market value at the date of the Merger of $37,409,266 based upon an assumed market value of $16.75 per share, in exchange for 1,395,868 shares of Unicorp Common Stock outstanding at June 30, 1997 to effect the Merger with Unicorp resulting in an exchange rate of 1.6.
         The stated value of the Hibernia Common Stock is $1.92 per share.

         In accordance with the pooling-of-interests method of accounting, the historical equities of the merged companies are combined for the purposes of this pro forma combined balance sheet.

B. Hibernia will use available federal funds sold to retire Unicorp debt of $3,115,000 and related accrued interest of $20,000. The retirement of this debt is not a requirement of the Merger.

Pro Forma Combined Income Statements (Unaudited)

         The following unaudited pro forma combined income statements for the six months ended June 30, 1997 and 1996 and the years ended December 31, 1996, 1995, and 1994 combine the income statements of Hibernia and Unicorp as if the Merger had been effective on January 1, 1994. The unaudited pro forma combined income statements should be read in conjunction with the consolidated financial statements and notes of Hibernia contained in Hibernia's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and Hibernia's Annual Report on Form 10-K for the year ended December 31, 1996, each incorporated by reference into this Proxy Statement - Prospectus, and the financial statements and notes for the years ended December 31, 1996 and 1995 and the six-month periods ended June 30, 1997 and 1996 of Unicorp contained elsewhere herein. The cost associated with the Merger, estimated to be approximately $500,000, will be accounted for as a current period expense when incurred.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Six months ended June 30, 1997

                                                                                UNICORP         PRO FORMA
                                                            HIBERNIA        BANCSHARES-          HIBERNIA
Unaudited ($ in thousands, except per share data)        CORPORATION         TEXAS, INC.      CORPORATION
------------------------------------------------------------------------------------------------------------
Interest income
    Interest and fees on loans ...................     $     273,861      $       3,134     $     276,995
    Interest on securities available for sale ....            70,488              1,164            71,652
    Interest on securities held to maturity ......                 -                  -                 -
    Interest on short-term investments ...........             5,939                148             6,087
------------------------------------------------------------------------------------------------------------
        Total interest income ....................           350,288              4,446           354,734
------------------------------------------------------------------------------------------------------------
Interest expense
    Interest on deposits .........................           136,326              1,295           137,621
    Interest on short-term borrowings ............            10,092                  -            10,092
    Interest on debt .............................               747                123               870
------------------------------------------------------------------------------------------------------------
        Total interest expense ...................           147,165              1,418           148,583
------------------------------------------------------------------------------------------------------------
Net interest income ..............................           203,123              3,028           206,151
    Provision for possible loan losses ...........                 -                 70                70
------------------------------------------------------------------------------------------------------------
Net interest income after provision
   for possible loan losses ......................           203,123              2,958           206,081
------------------------------------------------------------------------------------------------------------
Noninterest income
    Service charges on deposits ..................            33,571                602            34,173
    Trust fees ...................................             7,185                  3             7,188
    Other service, collection and exchange charges            20,420                 76            20,496
    Other operating income .......................             6,753                169             6,922
    Securities gains (losses), net ...............               371                  -               371
------------------------------------------------------------------------------------------------------------
        Total noninterest income .................            68,300                850            69,150
------------------------------------------------------------------------------------------------------------
Noninterest expense
    Salaries and employee benefits ...............            84,568              1,138            85,706
    Occupancy expense, net .......................            14,708                148            14,856
    Equipment expense ............................            13,845                103            13,948
    Data processing expense ......................             9,793                196             9,989
    Foreclosed property expense, net .............              (574)                 1              (573)
    Amortization of intangibles ..................             7,009                 90             7,099
    Other operating expense ......................            44,447                656            45,103
------------------------------------------------------------------------------------------------------------
        Total noninterest expense ................           173,796              2,332           176,128
------------------------------------------------------------------------------------------------------------
Income before income taxes .......................            97,627              1,476            99,103
Income tax expense ...............................            34,078                473            34,551
------------------------------------------------------------------------------------------------------------
Income from continuing operations ................     $      63,549      $       1,003     $      64,552
------------------------------------------------------------------------------------------------------------

Income from  continuing operations
    applicable to common shareholders ............     $      60,099      $       1,003     $      61,102
------------------------------------------------------------------------------------------------------------

Pro forma weighted average common shares .........       127,240,768          2,233,389       129,474,157
------------------------------------------------------------------------------------------------------------

Pro forma income per common share from
    continuing operations  (A) ...................                        $        0.47     $        0.47
------------------------------------------------------------------------------------------------------------
-------------
See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Six months ended June 30, 1996

                                                                            UNICORP          PRO FORMA
                                                            HIBERNIA      BANCSHARES-         HIBERNIA
Unaudited ($ in thousands, except per share data)        CORPORATION      TEXAS, INC.      CORPORATION
---------------------------------------------------------------------------------------------------------
Interest income
    Interest and fees on loans ...................     $     224,101      $    2,265     $     226,366
    Interest on securities available for sale ....            69,923             775            70,698
    Interest on securities held to maturity ......                 -               -
    Interest on short-term investments ...........             4,813             220             5,033
---------------------------------------------------------------------------------------------------------
        Total interest income ....................           298,837           3,260           302,097
---------------------------------------------------------------------------------------------------------
Interest expense
    Interest on deposits .........................           115,844             959           116,803
    Interest on short-term borrowings ............             7,020               -             7,020
    Interest on debt .............................               779              22               801
---------------------------------------------------------------------------------------------------------
        Total interest expense ...................           123,643             981           124,624
---------------------------------------------------------------------------------------------------------
Net interest income ..............................           175,194           2,279           177,473
    Provision for possible loan losses ...........               975              48             1,023
---------------------------------------------------------------------------------------------------------
Net interest income after provision
   for possible loan losses ......................           174,219           2,231           176,450
---------------------------------------------------------------------------------------------------------
Noninterest income
    Service charges on deposits ..................            27,054             438            27,492
    Trust fees ...................................             6,451               2             6,453
    Other service, collection and exchange charges            16,468              67            16,535
    Other operating income .......................             5,738              93             5,831
    Securities gains (losses), net ...............               113               -               113
---------------------------------------------------------------------------------------------------------
        Total noninterest income .................            55,824             600            56,424
---------------------------------------------------------------------------------------------------------
Noninterest expense
    Salaries and employee benefits ...............            75,203             780            75,983
    Occupancy expense, net .......................            13,203              90            13,293
    Equipment expense ............................            11,333              63            11,396
    Data processing expense ......................            10,315             132            10,447
    Foreclosed property expense, net .............            (1,675)              1            (1,674)
    Amortization of intangibles ..................             1,924              16             1,940
    Other operating expense ......................            36,335             481            36,816
---------------------------------------------------------------------------------------------------------
        Total noninterest expense ................           146,638           1,563           148,201
---------------------------------------------------------------------------------------------------------
Income before income taxes .......................            83,405           1,268            84,673
Income tax expense ...............................            28,960             416            29,376
---------------------------------------------------------------------------------------------------------

Income from continuing operations ................     $      54,445      $       85     $      55,297
---------------------------------------------------------------------------------------------------------

Income from  continuing operations
    applicable to common shareholders ............     $      54,445      $       85     $      55,297
---------------------------------------------------------------------------------------------------------

Pro forma weighted average common shares .........       126,571,918       2,233,389       128,805,307
---------------------------------------------------------------------------------------------------------

Pro forma income per common share from
    continuing operations  (A) ...................     $        0.43                     $        0.43
---------------------------------------------------------------------------------------------------------
-------------
See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED INCOME STATEMENT
Six months ended June 30, 1997 and 1996

A. Hibernia expects to achieve savings through reductions in operating costs in connection with the Merger. The majority of savings will be achieved through consolidation of certain operations. The extent to which the savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and certain external factors. Therefore, there can be no assurance that such savings will be realized. No adjustment has been included in the unaudited pro forma financial statements for the anticipated savings.


HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Year ended December 31, 1996

                                                                             UNICORP        PRO FORMA
                                                           HIBERNIA        BANCSHARES-       HIBERNIA
Unaudited ($ in thousands, except per share data)        CORPORATION       TEXAS, INC.     CORPORATION
----------------------------------------------------------------------------------------------------------
Interest income
    Interest and fees on loans ...................     $     477,299      $    5,429     $     482,728
    Interest on securities available for sale ....           138,549           1,737           140,286
    Interest on securities held to maturity ......                 -               -                 -
    Interest on short-term investments ...........             9,780             509            10,289
----------------------------------------------------------------------------------------------------------
        Total interest income ....................           625,628           7,675           633,303
----------------------------------------------------------------------------------------------------------
Interest expense
    Interest on deposits .........................           242,570           2,210           244,780
    Interest on short-term borrowings ............            15,288               -            15,288
    Interest on debt .............................             1,553             152             1,705
----------------------------------------------------------------------------------------------------------
        Total interest expense ...................           259,411           2,362           261,773
----------------------------------------------------------------------------------------------------------
Net interest income ..............................           366,217           5,313           371,530
    Provision for possible loan losses ...........           (12,625)             48           (12,577)
----------------------------------------------------------------------------------------------------------
Net interest income after provision
   for possible loan losses ......................           378,842           5,265           384,107
----------------------------------------------------------------------------------------------------------
Noninterest income
    Service charges on deposits ..................            58,330           1,200            59,530
    Trust fees ...................................            13,397               7            13,404
    Other service, collection and exchange charges            33,985             214            34,199
    Gain on sale of business lines ...............               517               -               517
    Other operating income .......................             9,436             104             9,540
    Securities gains (losses), net ...............            (5,306)              -            (5,306)
----------------------------------------------------------------------------------------------------------
        Total noninterest income .................           110,359           1,525           111,884
----------------------------------------------------------------------------------------------------------
Noninterest expense
    Salaries and employee benefits ...............           161,170           1,897           163,067
    Occupancy expense, net .......................            26,959             523            27,482
    Equipment expense ............................            28,735             194            28,929
    Data processing expense ......................            20,234             307            20,541
    Foreclosed property expense, net .............            (1,743)              2            (1,741)
    Amortization of intangibles ..................             7,290             105             7,395
    Other operating expense ......................            77,088             666            77,754
----------------------------------------------------------------------------------------------------------
        Total noninterest expense ................           319,733           3,694           323,427
----------------------------------------------------------------------------------------------------------
Income before income taxes .......................           169,468           3,096           172,564
Income tax expense ...............................            59,518             995            60,513
----------------------------------------------------------------------------------------------------------

Income from continuing operations ................     $     109,950      $    2,101     $     112,051
==========================================================================================================

Income from  continuing operations
    applicable to common shareholders ............     $     108,210      $    2,101     $     110,311
==========================================================================================================

Pro forma weighted average common shares .........       126,765,513       2,233,389       128,998,902
==========================================================================================================

Pro forma income per common share from
    continuing operations  (A)                         $        0.85                     $        0.86
==========================================================================================================
-------------
See notes to Pro Forma Combined Income Statements.


HIBERNIA CORPORATION
PRO FORMA COMBINED INCOME STATEMENT
Year ended December 31, 1995

                                                                             UNICORP        PRO FORMA
                                                           HIBERNIA        BANCSHARES-      HIBERNIA
Unaudited ($ in thousands, except per share data)        CORPORATION       TEXAS, INC.    CORPORATION
----------------------------------------------------------------------------------------------------------
Interest income
    Interest and fees on loans ...................     $     389,609      $    3,839     $     393,448
    Interest on securities available for sale ....            49,632           1,680            51,312
    Interest on securities held to maturity ......           116,237               -           116,237
    Interest on short-term investments ...........             7,368             246             7,614
----------------------------------------------------------------------------------------------------------
        Total interest income ....................           562,846           5,765           568,611
----------------------------------------------------------------------------------------------------------
Interest expense
    Interest on deposits .........................           226,669           1,757           228,426
    Interest on short-term borrowings ............            13,791               1            13,792
    Interest on debt .............................             1,630               -             1,630
----------------------------------------------------------------------------------------------------------
        Total interest expense ...................           242,090           1,758           243,848
----------------------------------------------------------------------------------------------------------
Net interest income ..............................           320,756           4,007           324,763
    Provision for possible loan losses ...........             1,140             185             1,325
----------------------------------------------------------------------------------------------------------
Net interest income after provision
   for possible loan losses ......................           319,616           3,822           323,438
----------------------------------------------------------------------------------------------------------
Noninterest income
    Service charges on deposits ..................            48,715           1,011            49,726
    Trust fees ...................................            12,498               8            12,506
    Other service, collection and exchange charges            28,673              95            28,768
    Gain on divestiture of banking offices .......             2,361               -             2,361
    Gain on sale of business lines ...............             3,402               -             3,402
    Other operating income .......................             8,317             224             8,541
    Securities gains (losses), net ...............               248               -               248
----------------------------------------------------------------------------------------------------------
        Total noninterest income .................           104,214           1,338           105,552
----------------------------------------------------------------------------------------------------------
Noninterest expense
    Salaries and employee benefits ...............           136,804           1,388           138,192
    Occupancy expense, net .......................            26,501             194            26,695
    Equipment expense ............................            21,648              90            21,738
    Data processing expense ......................            19,373             238            19,611
    Foreclosed property expense, net .............              (699)              -              (699)
    Amortization of intangibles ..................             3,709               -             3,709
    Other operating expense ......................            76,742             735            77,477
----------------------------------------------------------------------------------------------------------
        Total noninterest expense ................           284,078           2,645           286,723
----------------------------------------------------------------------------------------------------------
Income before income taxes .......................           139,752           2,515           142,267
Income tax expense ...............................            10,867             801            11,668
----------------------------------------------------------------------------------------------------------
Income from continuing operations ................     $     128,885      $    1,714     $     130,599
==========================================================================================================

Income from  continuing operations
    applicable to common shareholders ............     $     128,885      $    1,714     $     130,599
==========================================================================================================

Pro forma weighted average common shares .........       126,880,767       2,233,389       129,114,156
==========================================================================================================

Pro forma income per common share from
    continuing operations  (A)                         $        1.02                     $        1.01
==========================================================================================================
-------------
See notes to Pro Forma Combined Income Statements.


PRO FORMA COMBINED INCOME STATEMENT
Year ended December 31, 1994

                                                                             UNICORP        PRO FORMA
                                                            HIBERNIA       BANCSHARES-       HIBERNIA
Unaudited ($ in thousands, except per share data)         CORPORATION      TEXAS, INC.      CORPORATION
----------------------------------------------------------------------------------------------------------
Interest income
    Interest and fees on loans ...................     $     307,545      $     3,325      $     310,870
    Interest on securities available for sale ....            53,134            1,635             54,769
    Interest on securities held to maturity ......           111,325                -            111,325
    Interest on short-term investments ...........             7,941              161              8,102
----------------------------------------------------------------------------------------------------------
        Total interest income ....................           479,945            5,121            485,066
----------------------------------------------------------------------------------------------------------
Interest expense
    Interest on deposits .........................           169,633            1,486            171,119
    Interest on short-term borrowings ............             6,225                7              6,232
    Interest on debt .............................             2,971                -              2,971
----------------------------------------------------------------------------------------------------------
        Total interest expense ...................           178,829            1,493            180,322
----------------------------------------------------------------------------------------------------------
Net interest income ..............................           301,116            3,628            304,744
    Provision for possible loan losses ...........           (17,869)              67            (17,802)
----------------------------------------------------------------------------------------------------------
Net interest income after provision
   for possible loan losses ......................           318,985            3,561            322,546
----------------------------------------------------------------------------------------------------------
Noninterest income
    Service charges on deposits ..................            47,139              880             48,019
    Trust fees ...................................            13,092                9             13,101
    Other service, collection and exchange charges            22,487               26             22,513
    Other operating income .......................            12,129               48             12,177
    Securities gains (losses), net ...............            (1,669)              (6)            (1,675)
----------------------------------------------------------------------------------------------------------
        Total noninterest income .................            93,178              957             94,135
----------------------------------------------------------------------------------------------------------
Noninterest expense
    Salaries and employee benefits ...............           133,002            1,339            134,341
    Occupancy expense, net .......................            28,338              191             28,529
    Equipment expense ............................            17,871               92             17,963
    Data processing expense ......................            21,231              266             21,497
    Foreclosed property expense, net .............            (7,064)              13             (7,051)
    Amortization of intangibles ..................            23,231                -             23,231
    Other operating expense ......................            86,309              675             86,984
----------------------------------------------------------------------------------------------------------
        Total noninterest expense ................           302,918            2,576            305,494
----------------------------------------------------------------------------------------------------------
Income before income taxes .......................           109,245            1,942            111,187
Income tax expense ...............................             7,785              619              8,404
----------------------------------------------------------------------------------------------------------
Income from continuing operations ................     $     101,460      $     1,323      $     102,783
==========================================================================================================

Income from  continuing operations
    applicable to common shareholders ............     $     101,460      $     1,323      $     102,783
==========================================================================================================

Pro forma weighted average common shares .........       127,595,944        2,233,389        129,829,333
==========================================================================================================

Pro forma income per common share from
    continuing operations  (A)                         $        0.80                       $        0.79
==========================================================================================================
-------------
See notes to Pro Forma Combined Income Statements.

HIBERNIA CORPORATION
NOTES TO PRO FORMA COMBINED INCOME STATEMENT
Years ended December 31, 1996, 1995 and 1994

A. Hibernia expects to achieve savings through reductions in operating costs in connection with the Merger. The majority of savings will be achieved through consolidation of certain operations. The extent to which the savings will be achieved depends, among other things, on the regulatory environment and economic conditions, and may be affected by unanticipated changes in business activities, inflation and certain external factors. Therefore, there can be no assurance that such savings will be realized. No adjustment has been included in the unaudited pro forma financial statements for the anticipated savings.




          CERTAIN INFORMATION CONCERNING UNICORP

Description of Business

      Unicorp was incorporated on July 28, 1980, under the laws of the state of Texas for the purpose of becoming a bank holding company, as defined under the BHCA, with respect to the Bank. Unicorp acquired all of the stock of the Bank on June 30, 1981. On May 31, 1996, Unicorp transferred all of the stock of the Bank to UB-Delaware, a Delaware corporation and wholly-owned subsidiary of Unicorp. As of June 30, 1997, Unicorp had, on a consolidated basis, total assets of $115 million, total deposits of $103 million and total shareholders' equity of $8 million.

      Unicorp does not, as an entity, engage in separate business activities of a material nature apart from the activities it performs for UB-Delaware and the Bank; it owns no significant assets other than the stock of UB-
Delaware and indirectly, the stock of the Bank; and it derives all its revenues from the Bank.

      The Bank is a Texas banking association that was organized on December 31, 1970. The Bank's main facility is located in Orange, Texas, and the Bank has additional branches in Orange and Vidor, Texas. The Bank is a full service commercial bank. The Bank meets its commercial, industrial and financial customers' banking needs with a range of financial services. Commercial lending activities include short-term and medium-term loans, Small Business Administration loans, revolving credit arrangements, inventory and accounts receivable financing, equipment financing and leasing and interim real estate lending. Other services include cash management programs, federal tax depository services and night depository services.

      The  Bank  provides a full range of  consumer  banking
services, including savings and checking accounts, various savings programs and installment and other personal loans. It makes automobile and other installment loans directly to customers, as well as through dealers to whom the Bank may also provide various forms of "floor plan" financing. The Bank makes home improvement and real estate loans, including mortgage loans, and provides safe deposit services. The Banks offers Master Card and VISA credit cards to its customers as an agent for another bank. The Bank has and exercises trust powers.

      The business of the Bank is not seasonal in any material respect, and neither the loans nor the deposits of the Bank are concentrated in any individual or group that, if lost, would have a material effect on the business of the Bank.

      On May 31, 1996, Unicorp acquired all of the stock of Vidor Bancorporation, Inc. ("Vidor"), a Texas corporation and registered bank holding company, and thereby indirectly acquired all of the stock of First Texas Bank ("First Texas"), a Texas banking association and wholly-owed subsidiary of Vidor. First Texas was subsequently merged with and into the Bank, and Vidor was dissolved. As a result of such acquisition, the Bank acquired its branch office in Vidor, Texas.

      Unicorp paid to the shareholders of Vidor a total of $5,746,000 for the stock in Vidor. In order to finance such purchase, Unicorp borrowed $3,500,000 from Norwest Bank, Minnesota, N.A., which indebtedness is secured by a pledge of the stock of the Bank. The remainder of the consideration was paid as a result of dividends from the Bank and First Texas.

Supervision and Regulation

      Banking is a complex, highly regulated industry.   The
primary goals of the bank regulatory scheme are to maintain a safe and sound banking system and to facilitate the conduct of monetary policy.

      As bank holding companies under the BHCA, Unicorp and UB-Delaware are registered with and subject to regulation by the Federal Reserve Board. Unicorp and UB-Delaware file annual and other reports with, and furnish information to, the Federal Reserve, which may make inspections of Unicorp and UB-Delaware.

      The BHCA provides that a bank holding company must obtain the prior approval of the Federal Reserve for the acquisition of more than 5% of the voting stock or substantially all the assets of any bank or bank holding company. In addition, the BHCA restricts the extension of credit to any bank holding company by its subsidiary bank. The BHCA also provides that, with certain exceptions, a bank holding company may not (i) engage in any activities other than those of banking or managing or controlling banks and other authorized subsidiaries or (ii) own or control more than 5% of the voting shares of any company that is not a bank. The Federal Reserve has deemed certain limited activities to be closely related to banking and therefore permissible activities for a bank holding company. Neither Unicorp nor UB-Delaware have any intention of engaging in any such activities at this time.

      The Federal Reserve has cease-and-desist powers over bank holding companies and their nonbanking subsidiaries if their activities constitute a serious threat to the safety, soundness or stability of a subsidiary bank. Federal regulatory agencies also have authority to regulate debt obligations (other than commercial paper) issued by bank holding companies. This authority includes the power to impose interest ceilings and reserve requirements on such debt obligations. A bank holding company and its subsidiaries are also prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

      The Bank is subject to various requirements and restrictions under the laws of the United States and the State of Texas, and to regulation, supervision and regular examination by the FDIC and the Texas Department of Banking. The Bank is subject to the power of the FDIC to enforce compliance with applicable banking statutes and regulations. Such requirements and restrictions include requirements to maintain adequate capital and reserves against deposits, restrictions on the nature and amount of loans that may be made and the interest that may be charged thereon and restrictions relating to investments and other activities of the Bank.

      The capital classification of a bank affects the frequency of examinations of the bank, impacts the ability of the bank to engage in certain activities and affects the deposit insurance premiums paid by the bank. The Bank's deposits are insured by the Bank Insurance Fund of the FDIC. Under applicable law, the FDIC is authorized to assess insurance premiums on a bank's deposits at a variable rate depending on the probability that the deposit insurance fund will incur a loss with respect to the bank. (Under prior law, the deposit insurance assessment was a flat rate, regardless of the likelihood of loss.) In this regard, the FDIC determines the deposit insurance assessment rates on the basis of the Bank's capital classification and supervisory evaluations. Each of the categories have three subcategories, resulting in nine assessment risk classifications. The three subcategories with respect to capital are "well capitalized," "adequately capitalized", "healthy," "supervisory concern" and "substantial supervisory concern." A bank is deemed "healthy" if it is financially sound with only a few minor weaknesses. A bank is deemed subject to "supervisory concern" if it has weaknesses that, if not corrected, could result in significant deterioration of the bank and increased risk to the Bank Insurance Fund. A bank is deemed subject to "substantial supervisory concern" if it poses a substantial probability of loss to the Bank Insurance Fund.

      THE FOREGOING IS AN ATTEMPT TO SUMMARIZE SOME OF THE RELEVANT LAWS, RULES AND REGULATIONS GOVERNING BANKS AND BANK HOLDING COMPANIES, BUT DOES NOT PURPORT TO BE A COMPLETE SUMMARY OF ALL APPLICABLE LAWS, RULES AND REGULATIONS GOVERNING BANKS AND BANK HOLDING COMPANIES.

Competition

      The  activities in which the Bank engages  are  highly
competitive.    the  Bank  actively  competes   with   other
financial institutions in its efforts to obtain deposits and make loans, in the scope and type of services offered, in interest rates paid on time deposits and charged on loans, and in other aspects of banking. In addition to competing with other commercial banks within and without its primary
service   area,  the  Bank  competes  with  other  financial
institutions engaged in the business of making loans or accepting deposits, such as savings and loan associations,
credit   unions,  insurance  companies,  finance  companies,
mortgage loan companies, certain governmental agencies and other enterprises, certain of which are regulated to a lesser extent than the Bank, thereby enjoying a competitive
advantage.   Additional competition for deposits comes  from
government and private issuers of debt obligations and other investment alternatives for depositors, such as money market funds.

     The Bank is faced with competition from banks and other institutions located in money centers inside and outside Texas and from foreign banks that maintain representative offices in Texas. The competition faced by the Bank from banking organizations outside of Texas has increased in recent years due to statutes that permit bank holding companies located outside of Texas to acquire Texas banks, subject to regulatory approval. Several banks located in the Bank's market area are now owned and controlled by bank holding companies located outside of Texas, several of which have significantly greater resources than the Bank. In addition, the competition faced by the Bank from banks located in other areas of the state has increased due to legal developments resulting in statewide branching rights for Texas banks. As the result, banks located in Texas can, subject to regulatory approval, establish branch facilities near the Bank's banking house and within its market area. The Bank is uncertain whether any additional branches, if established, would materially affect the Bank's business.

Employees

      The  Bank's employees and directors conduct  Unicorp's
business,  but  are  not separately compensated  as  Unicorp
employees.   The  Bank currently has 61 full-time  employees
and 15 part-time employees.

Properties

      The Bank's principal offices are located at 302 North 5th Street, Orange, Texas. The main office of the Bank is located in a two-story building, containing approximately 15,000 square feet with an attached nine-lane drive-in facility, located on approximately 1.6 acres. The main office facility is owned by the Bank and is unencumbered.

     The Bank has a branch located at 3738 North 16th Street in Orange, Texas. This branch consists of a 2,000 square foot facility with a seven-lane drive-in facility, and automated teller machine. This facility is owned by the Bank and is unencumbered.

      The Bank also has a branch located as 1255 North Main Street, Vidor, Texas. This branch consists of a 19,000-square-foot brick building on approximately 3.8 acres. The building has an attached nine-lane drive-in facility and one automated teller machine. This branch facility is owned by the Bank and is unencumbered.

Legal Proceedings

      Unicorp and the Bank are involved in various legal proceedings in the normal course of their business. No such matters, either singularly or in the aggregate, would have, in the opinion of their respective management, a material adverse effect upon the financial condition of Unicorp or the Bank, if adversely concluded.

Market for the Common Stock and Dividends

       Unicorp's authorized capital stock consists of 9,000,000 shares of common stock, par value $1.00 per share, of which 1,395,868 shares were issued and outstanding as of the Record Date, and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which were issued and outstanding as of the Record Date. There are presently 76 shareholders of record of Unicorp. There is no established public market for Unicorp Common Stock, nor are there any published quotations for such shares. Unicorp acts as its own transfer agent and registrar.

      Occasionally, Unicorp becomes aware of trades in Unicorp Common Stock and the prices at which such trades were effected. To the knowledge of Unicorp's management, there have been only two trades of Unicorp Common Stock since January 1, 1995, involving a total of 658 shares, each at a price of $4.00 per share. Such price represents actual trades but may not include all trades that occurred during such period, and such price is the result of limited trading and may not representative of the actual fair market value of Unicorp Common Stock.

      Unicorp declared and paid cash dividends of $0.60 per share and $0.84 per share in 1996 and 1995, respectively, and declared a paid a cash dividend of $0.30 per share as of June 30, 1997. The amount of dividends that may be paid by Unicorp is restricted under the terms of the Agreement, which provides that the amount of such dividends may not exceed $0.15 per fiscal quarter for each quarter completed prior to the Effective Date of the Merger, consistent in timing with past practices during the preceding three years. As a bank holding company that does not, as an entity, engage in separate business activities, Unicorp's ability to pay cash dividends depends upon the income it receives from the Bank. Unicorp's only sources of income are (i) dividends paid to it indirectly by the Bank, and (ii) tax savings, if any, that result from the filing of consolidated tax returns for Unicorp and the Bank. Unicorp must pay all of its operating expenses from the funds received by Unicorp from the Bank.

       The   ability  of  the  Bank,  as  a  Texas   banking
association, to pay dividends is restricted under applicable law and regulations. A Texas banking association may not
pay  dividends  from its stated capital.   Additionally,  if
losses have been sustained at any time by a bank equal to or exceeding its undivided profits then on hand, no dividend can be paid by the bank, and all dividends must be paid out of net profits then on hand, after deducting expenses, including losses and provisions for loan losses. The Bank's payment of dividends is also restricted by federal law. Dividends may be declared only when and to the extent justified by sound banking practices. Pursuant to 12 U.S.C.
1818(b),   the   FDIC  has the power to prohibit the payment
of dividends if such payment would constitute an unsafe or unsound banking practice within the meaning of such section. The Bank is also subject to certain restrictions on the payment of dividends as a result of the requirement that is maintain adequate levels of capital in accordance with
guidelines promulgated from time to time by the  FDIC.   The
FDIC   has  issued  risk-based  capital  regulations,  which
require banks to maintain minimum capital levels based upon the relative safety of their assets.

Security Ownership of Principal Shareholders and Management

Ownership of Principal Shareholders

      The following table sets forth information concerning all persons known to Unicorp to be beneficial owners, directly or indirectly, of more than 5% of the outstanding shares of Unicorp Common Stock, Unicorp 's only class of voting securities, as of the Record Date. Unless otherwise indicated, the named persons have direct beneficial ownership of the shares with sole voting and investment power.



Name and Address           Amount and Nature
of Beneficial Owner          of Beneficial      Percent of Class
                               Ownership


Kenneth Ardis                    78,125               5.60%
655 Doty Road
Vidor, Texas  77662

Lin M. Bingham (1)               76,731               5.50%
1602 Inglewood
Orange, Texas  77630

Joseph A. Burke                 114,471               8.20%
3738 N. 16th Street
Orange, Texas  77630

Steve Carlton &                  71,875               5.15%
Associates Profit
Sharing Fund
805 Henderson
Orange, Texas  77630

Anton Dal Sasso                  91,468               6.55%
2100 Sunset Drive
Orange, Texas  77630

Mary Lou Mott                   244,202              17.49%
5480 Washington Blvd.
Beaumont, Texas 77707

William G. Oliver (2)            85,102               6.10%
2227 Chasse Bend
Orange, Texas  77632

Lew C. Sheffler                 158,952              11.39%
4412 Hillbrook Drive
Orange, Texas  77630

William P. Sterling,             73,115               5.24%
 Jr. (3)
3127 N. 16th
Orange, Texas  77630

Carlos R. Vacek (4)             156,585              11.22%
P. O. Box 969
Orange, Texas  77630

          (1) Includes 11,962 shares registered in the name of Mr. Bingham or Vicki L. Bingham (Mr. Bingham's spouse), over which each of them exercise sole voting and dispositive power. Also includes 38,269 shares registered in the name of Ornaba & Co. for the benefit of Mr. Bingham, over which he exercises sole voting and dispositive power, and 26,500 shares registered in the name of Ornaba & Co. for the benefit of Vicki L. Bingham, over which she exercises sole voting and dispositive power. Ornaba & Co. is the nominee name for the Bank's Trust Department.

          (2) Includes 73,310 shares registered in the name of Ornaba & Co. for the benefit of Mr. Oliver, over which he exercises sole voting and dispositive power. Ornaba & Co. is the nominee name for the Bank's Trust Department.

          (3) Includes 15,250 shares registered in the name of Mr. Sterling or Dean Sterling (Mr. Sterling's son) over which each of them exercise sole voting and dispositive power. Also includes 15,365 shares registered in the name of Mr. Sterling and Scott Sterling (Mr. Sterling's son) over which each of them exercise sole voting and dispositive power. Also includes 12,000 shares registered in the name of Mr. Sterling or Christopher S. Sterling (Mr.
          Sterling's son) over which each of them exercise sole voting and dispositive power. Also includes 19,500 shares registered in the name of Mr. Sterling or Mary Hughes (Mr. Sterling's sister), over which each of them exercise sole voting and dispositive power. Also includes 11,000 registered in the name of Mr. Sterling or Delores Sterling (Mr. Sterling's spouse), over which each of them exercise sole voting and dispositive power.

          (4) Includes 51,000 shares registered in the name of Mr. Vacek or Beth Vacek (Mr. Vacek's spouse), over which each of them exercise sole voting and dispositive power. Also includes 25,000 shares registered in the name of Mr. Vacek or Carla Vacek (Mr. Vacek's daughter), over which each of them exercise sole voting and dispositive power. Also includes 25,000 shares registered in the name of Mr. Vacek or Damon Vacek (Mr. Vacek's son) over which each of them exercise sole voting and dispositive power. Also includes 12,000 shares owned individually by Carla Vacek, over which she exercises sole voting and dispositive power, and 12,000 shares owned individually by Damon Vacek, over which he exercises sole voting and dispositive power. Also includes 25,577 shares held by Ornaba & Co. for the benefit of Mr. Vacek, over which he exercises sole voting and dispositive power, and 1,544 shares held by Ornaba & Co. for the benefit of Beth Vacek, over which she exercises sole voting and dispositive power. Ornaba & Co. is the nominee name for the Bank's Trust Department.

Security Ownership of Management

      The following table sets forth information concerning the shares of Unicorp Common Stock beneficially owned, directly or indirectly, by each director and executive officer of Unicorp , and all directors and executive officers as a group as of the Record Date. Unless otherwise indicated, the named persons have direct beneficial ownership of the shares with sole voting and investment power.

                       Amount and Nature
Name and Address        of Beneficial
of Beneficial Owner        Ownership             Percent  of Class

Lin M. Bingham (1)            76,731                  5.50%

Joseph A. Burke (2)          114,471                  8.20%

Anton Dal Sasso (3)           91,468                  6.55%

Shirley Hall (4)               5,000                    *

Michael Lucia, Jr. (5)        62,599                  4.48%

Mary Lou Mott (6)            244,202                 17.49%

William G. Oliver (7)         85,102                  6.10%

Lew C. Sheffler (8)          158,952                 11.39%

W. P. Sterling, Jr. (9)       73,115                  5.24%

Carlos R. Vacek (10)         156,585                 11.22%

Directors and               1,068,185                76.52%
Officers of Unicorp
as a group (10 persons)


          * Represents less than 1% of the issued and outstanding shares of Unicorp Common Stock.

          (1) Mr. Bingham serves as Vice President and a Director of Unicorp. Includes 11,962 shares registered in the name of Mr. Bingham or Vicki L. Bingham (Mr. Bingham's spouse), over which each of them exercise sole voting and dispositive power. Also includes 38,269 shares registered in the name of Ornaba & Co. for the benefit of Mr. Bingham, over which he exercises sole voting and dispositive power, and 26,500 shares registered in the name of Ornaba & Co. for the benefit of Vicki
          L. Bingham, over which she exercises sole voting and dispositive power. Ornaba & Co. is the nominee name for the Bank's Trust Department.

          (2) Mr. Burke serves as Chairman of the Board and a Director of Unicorp.

          (3)   Mr.  Dal  Sasso  serves  as  a  Director  of
          Unicorp.

          (4) Ms. Hall serves as Secretary and Treasurer of Unicorp. Shares are registered in the name of Ornaba & Co. for the benefit of Ms. Hall, over which she exercises sole voting and dispositive power. Ornaba & Co. is the nominee name for the Bank's Trust Department.

          (5) Mr. Lucia serves as a Director of Unicorp. Includes 22,197 shares registered in the name of Cynthia M. Lucia (Mr. Lucia's spouse), over which
          she   has   sole   voting   and  dispositive power,
          and   6,666 shares held by Michael M. Lucia,  III,
          Mr.    Lucia's    son,    over which he  has  sole
          voting   and  dispositive  power.   Also  includes
          10,736 shares registered in the name of Ornaba & Co. for the benefit of Mr. Lucia, over which he exercises sole voting and dispositive power, and 802 shares registered in the name of Ornaba & Co. for the benefit of Cynthia M. Lucia, over which she exercises sole voting and dispositive power. Ornaba & Co. is the nominee name for the Bank's Trust Department.

          (6)  Ms. Mott serves as a Director of Unicorp.

          (7) Mr. Oliver serves as a Director of Unicorp. Includes 73,310 shares registered in the name of Ornaba & Co. for the benefit of Mr. Oliver, over which he exercises sole voting and dispositive power. Ornaba & Co. is the nominee name for the Bank's Trust Department.

          (8)  Mr. Sheffler serves as a Director of Unicorp.

          (9) Mr. Sterling serves as Vice President and a Director of Unicorp. Includes 15,250 shares registered in the name of Mr. Sterling or Dean Sterling (Mr. Sterling's son) over which each of them exercise sole voting and dispositive power. Also includes 15,365 shares registered in the name of Mr. Sterling and Scott Sterling (Mr. Sterling's son) over which each of them exercise sole voting and dispositive power. Also includes 12,000 shares registered in the name of Mr. Sterling or Christopher S. Sterling (Mr.
          Sterling's son) over which each of them exercise sole voting and dispositive power. Also includes 19,500 shares registered in the name of Mr. Sterling or Mary Hughes (Mr. Sterling's sister), over which each of them exercise sole voting and dispositive power. Also includes 11,000 registered in the name of Mr. Sterling or Delores Sterling (Mr. Sterling's spouse), over which each of them exercise sole voting and dispositive power.


        (10) Mr. Vacek serves as President and a Director of Unicorp. Includes 51,000 shares registered in the name of Mr. Vacek or Beth Vacek (Mr. Vacek's spouse),
        over    which  each    of  them exercise sole  voting
        and dispositive power. Also includes 25,000 shares registered in the name of Mr. Vacek or Carla Vacek
        (Mr.  Vacek's  daughter),     over   which   each of
        them exercise sole voting and dispositive power. Also includes 25,000 shares registered in the name of Mr. Vacek or Damon Vacek (Mr. Vacek's son) over
        which   each   of   them   exercise sole voting and
        dispositive  power.    Also includes  12,000 shares
        owned individually by Carla Vacek,  over which  she
        exercises sole voting and  dispositive power,   and
        12,000 shares owned individually by Damon Vacek, over which he exercises sole voting and dispositive power. Also includes 25,577 shares held by Ornaba &
        Co.   for   the   benefit  of Mr. Vacek, over which
        he exercises sole voting and dispositive power, and 1,544 shares held by Ornaba & Co. for the benefit of
        Beth   Vacek,     over   which    she exercises sole
        voting and dispositive power.   Ornaba & Co.  is the
        nominee name for the Bank's Trust Department.


                           Unicorp Banschares-Texas Inc. and Subsidiary
                                    Consolidated Balance Sheet
                                           (Unaudited)


                                                                           June 30,
-------------------------------------------------------------------------------------------------
                                                                   1997                1996
-------------------------------------------------------------------------------------------------
    ASSETS

Cash and due from banks ............................      $   8,350,168       $   6,998,385
Federal funds sold .................................            550,000          10,325,000

Investment securities available for sale ...........         35,357,337          31,152,207

Loans ..............................................         66,261,714          64,182,369
     Less: Unearned discount .......................         (1,499,703)         (1,592,010)
           Allowance for loan losses ...............           (571,209)           (594,559)
-------------------------------------------------------------------------------------------------
     NET LOANS .....................................         64,190,802          61,995,800

Bank premises and equipment - net ..................          2,925,655           2,402,326
Other real estate and assets acquired by foreclosure            134,918               2,500
Interest receivable ................................            865,762             775,753
Goodwill ...........................................          2,502,666           2,898,077
Deferred federal income tax ........................                  -                   -
Other assets .......................................            466,984             643,281

-------------------------------------------------------------------------------------------------
     TOTAL ASSETS ..................................      $ 115,344,292       $ 117,193,329
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

    LIABILITIES AND EQUITY

Non-interest bearing deposits ......................         33,122,972          33,900,966
Interest bearing deposits ..........................         69,800,614          72,197,333
-------------------------------------------------------------------------------------------------
     TOTAL DEPOSITS ................................        102,923,586         106,098,299

Note payable .......................................          3,114,610           3,500,000
Interest payable ...................................            176,971             178,803
Dividend payable ...................................            209,380             209,380
Deferred federal income tax liability ..............            194,945             190,696
Other liabilities ..................................            433,372             227,632
-------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES .............................        107,052,864         110,404,810

Shareholders' Equity
   Capital stock ...................................          1,402,742           1,402,742
   Surplus .........................................          2,787,312           2,787,312
   Retained earnings ...............................          3,959,288           2,544,711
   Net unrealized gain on investment securities ....            163,265              74,933
   Treasury stock ..................................            (21,179)            (21,179)
-------------------------------------------------------------------------------------------------
     TOTAL SHAREHOLDERS' EQUITY ....................          8,291,428           6,788,519

-------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .........      $ 115,344,292       $ 117,193,329
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------








                  Unicorp Banschares-Texas Inc. and Subsidiary
                        Consolidated Statement of Income
                                   (unaudited)

                                                              June 30
--------------------------------------------------------------------------------
                                                       1997            1996
--------------------------------------------------------------------------------
Interest Income
   Interest and fees on loans .............      $3,134,124      $2,264,921
   Interest on taxable securities .........       1,075,920         707,829
   Interest on non-taxable securities .....          88,009          66,951
   Interest of Federal funds sold .........         148,022         220,521
--------------------------------------------------------------------------------
      Total interest income ...............       4,446,075       3,260,222

Interest Expense
   Interest on Deposits ...................       1,295,407         958,707
   Interest on other borrowings ...........         122,856          22,592
--------------------------------------------------------------------------------

      Total interest expense ..............       1,418,263         981,299

NET INTEREST INCOME .......................       3,027,812       2,278,923
   Provision for loan losses ..............          70,000          47,500

NET INTEREST INCOME AFTER .................       2,957,812       2,231,423
--------------------------------------------------------------------------------
   PROVISION FOR LOAN LOSSES

   Other Income:
      Service charge on deposits ..........         601,915         438,490
      Other income ........................         248,021         161,253
--------------------------------------------------------------------------------
                                                    849,936         599,743
   Other expenses
      Salaries and employees benefits .....       1,137,615         780,427
      Net occupancy and equipment expense .         250,745         153,317
      Other ...............................         853,490         613,899
      Amortization of goodwill ............          89,916          16,190
--------------------------------------------------------------------------------
                                                  2,331,766       1,563,833

Income before income taxes ................       1,475,982       1,267,333
   Provision for Federal income taxes:
      Current provision ...................         464,223         408,069
      Deferred provision ..................           8,797           7,659
--------------------------------------------------------------------------------
   Total provision for Federal income taxes         473,020         415,728

--------------------------------------------------------------------------------
   NET INCOME .............................      $1,002,962      $  851,605
--------------------------------------------------------------------------------

Per share information:
   Net income .............................      $     0.72      $     0.61
   Cash dividends .........................      $     0.60      $     0.60
   Shares outstandng ......................       1,395,868       1,395,868





                 UNICORP BANCSHARES-TEXAS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED JUNE 30


                                                                                    1997                       1996
----------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income ........................................................        1,002,962           851,605
     Noncash revenues, expenses, gains and
          losses included in income:
             Depreciation ..............................................           87,429            53.971
             Amortization ..............................................           89,916            16,190
             Net amortization of investment premium & discounts ........          (85,030)           28,377
             Provisions for loan losses ................................           70,000            47,500
             Loans charged-off, net of recoveries ......................          (64,288)          227,749
             Change in prepaid expenses and other assets, net
                  of change in other accrued liabilities ...............           24,916        (3,475,459)
             (Increase) decrease in deferred taxes .....................          (73,946)          226,658
             (Increase) decrease in interest earned but not collected ..         (194,026)         (124,770)
             Increase (decrease) in interest accrued but not paid ......           23,989            94,000
----------------------------------------------------------------------------------------------------------------

             Net cash flows from operating activities ..................          881,922        (2,054,179)
================================================================================================================

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of bank premises and equipment ........................         (422,221)       (1,034,231)
     Acquisition of repossessed property ...............................                0            (2,500)
     Purchase of investment securities available for sale ..............      (13,932,488)      (13,185,670)
     Sales and maturities of investment securities available for sale ..        9,280,000         4,719,375
     Return of principal on investment securities ......................        1,120,185         1,009,384
     Net increase in loans .............................................       (3,805,605)      (22,073,279)
     Net increase in unearned discount on installment loans ............          162,981           739,190
     Proceeds from sale of repossessed property ........................            2,500               884
----------------------------------------------------------------------------------------------------------------

             Net cash provided (used) by investing activities ..........       (7,594,648)      (29,826,847)
================================================================================================================


CASH FLOWS FROM FINANCING ACTIVITIES
     Net Increase (decrease) in non-interest bearing deposits ..........       (1,253,245)       17,130,220
     Net increase (decrease) in interest bearing deposits ..............       (1,253,841)       17,837,320
     Cash received on other borrowing ..................................        3,500,000
     Principal payments on other borrowings ............................         (196,193)                0
     Cash dividends paid ...............................................         (418,760)         (418,820)
     Purchases of treasury stock .......................................                0            (1,596)

----------------------------------------------------------------------------------------------------------------
             Net cash provided (used) by financing activities ..........       (3,122,039)       38,047,124
----------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...................       (9,834,765)        6,166,098

     Cash and cash equivalents at beginning of year ....................        8,900,168        11,157,287
----------------------------------------------------------------------------------------------------------------


CASH AND CASH EQUIVALENTS AT END OF YEAR ...............................       18,734,933        17,323,385
================================================================================================================


INTEREST PAID ..........................................................          1418263            981299
================================================================================================================


TAXES PAID .............................................................        1,071,595           947,523
================================================================================================================

ACQUISITION AND MERGERS (FIRST TEXAS BANK & VIDOR
     BANCORPORATION)

                          Cash and cash equivalents ....................        8,856,848
                          Investments ..................................        4,823,028
                          Loans net of discounts and allowances ........       20,241,337
                          Bank premises and equipment ..................          991,710
                          Intangibles and other assets .................        3,524,759
                          Deposits assumed .............................      (32,318,463)
                          Other liabilities assumed ....................         (373,259)
----------------------------------------------------------------------------------------------------------------

                               Cash paid to acquire First Texas Bank and
                               Vidor Bancorporation ....................        5,745,960
================================================================================================================

UNICORP  BANCSHARES- TEXAS, INC.

Notes to Consolidated Financial Statements
(Unaudited)


Note A - Basis of Presentation

The accompanying unaudited consolidated financial statements for Unicorp Bancshares have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in Unicorp's financial statements for the year ended December 31, 1996 and 1995, contained elsewhere in this Proxy Statement - Prospectus.

Note B - Merger Agreement

On May 28, 1997, Unicorp and Hibernia entered into an Agreement and Plan of Merger pursuant to which Unicorp would merge with and into Hibernia. The Merger, to be accounted for as a pooling of interests, will be affected with the exchange of approximately $27 million in Hibernia Common Stock for all of the outstanding Unicorp Common Stock. Each outstanding share of Unicorp Common Stock (1,395,868 shares outstanding) would be exchanged for 1.6 shares of Hibernia Common Stock. The Merger is subject, among other things, to receipt of regulatory and shareholder approval. It is anticipated that the Merger will be consummated during the fourth quarter of 1997.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
                        UNICORP FOR THE SIX MONTHS ENDED
                         JUNE 30, 1997 AND JUNE 30, 1996

The following discussion provides certain information concerning the financial condition and results of operations of Unicorp for the six months ended June 30, 1997 and 1996. The financial position and results of operations of Unicorp resulted primarily from operations at its banking subsidiary, the Bank. Management's discussion should be read in conjunction with the Unicorp financial statements and accompanying notes presented elsewhere in this Proxy Statement-Prospectus.

Overview

Unicorp reported net income for the six months ended June 30, 1997 of $1,002,962, an increase of 17.77% from the same period during 1996. This increase was primarily the result of the acquisition of Vidor with 1997 including six months of Vidor's earnings compared to only one month in 1996. Annualized returns on average assets and average equity for the six months ended June 30, 1997 were 1.68% and 25.50% respectively compared with 1.97% and 24.6% for the same period in 1996.

Unicorp's total assets at June 30, 1997 were $115,344,000, an decrease of $1,849,000 or 1.58% from June 30, 1996. Interest bearing deposits declined by $1,955,000 n and non-interest bearing deposits by $1,219,000, primarily at the Vidor branch, offset by the build up in capital of $1.5 million. The reduction in customer deposits were funded from excess liquidity invested in Federal Funds sold.


Results of Operations

Net Interest Income. The major source of Unicorp's revenue is net interest income. Net interest income is the difference between gross interest on earning assets (primarily loans and investment securities) and interest paid on deposits and borrowed funds. Tax equivalent net interest income for the six months ended June 30, 1997 was $3,079,000, a $739,000 or 31.6% increase from the same period in 1996, primarily as a result of the acquisition of Vidor.


The following table sets forth certain information concerning the average balances, interest income (on a fully tax equivalent basis), interest expense, and average rates on Unicorp's interest-earning assets and interest-bearing liabilities for the periods indicated. (Dollars in Thousands) :



                                                                        June 30,
------------------------------------------------------------------------------------------------------------
                                                    1997                                 1996
------------------------------------------------------------------------------------------------------------
                                                                Average                         Average
                                                 Interest        Rates              Interest      Rates
                                      Average     Income/       Earned/   Average    Income/     Earned/
                                      Balance     Expense         Paid    Balance    Expense       Paid
------------------------------------------------------------------------------------------------------------
Earning Assets:
  Loans (before allowance for
   loan losses ...................   $ 62,616    $  3,119       10.03%   $ 45,299   $  2,270      10.02%

  Investment Securities: .........     32,886       1,076        6.54%     21,808        708       6.49%
   Taxable securities ............      3,454         133        7.70%      2,511        101       8.04%
------------------------------------------------------------------------------------------------------------
   Tax Exempt Securities .........     36,340       1,209        6.65%     24,319        809       6.65%
   Total Investment securities


Federal funds sold & due froms ...      5,975         148        4.95%      8,542        221       5.17%
------------------------------------------------------------------------------------------------------------

Total earning assets .............   $104,931    $  4,496        8.57%   $ 78,160   $  3,300       8.44%
============================================================================================================


Interest-bearing liabilities:
  Deposits .......................   $ 72,195    $  1,295        3.59%   $ 55,997   $    959       3.43%
  Notes payable ..................      3,196         122        7.63%        583         22       7.55%
------------------------------------------------------------------------------------------------------------

Total interest bearing liabilities   $ 75,391    $  1,417        3.76%   $ 56,580   $    981       3.46%
============================================================================================================

Net interest income ..............               $  3,079                           $   2319
============================================================================================================

Yield on earning assets ..........                  5.87%                              5.93%

Net interest income is affected both by the interest rate earned and paid and by changes in volume, principally in loans, investment securities, deposits and borrowed funds. The following table sets forth for the periods indicated changes in tax equivalent net interest income between the six months ended June 30, 1997 and June 30, 1996 for each major category of earning assets and interest bearing liabilities attributable to changes in average volumes and rates.



           CHANGES IN TAX EQUIVALENT NET INTEREST INCOME
                       (Dollars in Thousands)
     Six Months Ended June 30, 1997 Compared with Six Months Ended
                            June 30, 1996

                          Increase (Decrease) Due to Change In:

                              Volume         Rate        Total
Income earned on:

   Loans ...............     $   868      $     1      $   869
   Taxable securities ..         360            8          368
   Tax-exempt securities          37           (5)          32
   Short term investments        (66)          (7)         (73)
-------------------------------------------------------------------

      Total ............       1,199           (3)       1,196

Interest paid on:
   Deposits ............         272           85          357
   Notes payable .......          99            1          100
-------------------------------------------------------------------

     Total ............         371           86          457
-------------------------------------------------------------------

Net interest income ....     $   828      $   (89)     $   739
===================================================================


Changes not solely due to volume or rate changes are allocated to rate.


Interest Rate Sensitivity. Interest rate risk is the potential impact on net interest income due to changes in interest rates in any given time frame and the opportunity to reprice interest earning assets and interest bearing liabilities. Management uses simulation models to estimate the effect of significant interest rate changes on net interest income and the fair market value of securities available for sale. Management may alter the mix of floating and fixed-rate assets and liabilities, change loan and deposit pricing schedules and adjust maturities through sales and purchases of securities available for sale as a means of limiting interest rate risk to an acceptable level.

Provision for Loan Losses. The provision for possible loan losses is the amount that is added to Unicorp's allowance for loan losses, by a charge against earnings, in order to maintain a balance in the allowance for loan losses that is deemed by management to be adequate to absorb the inherent risk of future loan losses in Unicorp's loan portfolio. The amount of the provision is dependent upon many factors, including management's evaluation of historical loan loss experience in relation to outstanding loans, the existing level of the allowance, reviews of loan quality, loan growth, changes in the composition of the loan portfolio, general economic factors, the financial condition of the borrowers, their ability to repay the loan and the value and liquidity of collateral.

The following table summarizes the changes in the allowance for loan losses for the periods indicated. (Dollars in Thousands):


                                                June 30,
---------------------------------------------------------------
                                            1997     1996
---------------------------------------------------------------
Balance at beginning of period ........     $565     $319
Provision for loan losses .............       70       48
Loans charged to the allowance ........       99       46
Recoveries on charged off loans .......       35       53
Additional reserves through acquisition        -      221
---------------------------------------------------------------
Balance at end of period ..............     $571     $595
---------------------------------------------------------------
_______________________________________________________________



Unicorp's provision for loan losses for the six months ended June 30, 1997 was $70,000 compared $47,500 for the same period. The allowance for loan losses at June 30, 1997 was 0.88% of net loans outstanding compared with 0.95% at June 30, 1996.


Non-Interest Income. Income other than from interest-earning assets is derived primarily from services to customers for which fees are charged. These services are chiefly deposit services such as account service charges, overdraft and insufficient funds charges, issuance of cashier's checks and similar services. Unicorp's non-interest income for the six months ended June 30, 1997 increased $250,193 or 41.72% from the same period of 1996. This increase was primarily the result of the acquisition of Vidor, with 1997 including six months of Vidor's non-interest income compared to only one month in 1996

Non-Interest Expense. Expenses other than those incurred in the connection with interest-bearing liabilities include, among others, those associated with personnel, facilities, equipment and supplies, advertising and professional services. Total non-interest expense for the six months ended June 30, 1997 increased $767,933 or 49.11% from the same period of 1996. This increase is primarily a result of the additional non-interest expense from the acquisition of Vidor.


Income Taxes. Unicorp's effective tax rate for the six months ended June 30, 1997 was 32.05% compared to 32.80 % for the same period in 1996.

Financial Condition

Investment Securities. For the period ended June 30, 1997 investment securities increased $4,174,000 or 13.50% from June 30, 1996. This increase was the result of moving excess liquidity from Federal Funds sold into investment securities.

The  composition,   amortized  cost  and  estimated  fair  value  of  investment securities at the dates indicated are as follows. (Dollars in Thousands):


                                      Amortized    Estimated
                                           Cost   Fair value
-----------------------------------------------------------------
As of June 30, 1997:
  State and political subdivisions     $  3,691     $  3,743
  Federal agencies ...............        3,415        3,429
  Mortgage backed securities .....       12,004       12,138
  U.S. treasuries ................      126,010       16,049
-----------------------------------------------------------------
                                       $ 35,120     $ 35,359
-----------------------------------------------------------------
-----------------------------------------------------------------


                                      Amortized     Estimated
                                           Cost    Fair value
-----------------------------------------------------------------
As of June 30, 1996:
  State and political subdivisions     $  4,236     $  4,349
  Federal agencies ...............        3,857        3,865
  Mortgage backed securities .....        7,649        7,712
  U.S. treasuries ................       15,204       15,226
-----------------------------------------------------------------
                                       $ 30,946     $ 31,152
-----------------------------------------------------------------
-----------------------------------------------------------------



Loans. Unicorp's loans outstanding for the six months ended June 30, 1997 of $64,762,000 were up $2,172,000 or 3.50% from the same period in 1996, primarily as a result of strong demand in real estate loans and consumer installment loans.


The following table sets forth the type and amount of Unicorp's loans net of unearned discount at June 30, 1997 and 1996. (Dollars in Thousands):


                                                 June 30,
--------------------------------------------------------------------------------
                                       1997                     1996
--------------------------------------------------------------------------------
Commercial loans .........     $ 7,294       11.21%     $ 9,884       15.78%
Real estate loans:
   Construction ..........       1,150        1.77%       2,204        3.52%
   Mortgage ..............      36,110       55.49%      29,793       47.56%
Installment-consumer loans      19,930       30.62%      20,009       31.94%
other ....................         594        0.91%         759        1.32%
--------------------------------------------------------------------------------
                               $65,078      100.00%     $62,649      100.00%
--------------------------------------------------------------------------------


The following table summarizes non-performing assets for the periods indicated. (Dollars in Thousands):


                                          June 30,
--------------------------------------------------------
                                      1997     1996
--------------------------------------------------------
Non-performing loans
   Non-accrual loans ............     $188     $137
   90 day and over past due loans       48       92
--------------------------------------------------------
   Total non-performing loans ...      236      229
Real estate acquired through
   foreclosure ..................      135        3
--------------------------------------------------------
Total non-performing assets .....     $371     $232
--------------------------------------------------------
--------------------------------------------------------


Deposits. Deposits for the six months ended June 30, 1997 were $102,924,000, a decrease of 2.99% compared to the same period of 1996. The following table summarizes the period end balance of various deposit categories as of the dates indicated. (Dollars in Thousands):


                                           June 30,
---------------------------------------------------------------
                                      1997         1996
---------------------------------------------------------------
   Non-interest-bearing demand     $ 31,392     $ 32,611
   Interest-bearing demand ...       17,369       18,200
   Savings ...................       20,095       22,097
   Time deposits .............       34,068       33,190
---------------------------------------------------------------
                                   $102,924     $106,098
---------------------------------------------------------------
---------------------------------------------------------------


Non-interest bearing demand deposits totaled $31,392,000 at June 30, 1997, a decrease of $1,219,000, or 3.73%, in such deposits compared to $32,611,000 at June 30, 1996. Such decrease was primarily due to a decrease in commercial and municipal deposits. Interest bearing demand deposits decreased $831,000, or 4.57%, from June 30, 1997, to June 30, 1996, and savings deposits decreased $2,002,000, or 9.06%, from June 30, 1997, to June 30, 1996. These deposits primarily decreased as a result of increased competition from the securities brokerage industry and the strong performance of the U.S. stock market, as customers invested a greater portion of their savings in equity investments. Time deposits totaled $34,068,000 at June 30, 1997, an increase of $878,000, or 2.65%, in such deposits compared to $33,190,000 at June 30, 1996. Rates on time deposits are continuing to experience increase pricing pressure as the banking industry's loan demand increases causing pressure on funding sources. Unicorp generally chooses not to compete aggressively for higher priced volatile time deposits.

Capital Resources. The following table indicates the capital adequacy of the Bank as compared to the regulatory requirements that were in effect as of June 30, 1997. (Dollars in Thousands):


                                           June 30, 1997
--------------------------------------------------------
Capital:
   Tier  I capital ..............   $     8,713
   Tier II capital
      Allowance for loan losses .           571
----------------------------------------------------
   Total risk -based capital ....   $     9,284
----------------------------------------------------
----------------------------------------------------
Net risk-weighted assets ........   $    89,554
Adjusted total assets ...........   $   116,512

Capital ratios
   Leverage ratio ...............          7.48%
      (Regulatory minimum) ......          4.00%
Tier I risked-based capital ratio          9.73%
      (Regulatory minimum) ......          4.00%
Total risk-based capital ratio ..         10.37%
      (Regulatory minimum) ......          8.00%


                        UNICORP BANCSHARES - TEXAS, INC.
                                AND SUBSIDIARIES

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                 For the Years Ended December 31, 1996 and 1995

                          Independent Auditors' Report

To the Board of Directors of
Unicorp Bancshares - Texas, Inc.
and Subsidiaries:

      We have audited the accompanying consolidated balance sheets of Unicorp Bancshares - Texas, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. The financial statements are the responsibility of the Unicorp Bancshare - Texas, Inc. and Subsidiaries' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Unicorp Bancshares - Texas, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

/S Lawerence, Blackburn, Meek, Maxey & Co, P.C.

Beaumont, Texas
March 13, 1997

                UNICORP BANCSHARES - TEXAS, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                             DECEMBER 31,

                                                                                   1996               1995
-------------------------------------------------------------------------------------------------------------
ASSETS

Cash and due from banks .............................................     $   7,234,933      $   5,657,287
Federal funds sold ..................................................        11,500,000          5,500,000
-------------------------------------------------------------------------------------------------------------
        Total cash and cash equivalents .............................        18,734,933         11,157,287

Investment securities available for sale ............................        31,825,268         23,940,282

Loans ...............................................................        62,456,109         42,109,090
        Less: Unearned discount .....................................        (1,336,722)          (852,820)
              Allowance for loan losses .............................          (565,498)          (319,310)
-------------------------------------------------------------------------------------------------------------
        Net loans ...................................................        60,553,889         40,936,960

Bank premises and equipment - net ...................................         2,590,863          1,422,066
Real estate and other assets acquired by foreclosure ................             2,500                884
Interest receivable .................................................           671,736            650,983
Goodwill ............................................................         2,592,582
Federal income tax refundable .......................................            33,657
Other assets ........................................................           561,498             43,189
-------------------------------------------------------------------------------------------------------------

        TOTAL ASSETS ................................................     $ 117,533,269      $  78,185,308
=============================================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
        Non-interest bearing deposits ...............................     $  34,376,217      $  22,201,035
        Interest bearing deposits ...................................        71,054,455         48,929,724
-------------------------------------------------------------------------------------------------------------
               Total deposits .......................................       105,430,672         71,130,759

        Loan payable ................................................         3,310,803
        Interest payable ............................................           152,982             84,803
        Dividend payable ............................................           209,380            209,440
        Deferred tax liability ......................................           297,880             37,625
        Other liabilities ...........................................           368,053            222,389
-------------------------------------------------------------------------------------------------------------

               TOTAL LIABILITIES ....................................       109,769,770         71,685,016


SHAREHOLDERS' EQUITY
        Common stock ($1 par; 9,000,000 shares
               authorized; 1,402,742 issued) ........................         1,402,742          1,402,742
        Capital surplus .............................................         2,787,312          2,787,312
        Retained earnings ...........................................         3,375,085          2,111,926
        Net unrealized gain on investment securities ................           219,539            217,895
        Treasury stock (6,874 and 6,475 shares at cost, respectively)           (21,179)           (19,583)
-------------------------------------------------------------------------------------------------------------
               TOTAL SHAREHOLDERS' EQUITY ...........................         7,763,499          6,500,292
-------------------------------------------------------------------------------------------------------------

        TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ..................     $ 117,533,269      $  78,185,308
=============================================================================================================
-------------
The accompanying notes are an integral part of the financial statements.


                UNICORP BANCSHARES - TEXAS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                                1996            1995
-------------------------------------------------------------------------------------------------------
INTEREST INCOME
        Interest and fees on loans .................................     $ 6,319,713     $ 3,839,468
        Interest on taxable investment securities ..................       1,634,955       1,535,019
        Interest on non-taxable investment securities ..............         192,909         144,535
        Interest on Federal funds sold and interest earning deposits         622,941         245,706
-------------------------------------------------------------------------------------------------------
               Total interest income ...............................       8,770,518       5,764,728
-------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
        Interest on deposits .......................................       2,491,264       1,756,857
        Interest on other borrowings ...............................         152,235           1,436
-------------------------------------------------------------------------------------------------------
               Total interest expense ..............................       2,643,499       1,758,293
-------------------------------------------------------------------------------------------------------

        NET INTEREST INCOME ........................................       6,127,019       4,006,435

        Provision for loan losses ..................................          86,000         (42,424)
-------------------------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
        PROVISION FOR LOAN LOSSES ..................................       6,041,019       4,048,859
-------------------------------------------------------------------------------------------------------


        Other income:
               Service charges on deposits .........................       1,406,323       1,011,174
               Other income ........................................         375,259          99,235
-------------------------------------------------------------------------------------------------------
                      Total other income ...........................       1,781,582       1,110,409
-------------------------------------------------------------------------------------------------------

        Other expenses:
               Salaries and employee benefits ......................       2,208,998       1,388,042
               Net occupancy and equipment expense .................         814,647         283,572
               Other ...............................................       1,306,214         973,153
               Loss on sale of securities ..........................              80
-------------------------------------------------------------------------------------------------------
                      Total other expenses .........................       4,329,939       2,644,767
-------------------------------------------------------------------------------------------------------

NET INCOME BEFORE FEDERAL INCOME TAXES .............................       3,492,662       2,514,501
-------------------------------------------------------------------------------------------------------
        Provision for Federal income taxes:
               Current provision ...................................         978,816         757,883
               Deferred provision ..................................         140,721          42,643
-------------------------------------------------------------------------------------------------------
        Total provision for Federal income taxes ...................       1,119,537         800,526
-------------------------------------------------------------------------------------------------------

        NET INCOME BEFORE PURCHASE ADJUSTMENT ......................       2,373,125       1,713,975
        LESS:
        NET INCOME FOR THE FIVE MONTHS PRIOR TO THE MERGER
               FIRST TEXAS BANK, VIDOR .............................         272,385
-------------------------------------------------------------------------------------------------------

        NET INCOME AFTER ADJUSTMENT FOR PRE-MERGER INCOME ..........     $ 2,100,740     $ 1,713,975
=======================================================================================================
------------
The accompanying notes are an integral part of the financial statements.


                UNICORP BANCSHARES - TEXAS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                                    Net
                                                                                                Unrealized
                                                                                  Retained      Gain (Loss)                Total
                                                       Capital       Capital      Earnings     on Investment Treasury  Shareholders'
                                                       Stock         Surplus      (Deficit)     Securities     Stock       Equity
------------------------------------------------------------------------------------------------------------------------------------


BALANCE AT DECEMBER 31, 1994 .......................   $1,402,742    $2,787,312    $1,570,993   $(446,503)   $(18,547)   $5,295,997
------------------------------------------------------------------------------------------------------------------------------------

        Net income .................................                                1,713,975                             1,713,975

        Dividends ..................................                               (1,173,042)                           (1,173,042)

        Purchases of treasury stock ................                                                           (1,036)       (1,036)

        Net unrealized gain on investmentsecurities                                               664,398                   664,398
------------------------------------------------------------------------------------------------------------------------------------


BALANCE AT DECEMBER 31, 1995 .......................   $1,402,742    $2,787,312    $2,111,926   $ 217,895    $(19,583)   $6,500,292
                                                                                                                         ----------

        Net income .................................                                2,100,740                             2,100,740

        Dividends ..................................                                 (837,581)                             (837,581)

        Purchases of treasury stock ................                                                           (1,596)       (1,596)

        Net unrealized gain on investment securities                                                1,644                     1,644
------------------------------------------------------------------------------------------------------------------------------------


BALANCE AT DECEMBER 31, 1996 .......................   $1,402,742    $2,787,312    $3,375,085   $ 219,539    $(21,179)   $7,763,499
                                                                                                                         ----------
====================================================================================================================================
----------------
The accompanying notes are an integral part of the financial statements.


                UNICORP BANCSHARES - TEXAS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                                                          1996              1995
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
        Net income ...........................................................     $  2,100,740      $  1,713,975
        Noncash revenues, expenses, gains and
               losses included in income:
                      Depreciation ...........................................          158,302            91,729
                      Amortization ...........................................          104,902
                      Net amortization of investment premium and discounts ...           56,371            94,077
                      Provisions for loan losses .............................           86,000           (42,424)
                      Loans charged-off, net of recoveries ...................          160,188          (299,365)
                      Change in federal income tax payable ...................         (155,201)
                      Change in prepaid expenses and other assets, net
                             of change in other accrued liabilities ..........       (3,036,532)          303,047
                      (Increase) decrease in deferred taxes ..................          261,899            42,642
                      (Gain)/loss on disposal of assets ......................              753
                      (Increase) decrease in interest earned but not collected          (20,753)          (47,072)
                      Increase (decrease) in interest accrued but not paid ...           68,179             8,109
--------------------------------------------------------------------------------------------------------------------

               Net cash flows from operating activities ......................          (60,704)        1,710,270
--------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
        Acquisition of bank premises and equipment ...........................       (1,327,099)          (12,592)
        Acquisition of repossessed property ..................................           (2,500)
        Purchase of investment securities available for sale .................      (22,033,616)       (1,973,750)
        Sales and maturities of investment securities available for sale .....       12,254,455         8,755,000
        Return of principal on investment securities .........................        1,837,804         1,129,439
        Net increase in loans ................................................      (20,347,019)       (5,726,285)
        Net increase in unearned discount on installment loans ...............          483,902             1,945
        Proceeds from sale of repossessed property ...........................              884
--------------------------------------------------------------------------------------------------------------------

               Net cash provided (used) by investing activities ..............      (29,133,189)        2,173,757
--------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
        Net increase (decrease) in non-interest bearing deposits .............     $ 12,175,182      $ (1,076,327)
        Net increase (decrease) in interest bearing deposits .................       22,124,731         2,389,900
        Cash received on other borrowing .....................................        3,500,000
        Principal payments on other borrowings ...............................         (189,197)          (65,963)
        Cash dividends paid ..................................................         (837,581)       (1,242,908)
        Purchases of treasury stock ..........................................           (1,596)           (1,036)
--------------------------------------------------------------------------------------------------------------------

               Net cash provided (used) by financing activities ..............       36,771,539             3,666
--------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .........................        7,577,646         3,887,693

        Cash and cash equivalents at beginning of year .......................       11,157,287         7,269,594
--------------------------------------------------------------------------------------------------------------------


CASH AND CASH EQUIVALENTS AT END OF YEAR .....................................     $ 18,734,933      $ 11,157,287
====================================================================================================================



INTEREST PAID ................................................................     $  2,643,717      $  1,750,444
====================================================================================================================


TAXES PAID ...................................................................     $  1,071,595      $    947,523
====================================================================================================================

ACQUISITION AND MERGERS (FIRST TEXAS BANK AND VIDOR
        BANCORPORATION)

                Cash and cash equivalents ....................................     $  8,856,848
                Investments ..................................................        4,823,028
                Loans net of discounts and allowances ........................       20,241,337
                Bank premises and equipment ..................................          991,710
                Intangibles and other assets .................................        3,524,759
                Deposits assumed .............................................      (32,318,463)
                Other liabilities assumed ....................................         (373,259)
--------------------------------------------------------------------------------------------------------------------

                     Cash paid to acquire First Texas Bank and
                     Vidor Bancorporation ....................................     $  5,745,960
====================================================================================================================
----------------
The accompanying notes are an integral part of the financial statements.

                UNICORP BANCSHARES - TEXAS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1996 and 1995



NOTE 1:       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting and reporting policies of the Company conform with generally accepted accounting principles and to general practices of the banking industry. Policies and practices which materially affect the determination of financial position, results of operations and cash flows are summarized as follows:

              Consolidation

              Unicorp Bancshares - Texas, Inc. (the Company) and its subsidiaries, Unicorp Bancshares - Delaware, Inc. and OrangeBank (the Bank), provide banking services in Orange and Vidor, Texas and the surrounding area. The accompanying consolidated financial statements include the accounts of the respective parent company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

              Investment Securities

              For the year ended December 31, 1994, the Company adopted Statement of Financial Accounting Standards Board No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This statement is effective for fiscal years beginning after December 15, 1993, and addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities.

                  Those investments are to be classified in three categories and accounted for as follows:

                  . Debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and are reported at amortized cost.

                  . Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses included in the earnings.

                  . Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available for sale securities and are reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders' equity, net of tax.

                  . Realized gains and losses on the sale of investment securities are based on the net proceeds and the adjusted book value of the securities sold, using the specific identification method.

                  Loans and Allowances for Loan Losses

                  Loans are stated at the amount of unpaid principal, reduced by unearned income and an allowance for loan losses. Unearned income on installment loans is recognized in income over the terms of the loans in decreasing amounts using a method which approximates the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amounts outstanding.

                  The allowance for loan losses and related provision charged to operating expense are amounts which, in the opinion of management, are necessary to absorb possible losses on existing loans on which the collectibility of principal is unlikely. The amounts are based on consideration of such factors as; loss experience with particular borrowers, specific problem loans, quality of the loan portfolio, loan concentrations and business and economic conditions. The allowance is based on estimates, and ultimate losses may vary from the current estimates. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection effort, that the borrower's financial condition is such that collection of interest is doubtful.

                  Loan Fees and Costs

                  Loan origination fees and certain direct origination costs have been recognized immediately as revenues or expenses in these financial statements. The difference between this method of accounting and capitalizing these items to be recognized as an adjustment of loan yield, as required by generally accepted accounting principles, is considered immaterial by management.

                  Bank Premises and Equipment

                  Bank premises and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed on the straight-line method over the estimated useful lives of the assets. Estimated useful lives for depreciation purposes are 10 to 45 years for buildings and 3 to 10 years for furniture, fixtures and equipment.

                  Other Real Estate Owned

                  Real estate acquired by foreclosure is carried at the lower of the recorded investment in the property or its fair market value. Prior to foreclosure, the value of the underlying loan is written down to the fair market value of the real estate to be acquired by a charge to the allowance for loan losses, if necessary. Any subsequent write-downs are charged against operating expenses. Operating expense and related income of such properties, and gains and losses on their disposition are included in other income and other expenses.

                  Income Taxes

                  The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 109 for income tax accounting for the fiscal year ended December 31, 1993. Prior to the 1993 fiscal year, the Company was accounting for income taxes using the provisions of Accounting Principles Board (APB) Opinion No. 11.

                  SFAS No. 109 requires that income taxes be accounted for by the asset/liability approach. Deferred taxes represent the expected future tax consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from differences between the financial reporting and tax bases of assets and liabilities and are adjusted for changes in tax laws and tax rates when those changes are enacted. The provision for income taxes represents the total of income taxes paid or payable for the current year, plus the change in deferred taxes during the year.

                  Under SFAS No. 109, deferred tax assets are recognized for operating loss and other carry forwards (subject to possible reduction by a valuation allowance) in the year of origination. Certain of these deferred tax assets were not immediately recognizable under APB Opinion No. 11, which required that recognition of operating loss carry forward in subsequent years be classified as "extraordinary items".

                  Cash Equivalents

                  The Company defines cash equivalents for the purposes of reporting cash flows as cash, amounts due from banks and federal funds sold.

                  Trust Assets

                  Trust assets and other property held by the Company agency or other fiduciary capacities for its customers are not included in the financial statements since they are not assets of the Company.

                  Goodwill

                  Goodwill represents the excess of the cost of an acquired Bank (See Note 16 for information pertaining to the purchase and mergers of subsidiaries in 1996) over the fair value of its net assets at the date of acquisition and is being amortized on the straight-line method over 15 years. Amortization expense charged to operations was $104,902 for the year ended December 31, 1996, and is included as a component of other expenses in the consolidated statement of income.



NOTE 2:       RECLASSIFICATIONS

              Certain reclassifications have been made to prior year financial statement items in order to conform to current year presentations.


NOTE 3:       ESTIMATES

              Preparation of financial statements, in conformity with generally accepted accounting principles requires the use of management's estimates. Actual results could differ from those estimates.


NOTE 4:       INVESTMENT SECURITIES

              As of December 31, 1996, the Company classified all of its investments as available for sale securities. The amortized cost, gross unrealized gains/losses, and approximate market values of investment securities as of December 31, 1996 and 1995, are as follows:

                                                         1996
                                                 Gross             Gross
                               Amortized    Unrealized        Unrealized           Market
                                    Cost         Gains            Losses            Value
-------------------------------------------------------------------------------------------
U.S. Treasury ..........     $10,923,509     $  56,610      $     (1,369)     $10,978,750
U.S. Government agencies      16,634,427       208,790           (10,060)      16,833,157
Municipal securities ...       3,934,697        80,465            (1,801)       4,013,361
-------------------------------------------------------------------------------------------


                             $31,492,633     $ 345,865      $    (13,230)     $31,825,268
===========================================================================================



                                                        1995
                                                Gross             Gross
                               Amortized    Unrealized        Unrealized           Market
                                    Cost         Gains            Losses            Value
--------------------------------------------------------------------------------------------
U.S. Treasury ..........     $11,039,478     $  81,959      $     (9,092)     $11,112,345
U.S. Government agencies       9,540,177       209,136            (2,986)       9,746,327
Municipal securities ...       3,030,483        54,454            (3,327)       3,081,610
--------------------------------------------------------------------------------------------

                             $23,610,138     $ 345,549      $    (15,405)     $23,940,282
============================================================================================



              The market values of investment securities are based upon available market data and estimates, which often reflect transactions of relatively small size and are not necessarily indicative of the price at which large amounts of particular securities could be readily sold.

              Investment securities with carrying values totaling $22,076,566 and $18,981,626 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits as required by federal and state regulations. Market value of pledged securities totaled $22,076,566 and $18,981,626 at December 31, 1996 and 1995,
              respectively.

              Proceeds from sales and maturities of investment securities available for sale during 1996 and 1995 were $12,254,455 and $8,755,000, respectively. Gross losses on sales of U.S. Treasury securities was $80 in 1996. Included in shareholders' equity at December 31, 1996, is $332,635 of net unrealized gain, net of the deferred tax effect of $113,096 for a total of $219,539.





              The following tables show the maturity distribution of investment securities included in the investment portfolio at December 31, 1996:


                                                       Amortized Cost
-------------------------------------------------------------------------------------------------------
                              Within     From One to   From Five to      After Ten
                            One Year      Five Years      Ten Years          Years         Total


U.S. Treasury ......     $ 5,992,279     $ 4,931,230     $              $               $10,923,509
U.S. Government
   agencies ........       3,229,922       4,624,238      2,827,775       5,952,492      16,634,427
Municipal securities         245,249       1,743,542      1,192,275         753,631       3,934,697
-------------------------------------------------------------------------------------------------------

                         $ 9,467,450     $11,299,010     $4,020,050     $ 6,706,123     $31,492,633
=======================================================================================================




                                                         Market Value
-------------------------------------------------------------------------------------------------------
                              Within     From One to   From Five to      After Ten
                            One Year      Five Years      Ten Years          Years         Total

U.S. Treasury ......     $ 6,017,813     $ 4,960,937     $               $              $10,978,750
U.S. Government
   agencies ........       3,233,281       4,641,816      2,859,986       6,098,074      16,833,157
Municipal securities         246,994       1,779,742      1,214,672         771,953       4,013,361
-------------------------------------------------------------------------------------------------------

                         $ 9,498,088     $11,382,495     $4,074,658     $ 6,870,027     $31,825,268
=======================================================================================================




NOTE 5:       LOANS AND ALLOWANCE FOR LOAN LOSSES

              The loan portfolio consisted of the following classes at December 31, 1996 and 1995:


                             1996            1995
-----------------------------------------------------
Commercial ......     $18,337,910     $13,565,245
Real estate .....      31,201,039      20,639,466
Installment .....      12,131,011       7,369,521
Bank card loans           694,274         506,158
Overdrafts ......          91,875          28,700
-----------------------------------------------------
                      $62,456,109     $42,109,090







              The change in the allowance for loan losses is summarized as follows:

                                         1996           1995
---------------------------------------------------------------

Balance at beginning of year ..     $ 319,310      $ 433,675
Recoveries ....................       236,758        301,867
Charge-offs ...................      (295,481)      (373,808)
Allowance acquired in merger ..       218,911
Provision charged to operations        86,000        (42,424)
---------------------------------------------------------------
Balance at end of year ........     $ 565,498      $ 319,310
===============================================================


              Loans on which the accrual of interest has been discontinued totaled $229,163 and $24,925 as of December 31, 1996 and 1995,
              respectively. If interest on non-accrual loans had been accrued during the year, such income would have approximated $24,041 and $1,630 for the years ended December 31, 1996 and 1995, respectively.



NOTE 6:       BANK PREMISES AND EQUIPMENT

              Bank premises and equipment are summarized as follows at December 31, 1996 and 1995:

                                           1996             1995
-------------------------------------------------------------------
Land ..........................     $ 1,028,573      $   548,073
Buildings and branches ........       2,129,634        1,517,035
Furniture and equipment .......       1,092,866          896,790
-------------------------------------------------------------------
   Total ......................       4,251,073        2,961,898
Less:  accumulated depreciation      (1,660,210)      (1,539,832)
-------------------------------------------------------------------

   Net book value .............     $ 2,590,863      $ 1,422,066
===================================================================

              Depreciation expense totaled $158,302 and $91,729 for the years ended December 31, 1996 and 1995, respectively, and is included as a component of other expense in the consolidated statements of income.



NOTE 7:       TIME DEPOSITS

              Included in interest bearing deposits are certificates of deposit of $100,000 or greater. These certificates and their remaining maturities at December 31, 1996 and 1995, are as follows:

                                                              1996           1995
-----------------------------------------------------------------------------------
    Three months or less ..........................     $4,552,494     $1,268,568
    Over three months through twelve months .......      2,792,680      1,888,826
    Over one year .................................      1,132,752        700,000
-----------------------------------------------------------------------------------

Total certificates of deposit greater than $100,000     $8,477,926     $3,857,394
===================================================================================

               Interest expense on certificates of deposit of $100,000 or greater totaled $294,114 and $141,646 for the years ended December 31, 1996 and 1995, respectively.


NOTE 8:       OTHER BORROWINGS AND OTHER LIABILITIES

                Other borrowings consisted of the following at December 31, 1996 and 1995:


                                                                  1996          1995
---------------------------------------------------------------------------------------
          Promissory  note,  dated May 31, 1996,  payable to
          Norwest  Bank  Minnesota,  N.A.  in the  amount of
          $3,500,000.  The  interest  rate is based on 2.10%
          plus the daily  Federal Funds Rate quoted to banks
          for the  offering  of  dollars  for  deposit.  The
          interest  rate  changes  simultaneously  with each
          change in the Federal  Funds Rate.  Principal  and
          interest   is   due   in   thirty-one    quarterly
          installments of $160,000 each,  commencing  August
          31, 1996,  with a final  payment of all  remaining
          principal  and  interest  due  on  May  31,  2004.
          Collateral  on the  note is all the  stock  of the
          Company's subsidiaries, to include OrangeBank. The
          loan   agreement    contains   certain   covenants
          requiring  the Company and its bank  subsidiary to
          maintain certain ratios and performance levels, as
          well as restrictions on future borrowing and stock
          transactions.  Failure to meet the  restriction of
          the covenants  may restrict the Company's  payment
          of dividends.
                                                               $3,310,803
=======================================================================================

An estimated schedule of maturities of long-term debt is as follows for the years ending December 31:


           1997          $  408,018
           1998             438,844
           1999             471,999
           2000             507,659
2001 and beyond           1,484,283
-------------------------------------
                         $3,310,803
=====================================


              Other liabilities at December 31, 1996 and 1995, consisted of the following:


                                            1996             1995
--------------------------------------------------------------------

              Accounts payable......    $185,426          150,677
              Accrued expenses......     566,448           71,712
--------------------------------------------------------------------
                                         751,874          222,389
====================================================================


NOTE 9:       COMMITMENTS AND CONTINGENT LIABILITIES

              In the normal course of business, the Company makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying consolidated financial statements. The commitments and contingent liabilities include various guarantees, commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. At December 31, 1996, commitments under letters of credit totaled $145,742, commitments to extend credit totaled $7,340,138, and unused commitments under credit card lines totaled approximately $1,795,943. At December 31, 1995, commitments under letters of credit totaled $241,965, commitments to extend credit totaled $5,423,201, and unused commitments under credit card lines totaled approximately $986,949. The Company does not anticipate any material losses as a result of the commitments and contingent liabilities.

              The Company and its subsidiaries are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial position.



NOTE 10:      FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK


              The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, commercial and standby letter of credit, and unused credit card lines. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments.

              The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and commercial and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                                                        As of December 31, 1996
                                                            Contract  Amount

              Financial instruments whose contract amounts represent credit risk:

              Commitments to extend credit .............      $7,340,138

              Standby letters of credit ................      $  145,742

              Unused commitments under credit card lines      $1,795,943

              Commitments to extend credit, commercial letters of credit, and unused credit card agreements contain provisions to lend to a customer as long as there is no violation of any condition established in the contract. These commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The corporation evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

              Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds OrangeBank certificates of deposit, accounts receivable, inventory, property and equipment as collateral supporting those commitments for which collateral is deemed necessary. All letters of credit outstanding as of December 31, 1996, mature within one year.




NOTE 11:      EMPLOYEE BENEFITS

              The Company has a defined contribution pension plan covering substantially all of its employees. Contributions under the plan are made as required by the plan document which states that the employer will match up to fifty percent of all employee contributed amounts that are less than or equal to six percent of annual compensation. Salaries and employee benefits expense includes $30,281 in 1996, and $31,708 in 1995, for company contributions to such plans.

              Employees of First Texas Bank were covered by a defined contribution pension plan until the date of merger with OrangeBank (See Note 16 for information pertaining to the merger). At that time, the First Texas Bank plan was terminated and all employee accounts were rolled-over into the above mentioned plan.



NOTE  12:     FEDERAL INCOME TAXES


              The consolidated provision for income taxes consisted of the following for the years ended December 31, 1996 and 1995:

                                           1996            1995
--------------------------------------------------------------------
Current ......................       $  978,816        $757,883
Deferred Benefit..............          140,721          42,643
--------------------------------------------------------------------
Total ........................       $1,119,537        $800,526
====================================================================

              The provision for Federal income tax expense as a percentage of pre-tax earnings, differs from statutory Federal income tax rate of 34% as follows:
                                            1996           1995
--------------------------------------------------------------------
Tax based on statutory tax rate      $ 1,187,505       $ 854,931
Tax exempt income effect ......          (72,878)        (62,622)
Other .........................            4,910           8,217
--------------------------------------------------------------------
Effective tax .................      $ 1,119,537       $ 800,526
====================================================================


NOTE 13:      RELATED PARTY TRANSACTIONS

              In the ordinary course of business, the Company has loans, deposits and other transactions with its officers, directors and businesses with which such persons are associated. It is the Company's policy that all such transactions are entered into on substantially the same terms as those prevailing at the time for comparable transactions with others. The Company had loans to officers, directors, director-related companies, and employees of $3,225,187 and $1,367,892 at December 31, 1996 and 1995,
              respectively.




NOTE 14:      CONCENTRATIONS OF CREDIT

              The Company's loans, commitments, and letters of credit have been granted to customers in the Company's market area. Such customers primarily are depositors of the Company. Investments in state and municipal securities also involve entities within the Company's market area. The concentrations of credit by type of loan are set forth in Note 5. The distribution of commitments to extend credit approximates the distribution of loans outstanding.



NOTE 15:      LEASES

              The  Company  leases  certain   equipment   under   non-cancelable
              operating leases. Lease expense for the year ended December 31, 1996, was $4,027. Future minimum lease payments are as follows:

                         1997                    $4,027
                         1998                     4,027
                         1999                     4,027
                         2000                     4,027
                         2001                       671



NOTE 16:      PURCHASE AND MERGERS

              A merger of OrangeBank, Orange, Texas, ("OrangeBank") and First Texas Bank, Vidor, Texas ("The Vidor Bank") was completed during 1996. At the beginning of 1996, Orange Bank was a wholly-owned subsidiary of the Company and The Vidor Bank was a wholly-owned subsidiary of Vidor Bancorporation (the "Vidor BHC"). On January 24, 1996, the Company and the Vidor BHC entered into an Agreement and Plan of Reorganization.

              The Reorganization Agreement provided for the acquisition by the Company of all of the common stock of the Vidor BHC (the "Vidor BHC Stock") through a merger of New Vidor, Inc., a newly-formed Texas corporation and wholly-owned subsidiary of the Company ("New Vidor"), with and into the Vidor BHC (the "HC Merger"). To facilitate the BHC Merger, New Vidor and the Vidor BHC entered into an Agreement and Plan of Merger (the "BHC Merger Agreement") on March 1, 1996. The BHC Merger Agreement provided that each shareholder of the Vidor BHC would receive $30.00 in cash in exchange for each share of the Vidor BHC Stock that they own, representing an aggregate payment of $5,745,960, in exchange for all of the Vidor BHC's issued and outstanding common stock (the "Merger Consideration").

              The total cost of acquiring The Vidor Bank was $5,745,960 which exceeded the fair value of the net assets of The Vidor Bank by $2,697,484 recorded as Goodwill (See Note 1). The acquisition has been recorded as a purchase. The fair value of The Vidor Bank reflected managements' judgement that adequate reserves had been set up to cover uncertainties inherent in the acquisition of a new banking operation.

              In connection with the BHC Merger, the Texas BHC borrowed $3,500,000 from Norwest Bank Minnesota, National Association, Minneapolis, Minnesota. The Texas BHC obtained the balance of the funds necessary to pay the Merger Consideration as a result of a dividend from OrangeBank in the amount of $2,245,960. Immediately prior to consummation of the BHC Merger, the Company also created a Delaware intermediate holding company, Unicorp Bancshares-Delaware, Inc. ("The Delaware BHC"), to own the stock of OrangeBank. The BHC merger was consummated on May 31, 1996.

              As a result of the BHC Merger, New Vidor was dissolved and the Vidor BHC (as the resulting entity from the BHC Merger) became a wholly-owned subsidiary of the Company. Immediately after the BHC Merger, the Vidor BHC transferred all of the stock of The Vidor Bank to the Company and the Company contributed the stock of The Vidor Bank to The Delaware BHC. As a result, both The Vidor Bank and OrangeBank became wholly-owned subsidiaries of The Delaware BHC. The Vidor BHC was subsequently dissolved.

              Immediately following the acquisition of the stock of The Vidor Bank by the Delaware BHC, The Vidor Bank merged with and into OrangeBank in an affiliated merger transaction. The Vidor Bank became a Branch of OrangeBank effective July 15, 1996.

              The results of operations for the year ending December 31, 1996, for The Vidor Bank are included in the accompanying financial statements. Net results of operations for the five months proceeding the purchase of The Vidor Bank are shown as an adjustment to the consolidated net income for the year ending December 31, 1996.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
               UNICORP BANCSHARES-TEXAS, INC. FOR THE YEARS ENDED
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995



The following discussion provides certain information concerning the financial condition and results of operations of Unicorp for the years ended December 31, 1996 and 1995. The financial position and results of operations of Unicorp resulted primarily from operations at its banking subsidiary, the Bank. Management's discussion should be read in conjunction with Unicorp's financial statements and accompanying notes presented elsewhere in this Proxy Statement-Prospectus.

Overview

 Unicorp reported net income for 1996 of $2,101,000, an increase of $387,000 or 22.57% from net income of $1,714,000 for 1995. Returns on average assets and average equity for 1996 were 2.06% and 29.59%, respectively, compared with 2.21% and 27.78% for 1995. Approximately $385,000 of such increase was attributable to the acquisition of Vidor, resulting in an increase in net income of $519,000, less the net after tax acquisition expenses for interest and other organizational cost of $100,000 and $32,000, respectively.

Unicorp's total assets at December 31, 1996 were $117,533,000 an increase of $39,348,000 or 50.33% from December 31, 1995. Of such increase, $35,626,000 was attributable to the acquisition of Vidor. Loans increased $19,617,000 from December 31, 1995 to December 31, 1996, an increase of 48.0%, primarily attributable to the acquisition of Vidor. Total deposits increased $34,300,000 from December 31, 1995 to December 31, 1996, an increase of 48.2%, with $30,043,000 of such increase resulting from the acquisition of Vidor and $3,000,000 of such increase resulting from a temporary increase in public funds deposits.

Results of Operations

Net Interest Income. The major source of Unicorp's revenue is net interest income. Net interest income is the difference between gross interest on earning assets (primarily loans and investment securities) and interest paid on deposits and borrowed funds. Tax equivalent net income for 1996 was $5,382,000, an increase of $1,278,000 or 31.14% from 1995. This increase was primarily a result of Vidor, net of a $151,000 increase in interest expense as a result of the indebtedness incurred in connection with such acquisition

The following table sets forth certain information concerning the average balances, interest income (on a fully tax equivalent basis), interest expense, and average rates on interest-earning assets and interest- bearing liabilities for the years indicated (Dollars in Thousands).




                                                                      December 31,
---------------------------------------------------------------------------------------------------------------
                                                       1996                               1995
---------------------------------------------------------------------------------------------------------------
                                                                 Average                            Average
                                                    Interest     Rates                  Interest     Rates
                                       Average      Income/      Earned/    Average     Income/     Earned/
                                       Balance      Expense       Paid      Balance     Expense      Paid
---------------------------------------------------------------------------------------------------------------
Earning assets:
  Loans (before allowance for
   loan losses) ..................     $52,280      $ 5,408      10.34%     $38,062     $ 3,858      10.14%

  Investment securities:
   Taxable securities ............      28,701        1,576       5.49%      24,934       1,535       6.16%
   Tax exempt securities .........       2,982          250       8.38%       2,985         223       7.47%
---------------------------------------------------------------------------------------------------------------
   Total investment securities ...      31,683        1,826       5.76%      27,919       1,535       5.50%


Federal funds sold & due froms ...       9,231          509       5.51%       4,151         246       5.93%
---------------------------------------------------------------------------------------------------------------

Total earning assets .............     $93,194       $7,744       8.31%     $70,132      $5,862       8.36%
===============================================================================================================


Interest-bearing liabilities:
  Deposits .......................     $60,385       $2,210       3.66%     $48,317      $1,758       3.64%
  Notes payable ..................                      152       7.56%                       -
                                         2,011                                    -
---------------------------------------------------------------------------------------------------------------

Total interest bearing liabilities     $62,396      $ 2,362       3.79%     $48,317     $ 1,758       3.64%
===============================================================================================================

Net interest income ..............                  $ 5,382                             $ 4,104
===============================================================================================================

Yield on earning assets ..........                    5.78%                               5.85%




Net interest income is affected both by the interest rate earned and paid and by changes in volume, principally in loans, investment securities, deposits and borrowed funds. The following table indicates changes in the tax equivalent net interest income between 1995 and 1996 for each major category of interest-earning assets and interest-bearing liabilities attributable to changes in average volumes and rates.






          CHANGES IN TAX EQUIVALENT NET INTEREST INCOME
                     (Dollars in Thousands)
                     1996 Compared with 1995

                       Increase (Decrease) Due to Change In:

                              Volume       Rate       Total
Income earned on:

   Loans ................     $1,442        108      $1,550
   Taxable securities ...        232       (191)         41
   Tax-exempt securities           0         27          27
   Short term investments        301        (38)        263
----------------------------------------------------------------

      Total .............      1,965        (74)      1,881

Interest paid on:

   Deposits .............        439         13         452
   Notes payable ........        152          0         152
----------------------------------------------------------------

      Total .............        591         13         604
----------------------------------------------------------------

Net interest income .....     $1,374        (87)     $1,277
================================================================

Changes not solely due to volume or rate changes are allocated to rate.

Interest Rate Sensitivity. Interest rate risk is the potential impact on net interest income due to changes in interest rates in any given time frame and the opportunity to reprice interest-earning assets and interest-bearing liabilities. Management uses a simulation model to estimate the effect of significant interest rate changes on net interest income and the fair market value of securities available for sale. Management may alter the mix of floating and fixed-rate assets and liabilities, change loan and deposit pricing schedules and adjust maturities through sales and purchases of securities available for sale as a means of limiting interest rate risk to an acceptable level.

Provision for Loan Losses. Unicorp charges to operating expense an amount necessary to maintain the balance in the allowance for possible loan losses at a level that is deemed to be adequate to absorb all expected loan losses. Management determines the adequacy of its reserve and the amount of any additional provision or negative provision for possible loan losses based on many factors, including an evaluation of historical loan loss experience in relation to outstanding loans, the existing level of the allowance, reviews of loan quality, loan growth, changes in the composition of the loan portfolio, general economic factors, the financial condition of the borrowers and their ability to repay the loan and the value and liquidity of collateral. The amount in the allowance for possible loan losses is reviewed by management on a monthly basis to determine whether additional provisions should be made or whether transfers from the allowance to earnings are justified. Unicorp's board of directors reviews the adequacy of the reserve on a quarterly basis.

The following table summarizes averages of loan balances, changes in the allowance for possible loan losses arising from loans charged off and recoveries on loans previously charged off, by loan category, and the provision for possible loan losses charged to operating expense as of the dates and the periods indicated. (Dollars in Thousands):


                                                     December 31,
-------------------------------------------------------------------------
                                                  1996           1995
-------------------------------------------------------------------------

Average total loans net of discounts ..        $62,184        $38,854
-------------------------------------------------------------------------
-------------------------------------------------------------------------

Beginning balance                                  319            434
Loans charged off:
   Real estate (Mortgage) .............              0              9
   Commercial                                       68            312
   Installment                                     113             44
-------------------------------------------------------------------------
        Total Charged off                          244            374
Recoveries
Loans charged off:
   Real estate (Mortgage)                          127            280
   Commercial                                       81             12
   Installment                                      11              8
-------------------------------------------------------------------------
        Total recoveries                           221            301
Net loans charged off                               23             73
Provision for losses                                48            (42)
Additional reserves through acquisition            221              0
Ending Balance ........................        $   565        $   319
-------------------------------------------------------------------------
-------------------------------------------------------------------------
Ratio of net charge-offs during period
   to average loans outstanding .......           0.04%          0.19%



Accordingly, Unicorp had a provision for loan losses of $48,000 for 1996 compared to a negative provision of ($42,000) for 1995. In 1995, Unicorp received a recovery in the amount of $227,000 on an asset that was charged off in 1990. At the time of its acquisition, on May 31, 1996, Vidor's allowance for loan losses was $221,000. At the time of such acquisition, management of Unicorp estimated that an additional provision for loan losses of $100,000 would be necessary in order for the allowance for loan losses to be adequate to cover potential losses in the Vidor loan portfolio. In 1996, however, Unicorp received $100,000 as a recovery from a real estate participation that had been charged off in 1990. The allowance for loan loses for 1996 was $565,000 or 0.93% of net loans outstanding at December 31, 1996. The allowance for loan losses at December 31, 1995 was $319,000 or 0.78% of net loans outstanding.

Unicorp's allowance for possible loan losses at December 31, 1996 was $565,000 which, in management's opinion, is adequate to cover possible losses in its current loan portfolio. However, no assurance can be given that future changes in economic conditions that might adversely affect Unicorp's principal market area, borrowers or collateral values, and other circumstances will not result in increased losses in Unicorp's loan portfolio in the future.

Non-Interest Income. Income other than from interest-earning assets is derived primarily from services to customers for which fees are charged. These services are chiefly deposit services such as account service charges, overdraft and insufficient funds charges, issuance of cashier's checks and similar services. Unicorp's non-interest income for 1996 increased $414,000 or 37.3% from 1995, primarily as a result of the acquisition of Vidor.

Non-Interest Expense. Expenses other than those incurred in the connection with interest-bearing liabilities include, among others, those associated with personnel, facilities, equipment and supplies, advertising and professional services. Total non-interest expense for 1996 increased $1,049,000 or 39.7% from 1995. As a result of the acquisition of Vidor non-interest expense increased $1,035,000.

Income Taxes. Unicorp files a consolidated federal income tax return with the Bank. The Bank pays federal income tax expense to Unicorp based on the taxable income of the Bank on a stand-alone basis. The effective income tax rate of Unicorp for 1996 was 32.05% compared to 31.83% for 1995.

Financial Condition

Total Assets. As of December 31, 1996 total assets were $117,533,000, an increase of $39,348,000 or 50.33% from December 31, 1995. This asset growth is primarily a result of the acquisition of Vidor which involved $38,540,000 in assets, including $2,697,000 in goodwill (which is being amortized over 15 years at $180,000 per year.)

Investment Securities. Unicorp's holding of investment securities serves as a significant source of total interest income, as well as a source of liquidity to meet depositor and borrower funding requirements. Unicorp adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments and Debt Securities" ("SFAS 115"), as of January 1, 1994. SFAS 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair value and for all investments in debt securities and requires classification of securities as trading, available for sale or held to maturity. Management determines the classification of securities when they are purchased. At December 31, 1995 and 1996 Unicorp did not have any securities classified trading or as held for maturity. However, if Unicorp were to purchase securities in the future with the intent and ability to hold to maturity, they would be classified as held to maturity and would be stated at cost, adjusted for amortization of premiums and accretion of discounts. All securities held in the investment portfolio as of December 31, 1995 and 1996 were classified as available for sale. These securities may be sold in response to interest rates, liquidity needs, credit quality or other factors. Such securities are reflected at fair value, and unrealized gains or losses are reflected as a separate component of shareholders' equity, net of income tax effects.

The composition of Unicorp's investment portfolio directly reflects Unicorp's investment strategy of maximizing portfolio yields subject to risk and liquidity considerations. The composition, amortized cost and estimated fair value of investment securities at December 31, 1996 and 1995 were as follows: (Dollars in Thousands )


                                   Amortized   Estimated
                                        Cost  Fair value
-------------------------------------------------------------
As of December 31, 1996:

State and political subdivisions     $ 3,934     $ 4,013
Federal agencies ...............       4,879       4,904
Mortgage backed securities .....      11,755      11,929
Other debt securities ..........      10,924      10,979
-------------------------------------------------------------
                                     $31,492     $31,825
-------------------------------------------------------------
-------------------------------------------------------------


                                   Amortized   Estimated
                                        Cost  Fair value
-------------------------------------------------------------

As of December 31, 1995:
State and political subdivisions     $ 3,030     $ 3,082
Federal agencies ...............       1,978       1,979
Mortgage backed securities .....       7,562       7,767
 Other debt securities .........      11,040      11,112
-------------------------------------------------------------
                                     $23,610     $23,940
-------------------------------------------------------------
-------------------------------------------------------------



The amortized cost and estimated value of debt securities at December 31, 1996, by contractual maturities, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties. (Dollars in Thousands)


                              Available-for-
                             Sale Securities
-------------------------------------------------
                                    Estimated
                        Amortized        Fair
                             Cost       Value
-------------------------------------------------
Due in one year
   or less ..........     $ 9,568     $ 9,600
Due after one year
   through five years       8,196       8,310
Due after five years
   through ten years        1,973       1,986
due after ten
   years ............           -           -
-------------------------------------------------
                           19,737      19,896
Mortgage-backed
   securities .......      11,755      11,929
-------------------------------------------------
                          $31,492     $31,825
-------------------------------------------------


Loans. The loan portfolio constitutes the major earning asset of most banks and typically offers the best alternative for obtaining the maximum interest spread above the cost of funds. The overall economic strength of any bank generally parallels the quality and yield of its loan portfolio. Unicorp engages in real estate lending through real estate mortgage and construction lending, and commercial and consumer lending. The specific underwriting criteria for each major loan is outlined in detail in the formal written loan policy and is approved by the Bank's Board of Directors. Each loan is evaluated on, where applicable, areas such as the borrowers' character, leverage capacity, capital, investment in a particular property, if applicable, cashflow, collateral, market conditions for the borrower's business or project and prevailing economic trends and conditions. The loan policies of the Bank, including the underwriting criteria for major categories, are adjusted periodically with each change approved by the Bank's Board of Directors. New criteria and new policies are the result of regulatory changes, financial and market conditions and competition in the Bank's primary market. The Bank's underwriting criteria and loan portfolio are routinely reviewed by management and external examiners to insure consistency with bank policy and banking regulations.





The table below sets forth the type and amount of Unicorp's loans, net of unearned discount, at December 31, 1996 and 1995: (Dollars in Thousands)


                                        December 31,
----------------------------------------------------------
                                      1996        1995
----------------------------------------------------------
Commercial loans not secured
  by real estate .............     $ 7,228     $ 6,203
Real estate construction loans       2,878       2,098
Real estate mortgage loans ...      33,648      18,761
Installment loans to consumers
  not secured by real estate .      16,960      13,690
Other loans ..................         677         504
----------------------------------------------------------
                                   $61,391     $41,256
----------------------------------------------------------
----------------------------------------------------------


As of December 31, 1996, the Bank had no major concentrations of its loan portfolio in a particular customer, business or industry classification. Loans have increased $20,135,000 or 48.8% from December 31, 1995 to December 31, 1996. Of such growth, $16,269,000 of the growth or 81.8% was in real estate loans, and $3,458,000 or 17.4% of such growth was in consumer loans. This growth was primarily a result of the acquisition of Vidor.

The percentage of loans in each category to total loans for each of the periods indicated is shown below:


                                          December 31,
-------------------------------------------------------------
                                        1996        1995
-------------------------------------------------------------
Real estate loans:
   Construction .............          4.69%       5.09%
   Mortgage .................         54.81%      45.47%
-------------------------------------------------------------
      Total real estate loans         59.50%      50.56%

Commercial loans ............         11.77%      15.04%
Installment-consumer loans ..         27.63%      33.18%
Other .......................          1.10%       1.22%
-------------------------------------------------------------
                                     100.00%     100.00%
-------------------------------------------------------------
-------------------------------------------------------------


The maturity and rate structure of Unicorp's loan portfolio has an impact on Unicorp's ability to meet its liquidity demands and respond favorably to changes in interest rates. At December 31, 1996, 28.73% of Unicorp's total loans were scheduled to mature within one year or less and 17.97% of Unicorp's total loans had floating or adjustable interest rates. The following table provides information concerning loan portfolio maturity, based on remaining scheduled repayments of principal, by type of loan. (Dollars in Thousands)


At December 31, 1996
                               Maturity or Earliest Reporting
---------------------------------------------------------------------

                     One Year      One to        Over
                      Or Less  Five Years  Five Years       Total
---------------------------------------------------------------------
   Fixed rate ...     $12,608     $32,135     $ 5,990     $50,733
   Variable rate        5,029       3,882       2,121      11,032
---------------------------------------------------------------------
---------------------------------------------------------------------
Total loans .....     $17,637     $36,017     $ 8,111      $61765
Non-accrual loans                                          $  228
---------------------------------------------------------------------
Total loans  (1).                                         $61,993
                                                          -----------
                                                          -----------
(1) Includes $602 of unearned interest income for Vidor

Normally borrowers are expected to meet contractual terms in the repayment of indebtedness. In some cases however, borrowers are permitted to roll over obligations after appropriate review of the credit quality and determination of the borrower's ability and willingness to repay.

The data shown above is in a format which conforms with reports to the bank regulatory agencies and has not been restated to reflect anticipated rollovers, which management believes would not materially affect the data presented.

Non-accrual, Past Due and Modified Loans. Non-performing assets include non-performing loans and foreclosed real estate held for sale. Non-performing loans include loans classified as non-accrual or renegotiated to provide a reduction or deferral of interest or principal and those past due 90 days or more on which interest is still being accrued. It is the general policy of Unicorp to place loans on non-accrual status when, in the opinion of management, there exists sufficient uncertainty as to the collectibility of the contractual interest or principal or if the loan becomes 90 days delinquent, whichever comes first. Placing a loan on a non-accrual status causes an immediate charge against earnings for the interest which has been accrued but not yet collected on the loan and eliminates future interest earnings with respect to that loan. Interest on such loans is not recognized until all of the principal is collected or until the loan is returned to a performing status. Interest income recognized on non-accrual loans during 1996 and 1995 was not significant.

As of December 31, 1996, Unicorp had non-performing assets totaling $617,000 or approximately 1.0% of total loans and foreclosed property at such date compared with $187,000, or 0.46% at December 31, 1995.

Unicorp's non-performing loans at December 31, 1996, and 1995 are shown below. (Dollars in Thousands)


                                    December 31,
----------------------------------------------------
                                   1996     1995
----------------------------------------------------
Loans accounted for on a
   non-accrual basis .........     $228     $  25
Loans which are contractually
   past due 90 or more days ..      257        4
Loans, the terms of which have
   been renogotiated .........      132      158
----------------------------------------------------
Total non-performing loans ...     $617     $187
----------------------------------------------------
----------------------------------------------------

The increase in non-performing loans of $430,000 was primarily attributable to the acquisition of non-performing loans in Vidor's loan portfolio.

Unicorp's management is not aware of any loans classified for regulatory purposes and excluded from the above table which represent or result from trends or uncertainties that will materially impact future operating results, liquidity, or capital resources, or represent material credits about which management is aware of any information which causes doubts as to the ability of such borrowers to comply with the loan repayment terms.

Deposits and Other Liabilities. Unicorp's average total deposits increased from $70,765,000 in 1995 to $85,675,000 in 1996. This increase is mainly a result of the of deposits acquired from Vidor. Unicorp does not rely on any brokered deposits. The following table summarizes the amounts of average deposits and average rates for the period indicated: (Dollars in Thousands):


                                          December 31,
----------------------------------------------------------------------
                                   1996                  1995
                            Amount      Rate      Amount      Rate
----------------------------------------------------------------------
Non-interest bearing
   demand deposits ...     $29,786     0.00%     $23,460     0.00%
Interest-bearing money
   market/now deposits      17,428     2.80%      15,136     3.03%
Savings deposits .....      12,144     3.10%      10,037     2.82%
Time deposits ........      26,317     5.15%      22,132     4.58%
----------------------------------------------------------------------
Total average deposits     $85,675     2.60%     $70,765     2.48%
                           -------               -------
                           -------               -------


Occasionally, Unicorp may have liabilities in the form of borrowed funds, which generally consist of a line of credit with Texas Commerce Bank to purchase federal funds. This line is secured with the pledge of securities held in the investment portfolio. As of December 31, 1996 and 1995 Unicorp did not have any liabilities resulting from the purchase of federal funds. Unicorp generally only purchases Federal funds in order to meet short term liquidity needs.

In connection with the acquisition of Vidor, Unicorp incurred $3,500,000 in long-term indebtedness with Norwest Bank Minnesota, N.A. Interest on such indebtedness computed at the daily Federal Funds rate plus 2.10%. Principal and interest is due in thirty-one quarterly installments of $160,000 each, commencing August 31, 1996, with a final payment of all remaining principal and interest due on May 31, 2004. Collateral on the note is all the stock of Unicorp's subsidiaries, including the Bank. The loan agreement contains certain covenants requiring the Unicorp and the Bank to maintain certain ratios and performance levels, as well as restrictions on future borrowing and stock transactions. Failure to meet the restriction of the convenants may restrict Unicorp's payment of dividends.

Liquidity and Interest Rate Sensitivity Management. The primary functions of asset and liability management are to assure adequate liquidity and to maintain an appropriate balance between interest-earning and interest-bearing liabilities. Liquidity represents the Bank's ability to meet the daily demand for funds from its customers to pay maturing deposits, honor checks and drafts, extend credit and meet other commitments. Management monitors liquidity requirements as warranted by interest rate trends, changes in the economy, changes in the scheduled maturities, and interest rate sensitivity of the investment and loan portfolios as well as deposits. The Bank attempts to match rate-sensitive assets and liabilities in order to minimize exposure from fluctuations in interest rates and to enhance consistent growth of net interest income through periods of changing interest rates.

The asset portion of the balance sheet provides liquidity primarily through cash and due from banks, loan principal repayments, and cash flows from investment securities, federal funds sold and investment securities available for sale.

The liability portion of the balance sheet provides liquidity through various interest and non-interest-bearing deposit accounts and federal funds purchased. Long-standing relationships with many institutions have provided the Bank with the opportunity to buy and sell federal funds on a daily basis.

The Bank's liquidity, which is monitored by the Board and Executive Committee, is deemed by management to be adequate to meet all foreseen business demands.

Capital Resources. The Bank is subject to regulatory risk-based capital guidelines. In the risk-based capital computation, all assets are weighted based upon assigned risk factors, and certain off-balance sheet items are included, such as loan commitments and standby letters of credit. Capital is separated into two categories, Tier 1 and Tier 2, which combine for Total Capital. Tier 1 consists of common shareholders' equity and perpetual preferred stock, subject to certain limitations. Tier 2 capital consists of the reserve for loan losses and subordinated debt, subject to certain limitations. In order to be considered adequately capitalized, the guidelines provide for minimum Total Risk-Based Capital of 8.0%, half of which must be Tier 1 capital.

In conjunction with the risk-based capital guidelines, the regulatory agencies have also issued leverage capital guidelines. The leverage ratio consists of Tier 1 capital as a percent of average total assets. In order to be considered adequately capitalized, the minimum leverage ratio for banks must equal at least 4 percent.

Using year end financial data, the following table indicates the capital adequacy of the Bank as of the dates indicated compared to the regulatory requirements that were in effect at such dates (Dollars in Thousands):


                                             1996             1995
----------------------------------------------------------------------
Capital:
   Tier 1 capital ...............     $     8,204      $     6,246
   Tier II capital
      Allowance for loan losses .             565              319
----------------------------------------------------------------------
   Total risk -based capital ....           8,769            6,565
----------------------------------------------------------------------
----------------------------------------------------------------------
Net risk-weighted assets ........     $    82,097      $    56,333
Adjusted total assets ...........     $   113,312      $    77,584

Capital ratios
   Leverage ratio ...............            7.24%            8.05%
      (Regulatory minimum) ......            4.00%            4.00%
Tier I risked-based capital ratio            9.99%           11.09%
      (Regulatory minimum) ......            4.00%            4.00%
Total risk-based capital ratio ..           10.68%           11.65%
      (Regulatory minimum) ......            8.00%            8.00%






             RELATIONSHIP WITH INDEPENDENT AUDITORS

     Lawrence, Blackburn, Meek, Maxey & Co., independent au ditors, has continuously served as the independent auditor for Unicorp from 1991 through the present. A representative of Lawrence, Blackburn, Meek, Maxey & Co. is expected to be present at the Special Meeting, will have an opportunity to make a statement if he desires and will be available to respond to appropriate questions.

                       VALIDITY OF SHARES

    The validity of the shares of Common Stock offered hereby has been passed upon for Hibernia by Patricia C. Meringer, Corporate Counsel and Secretary of Hibernia. As of the date of this Proxy Statement-Prospectus, Ms. Meringer owned 3,536 shares of Hibernia Common Stock and held options to purchase shares of Hibernia Common Stock of which options to acquire 18,037 shares are currently exercisable.

                             EXPERTS

       The consolidated financial statements of Hibernia incorporated by reference in Hibernia's Annual Report (Form 10-
K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Unicorp at December 31, 1996 and 1995, and for each of the two years in the period ended December 31, 1996, included in this Proxy Statement-Prospectus have been audited by Lawrence, Blackburn, Meek, Maxey & Co., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            APPENDICES

                           APPENDIX A

                      AMENDED AND RESTATED

                  AGREEMENT AND PLAN OF MERGER
                               OF
                  UNICORP BANCSHARES TEXAS, INC.
                          WITH AND INTO
                      HIBERNIA CORPORATION

      THIS  AMENDED  AND RESTATED AGREEMENT AND PLAN  OF  MERGER,
effective as of May 28, 1997 (this "Agreement"), adopted and made by  and  between  Unicorp Bancshares Texas,  Inc., ("Unicorp"),
and   Hibernia   Corporation ("Hibernia").

      Unicorp is a corporation duly organized,  validly existing and  in good standing under the laws of  the  State  of Texas and  has its registered office at 302 N. 5th St.,  Orange,
Texas 77630-5707; is a bank holding company within the meaning of the  Bank  Holding  Company Act of 1956, as  amended  (the  "Bank
Holding Company Act"); and owns all of the issued and outstanding shares of capital stock of Unicorp Banchsshares-Delaware, Inc. ("UB-Delaware"). The presently authorized capital stock of Unicorp consists solely of 9,000,000 shares of common stock of the par value of $1.00 each ("Unicorp  Common Stock") and 1,000,000 shares of preferred stock, par value  $1.00 per  share (the "Unicorp
Preferred Stock").  As of  March 31,  1997,  1,402,742 shares of
Unicorp Common Stock  had been  issued,  1,395,868 shares of
Unicorp Common  Stock were outstanding, and 6,874 shares of Unicorp
Common Stock were held  in  Unicorp's treasury, and no shares of
Unicorp  Preferred Stock  were  issued and outstanding.  All outstanding  shares  of Unicorp  Common  Stock  have been duly issued  and  are  validly outstanding, fully paid and nonassessable.
The foregoing are the only   voting  securities  of  Unicorp  authorized,
issued,   or outstanding.  There  are  no existing  stock  options,
warrants, calls, or commitments of any kind obligating Unicorp to issue any share of its capital stock or any other security of which it is or  will  be the issuer.  None of the shares of Unicorp's capital stock  has  been  issued  in violation of  preemptive  rights  of
shareholders.   Unicorp  indirectly  owns  100  percent  of   the
outstanding   capital stock  of  OrangeBank   (the
"Bank"), a Texas banking corporation duly organized, validly existing and in good standing under the laws of the state of Texas.
The Bank is (i) is an "insured bank" as defined in the Federal
Deposit Insurance Act and applicable regulations thereunder,  and
(ii) has full authority to conduct its business as and where currently conducted.

       UB-Delaware  is  a  corporation  duly  organized,  validly existing  and  in good standing under the laws of  the  State  of
Delaware  and  directly  owns all of the issued  and  outstanding shares  of  capital stock of the Bank.  The presently  authorized capital  stock  of UB-Delaware consists solely of 1,000
shares of common stock of the par value of $1.00 each, and,  as of  March 31, 1997, 1,000 shares of such common stock had
been issued, and were outstanding and owned directly by Unicorp,
with no shares held in treasury.   All outstanding  shares of UB-Delaware's
common  stock  have  been duly   issued  and  are  validly  outstanding,
fully  paid   and nonassessable.  The foregoing are the only voting
securities of UB-Delaware authorized, issued, or outstanding. There are no existing stock options, warrants, calls, or commitments of any kind obligating Unicorp to issue any shares of its capital stock or any other security of which it is or will be the issuer. None of the shares of UB-Delaware's capital stock has been issued in violation of preemptive rights of shareholders.

      Hibernia is a corporation duly organized, validly
existing and in good standing under the laws of the State of Louisiana; has its registered office at 313 Carondelet Street, New Orleans, Louisiana 70130; and is a bank holding company within the meaning of the Bank Holding Company Act. Hibernia owns all of the issued and outstanding shares of capital stock of Hibernia National Bank ("HNB") and Hibernia National Bank of
Texas  ("HNBT").   The  presently  authorized  capital  stock  of
Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, and 200,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of March 31, 1997, 2,000,000 shares of Hibernia's preferred stock were issued and outstanding, 128,940,436 shares of Hibernia Common Stock were outstanding, and 62,137 shares of Hibernia Common Stock were held in Hibernia's treasury. All outstanding shares of Hibernia Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The foregoing are the only voting securities of Hibernia authorized, issued or outstanding and there are no existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any shares of its capital stock or any other security of which it is or will be the issuer, except that Hibernia has authorized or reserved 1,968,750 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 1,496,800 shares of Hibernia Common Stock were outstanding as of the date hereof; 7,880,703 (as adjusted) shares of Hibernia
Common Stock for issuance under its 1992 Long-Term Incentive Plan, pursuant to which options covering 6,263,264 shares of Hibernia Common Stock were outstanding as of the date hereof; 1,000,000 shares of Hibernia Common Stock for issuance under its 1993 Director Stock Option Plan, pursuant to which options covering 248,750 shares of Hibernia Common Stock are outstanding on the date hereof; 144,780 shares of Hibernia Common Stock are
available   for   issuance   pursuant  to   Hibernia's   Dividend
Reinvestment and Stock Purchase Plan; and warrants covering 213,176 shares of Hibernia Common Stock are outstanding None of the shares of Hibernia's capital stock has been issued in violation of preemptive rights of shareholders.

       HNB is a national banking association duly organized, validly existing and in good standing under the laws of the
United States of America having its  principal registered   office
at  313  Carondelet  Street,  New   Orleans, Louisiana   70130.
HNBT  is  a  national  banking   association duly  organized,
validly existing and in good standing under the laws of the United States of America and having its principal office at
100 W. Broad Street,  Texarkana, Texas   75501.   All  of  the
issued and  outstanding  shares  of capital  stock  of HNB and HNBT
are owned by Hibernia.   HNB  and HNBT (i) are "insured banks" as
defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and (ii) have full authority to conduct their businesses as and where currently conducted.

      The Boards of Directors of Unicorp and Hibernia have duly approved this Agreement and have authorized the execution hereof by Unicorp's President and Hibernia's President and Chief Executive Officer, respectively. Unicorp has directed that this Agreement be submitted to a vote of its shareholders in accordance with Texas law and the terms of this Agreement.

      In consideration of their mutual promises and obligations, the parties hereto adopt and make this Agreement for the merger of Unicorp with and into Hibernia and prescribe the terms and conditions of such merger and the mode of carrying it into effect, which shall be as follows:

       1.   The  Merger.  On the Effective Date  (as  defined  in
Section  14  hereof),  Unicorp shall  be  merged  with  and  into
Hibernia under the Articles of Incorporation of Hibernia, pursuant to the provisions of, and with the effect provided in,
(i) Part XI of the Louisiana Business Corporation Law ("LBCL") and (ii) Section 5.01 through 5.04 of the Texas Business Corporation Act ("TBCA") (the "Merger") and the Merger Agreement in substantially the form of Exhibit 1 hereto (the "Merger Agreement").

       2. Hibernia Capital Stock. The shares of the capital stock of Hibernia issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding.

      3.  Unicorp Common Stock.

           3.1. Conversion. On the Effective Date and subject to the provisions of Section 3.7 hereof,

          (a) each share of Unicorp Common Stock issued and outstanding immediately prior to the Effective Date other than (i) shares which are held by shareholders who have not voted such shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such shares within the time and manner provided in Article 5.12 of the TBCA (unless such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the TCBA), and (ii) shares owned beneficially by Hibernia or its subsidiaries, shall, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into the number of shares of Hibernia Common Stock that equals the Exchange Rate set forth in
Section 3.8 hereof;

           (b) holders of certificates which represent shares of Unicorp Common Stock outstanding immediately prior to the Effective Date (hereinafter called "Old Certificates") shall cease to be, and shall have no rights as, shareholders of Unicorp;

           (c) each share of Unicorp Common Stock held in the treasury of Unicorp or owned beneficially by Hibernia or any of its subsidiaries shall be canceled; and

           (d) Old Certificates shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates for the number of whole shares of Hibernia Common Stock to which such holders shall be entitled in accordance with the Exchange Rate set forth in
Section 3.8 and a check representing cash paid in lieu of fractional shares as provided in Section 3.2 hereof.

            3.2.   Fractional  Shares.   Each   holder   of   Old
Certificates who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock (after taking into account all shares of Unicorp Common Stock represented by the Old
Certificates then delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the Average Market Price
(as defined in Section 3.8 hereof), and no such holder shall be entitled to dividends, voting rights or any other rights of shareholders in respect of any fractional share.

          3.3. Transmittal Materials. As promptly as practicable after the Effective Date, Hibernia shall send or cause to be sent to each former shareholder of record of Unicorp transmittal materials for use in exchanging Old Certificates for certificates representing Hibernia Common Stock and a check representing cash paid in lieu of fractional shares, if any. The letter of transmittal will contain instructions with respect to the surrender of Old Certificates and the distribution of certificates representing Hibernia Common Stock. If any certificate for shares of Hibernia Common Stock is to be issued in a name other than that in which an Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificate surrendered or provide funds for their purchase or establish to the satisfaction of the exchange agent to be appointed by Hibernia in connection with such exchange (the "Exchange Agent") that such taxes are not payable.

           3.4. Rights as Shareholders. Former shareholders of Unicorp will be able to vote after the Effective Date at any meeting of Hibernia shareholders or pursuant to any written consent procedure the number of whole shares of Hibernia Common Stock into which their shares of Unicorp Common Stock are converted, regardless of whether they have exchanged their Old Certificates. Whenever a dividend is declared by Hibernia on the Hibernia Common Stock after the Effective Date, the declaration shall include dividends on all shares issuable hereunder, but no shareholder will be entitled to receive his distribution of such dividends until physical exchange of his Old Certificates shall have been effected or until Hibernia has issued or caused to be issued certificates of Hibernia Common Stock for his Old Certificates that have been lost, stolen or destroyed. Upon physical exchange of his Old Certificates, any such person shall be entitled to receive from Hibernia an amount equal to all dividends (without interest thereon and less the amount of taxes, if any, that may have been withheld, imposed or paid thereon) declared, and for which the payment has occurred, on the shares represented thereby; provided, however, that former shareholders of Unicorp shall not be entitled to receive any dividend on their Hibernia Common Stock with respect to any period for which Unicorp paid a dividend prior to the Effective Date.

           3.5. Cancellation of Old Certificates. On and after the Effective Date there shall be no transfers on the stock transfer books of Unicorp or Hibernia of the shares of Unicorp Common Stock which were issued and outstanding immediately prior to the Effective Date. If, after the Effective Date, Old Certificates are properly presented to Hibernia, they shall be canceled and exchanged for certificates representing shares of Hibernia Common Stock and a check representing cash paid in lieu of fractional shares as herein provided. Any other provision of this Agreement notwithstanding, neither the Exchange Agent nor any party hereto shall be liable to a holder of Unicorp Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

           3.6. Property Transfers. From time to time, as and when requested by Hibernia and to the extent permitted by Texas law, the officers and directors of Unicorp last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to Hibernia title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authorities of Unicorp, and otherwise to carry out the purposes of this Agreement.

           3.7. Dissenters' Shares. Shares of Unicorp Common Stock held by any holder having rights of a dissenting shareholder as provided in Texas law, who shall have properly objected to the Merger and who shall have properly demanded payment on his stock in accordance with and subject to the provisions of Texas law, shall not be converted as provided in
Section 3.1 hereof until such time as such holder shall have failed to perfect, or shall have effectively lost, his right to appraisal of and payment for his shares of Unicorp Common Stock, at which time such shares shall be converted as provided in
Section 3.1 hereof.

          3.8. Exchange Rate.

           (a)  The Exchange Rate shall be 1.6 shares of Hibernia
Common  Stock for each outstanding share of Unicorp Common Stock.

          (b) For purposes of this Agreement, the term " Average Market Price" shall mean the average of the closing price of one share of Hibernia Common Stock (adjusted as set forth in Section 9.8 of this Agreement, if an adjustment is required by that section) for the ten business days preceding the last trading day immediately prior to the Closing Date as reported in The Wall Street Journal.

       4. Articles of Incorporation; By-Laws. The Articles of Incorporation and By-Laws of Hibernia in force immediately prior to the Effective Date shall on and after the Effective Date continue to be the Articles of Incorporation and By-Laws of Hibernia, respectively, unless altered, amended or repealed in accordance with applicable law.

      5. Employees. Hibernia shall cause to be provided as soon as practicable after the Effective Date for the employees of Unicorp and the Bank immediately prior to the Effective Date the employee benefits then made available to employees of Hibernia and its subsidiaries, subject to the terms and conditions under which those employee benefits are made available to such employees; provided, however, that for purposes of determining the eligibility of an employee of Unicorp or the Bank (or both) to receive, and the benefits to which such employee shall be entitled, under Hibernia's benefits plans after the Effective Date, any period of employment of such employee with Unicorp or the Bank shall be deemed equivalent to having been employed for that same period by Hibernia and/or its subsidiaries (and employees of Unicorp and the Bank will not be denied health insurance coverage solely as a result of a preexisting condition that existed on the Effective Date but did not exist on the date the employee commenced his or her employment with Unicorp or the
Bank) and provided further, however, that if Hibernia determines in good faith that it cannot merge any benefit plan of Unicorp into a comparable benefit plan of Hibernia or HNB or HNBT without creating material potential liability for Hibernia's or HNB's or HNBT's plan, then Hibernia shall be entitled to freeze the existing benefit plan of Unicorp and prohibit participation by former employees of Unicorp in Hibernia's plan for the period of time required by applicable law to ensure that Hibernia's and HNB's and HNBT's benefit plans are not deemed to be successor
plans   of   the   Unicorp   plan  in  question.

       6. Negative Covenants. From the date hereof until the Effective Date, or until the termination of this Agreement, Unicorp covenants and agrees that it will not do, or agree to commit to do, and Unicorp will cause the Bank not to do and not to agree or commit to do, without the prior written consent of Hibernia, any of the following:

           (a) in the case of Unicorp (and not the Bank), make, declare, set aside or pay any dividend or declare or make any distribution on, or directly or indirectly combine, redeem, purchase or otherwise acquire, any shares of Unicorp Common Stock (other than in a fiduciary capacity); provided, however, that Unicorp may make, declare, set aside and pay regularly or specially declared dividends not to exceed $0.15 per share of Unicorp Common Stock per fiscal quarter for each quarter completed prior to the Effective Date, consistent in timing with past practices during the preceding three years.

          (b) authorize the creation or issuance of or issue any additional shares of its capital stock, or any options, calls, warrants, stock appreciation rights or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, shares of its capital stock;

          (c) enter into any employment contracts with, increase the rate of compensation of, or pay or agree to pay any bonus to, any of its directors, officers or employees, except in accordance with the terms of any employment agreement existing on the date hereof or in accordance with past practices during the preceding three years; provided that Hibernia hereby consents to the payment on the Closing Date of the pro rata portion of annual bonuses accrued on the books of the Bank through the Closing Date, provided that such accruals are consistent in timing and amount with accruals made for bonuses during the preceding three years and that such bonuses are paid in the ordinary course of business;

           (d) enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group
insurance  or  other  employee  benefit,  incentive  or   welfare
contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees;

           (e) other than as contemplated in this Agreement, (i) carry on its business other than in the usual, regular and ordinary course in substantially the same manner as heretofore
conducted,   (ii)   amend  its  Articles   of Incorporation    or
Association or By-Laws, (iii) impose, or suffer the imposition, on any share of stock held by Unicorp in the Bank, of any material lien, charge, or encumbrance, or permit any such lien to exist, other than as described on Schedule 7.3, (iv) establish or add any automatic teller machines or branch or other banking offices in addition to those listed on schedule 6(e) hereto,
(v) make any capital expenditures in excess of $50,000 or (vi) take any action that would materially and adversely affect the ability of any party hereto to obtain the approvals necessary for consummation of the transactions contemplated hereby or that would materially and adversely affect Unicorp's ability to perform its covenants and agreements hereunder;

          (f) except as otherwise provided herein, liquidate; sell or dispose of any asset other than in the ordinary course of business consistent with past practices; solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, Unicorp, UB-Delaware or the Bank or any business combination with Unicorp, UB-Delaware or the Bank other than as contemplated by this Agreement, and Unicorp and the Bank shall instruct each officer, director, agent or affiliate of it to refrain from doing any of the above, and Unicorp will notify Hibernia promptly if any such inquiries or proposals are received by, and such information is requested from, or any such negotiations or discussions are sought to be initiated with, Unicorp, UB-Delaware or the Bank; provided, however, that nothing contained in this section shall be deemed to prohibit any officer or director of Unicorp or the Bank from taking any action that, in the written opinion of counsel to Unicorp or the Bank, is required by applicable law or is necessary to discharge properly the fiduciary duties of such officer oro director; or

            (g)    knowingly  fail  to  comply  with  any   laws,
regulations, ordinances, or governmental actions applicable to it and to the conduct of its business in a manner significant, material and adverse to its business.

       7.   Representations and Warranties of  Unicorp.   Unicorp
(and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

           7.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

           7.2. Organization and Qualification. Each of Unicorp and the Bank has the corporate power authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business; and Unicorp has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

           7.3. Ownership of Other Banks. Unicorp does not own, directly or indirectly, 5 percent or more of the outstanding capital stock or other voting securities of any corporation,
bank,    or    other   organization   except   the    Bank    and
UB-Delaware. The presently authorized capital stock of the Bank consists solely of 600,000 shares of common stock of the par value of $2.50 each, all of which shares of common stock are outstanding. The outstanding shares of capital stock of the Bank are validly issued and outstanding, fully paid and nonassessable and, except as provided on Schedule 7.3 hereto, all of such shares are owned by UB-Delaware, free and clear of all liens, claims and encumbrances.

          7.4. Corporate Authorization. The execution, delivery and performance of this Agreement have been authorized by
Unicorp's Board of Directors, and, subject to the approval of this Agreement by its shareholders in accordance with the applicable Texas law and to the regulatory and other approvals required by Section 12 hereof, all corporate acts and other
proceedings   required  for  the  due  and  valid  authorization,
execution, delivery and performance by Unicorp of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to such shareholder approval and to the regulatory and other approvals required by Section 12 hereof, this Agreement is a legal, valid and binding obligation of Unicorp, enforceable against Unicorp in accordance with its terms,
except  that enforcement   may   be  limited  by  bankruptcy,
reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles or
principles of Texas law  that are   similar  to  equitable
principles in jurisdictions that recognize a distinction between law and equity.

          7.5. No Conflicts. Except as disclosed on Schedule 7.5 hereto, the execution and delivery of this Agreement by Unicorp does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Unicorp or the Bank or to which Unicorp or the Bank is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses or results of operations of Unicorp and the Bank taken as a whole or on the transactions contemplated hereby, (ii) to the best of the knowledge of Unicorp's officers, a breach or violation of, or a  default  under, any law, rule or  regulation  or  any
judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Unicorp or the Bank or to which Unicorp or the Bank is subject, or (iii) a breach or violation of, or a default under, the Articles of Incorporation or By-Laws of Unicorp or the Bank; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any required approvals of shareholders and applicable regulatory authorities. The parties hereto expressly acknowledge and agree that the existence of one or more contracts to which Unicorp or the Bank is a part that include a general prohibition against assignment without prior consent, shall not result in a breach of the final clause of the preceding sentence for purposes of this Agreement.

            7.6. Financial Statements; Dividend Restrictions. Unicorp has delivered to Hibernia prior to the execution of this Agreement true and correct copies of the following consolidated financial statements (collectively referred to herein as the "Unicorp Financial Statements"): Unicorp's Consolidated Balance Sheets as of March 31, 1997 and 1996 (unaudited) and December 31, 1996, 1995 and 1994 (audited); Consolidated Statements of Income and Changes in Stockholders' Equity and Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994 (audited), and Consolidated Statements of Income for the three-month periods ended March 31, 1997 and 1996 (unaudited). Each of the Unicorp Financial Statements (including the related notes) fairly presents the consolidated results of operations of Unicorp and the Bank for the respective periods covered thereby and the consolidated financial condition of Unicorp and the Bank as of the respective dates thereof (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with
generally    accepted    accounting    principles    ("GAAP")
consistently applied during the periods involved, except as may be noted therein. Except as disclosed in the Unicorp Financial Statements, including the notes thereto, or Schedule 7.6 hereto, and except as otherwise required by this Agreement, there are no restrictions in any note, indenture, agreement, statute or otherwise (except for statutes or regulations applicable to Texas corporations or state banks generally) precluding Unicorp or the Bank from paying dividends, in each case when, as and if declared by its Board of Directors.

          7.7. No Material Adverse Change. Since March 31, 1997, there has been no event or condition of any character (whether actual, or to the knowledge of officers of Unicorp or the Bank, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Unicorp, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Unicorp or the Bank, excluding changes in laws or regulations that affect banking institutions generally.

           7.8. Litigation and Proceedings. Except as set forth on Schedule 7.8 hereto, no litigation, proceeding or controversy before any court or governmental agency is pending against Unicorp that in the opinion of its officers is likely to have a material and adverse effect on the business, results of operations or financial condition of Unicorp and the Bank taken as a whole, and, to the best of its knowledge of its officers, no such litigation, proceeding or controversy has been threatened or is contemplated. Except as disclosed on
Schedule 7.8 hereto, no member of Unicorp's consolidated group is subject to any written agreement, memorandum, or order with or by any bank or bank holding company regulatory authority restricting its operations or requiring any material actions.

          7.9. Material Contracts. Except for this Agreement and arrangements made in the ordinary course of business or disclosed on Schedule 7.9 hereto, neither Unicorp nor the Bank is bound by any material contract to be performed after the date hereof that is not terminable by Unicorp or the Bank without penalty or liability on thirty days prior notice.

           7.10. Brokers' or Finders' Fees. Neither Unicorp nor the Bank has entered into an agreement with any agent, broker, investment banker, investment or financial advisor or other person acting on behalf of Unicorp or the Bank relating to any commission, broker's or finder's fee in connection with any of the transactions contemplated by this Agreement except Service Asset Management Co. Inc., a copy of which agreement with Unicorp is attached hereto as Exhibit 7.10.

           7.11. Contingent Liabilities. Except as disclosed on Schedule 7.11 hereto or as reflected in the Unicorp Financial Statements and except in the case of the Bank for unfunded loan commitments made in the ordinary course of business consistent with past practices, as of March 31, 1997, neither Unicorp nor the Bank has any obligation or liability (contingent or otherwise) that was material, or that when combined with all similar obligations or liabilities would have been material, to Unicorp and the Bank taken as a whole and there does not exist a set of circumstances resulting from transactions effected or events occurring prior to, on, or after March 31, 1997, or from any action omitted to be taken during such period that, to the knowledge of officers of Unicorp, could reasonably be expected to result in any such material obligation or liability.

           7.12. Tax Liability. The amounts set up as liabilities for taxes in the Unicorp Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local, and foreign excise, franchise, property, payroll, income, capital stock, and sales and use taxes) accrued in accordance with GAAP and unpaid at the respective dates thereof.

          7.13. Material Obligations Paid. Other than as set forth on Schedule 7.13 hereto, since March 31, 1997, neither Unicorp nor the Bank has incurred or paid any obligation or liability that would be material to Unicorp on a consolidated basis, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with its past practices.

           7.14. Tax Returns; Payment of Taxes. All federal, state, local, and foreign tax returns (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of Unicorp or the Bank have been timely filed or requests for extensions have been timely filed and granted and have not expired for periods ending on or before December 31, 1994, and all returns filed are complete and accurate to the best knowledge of their respective officers;
all taxes shown on filed  returns have  been  paid.   As  of the
date hereof, there  is  no  audit, examination,  deficiency  or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to Unicorp or the Bank except as reserved against in the Unicorp Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid, and Unicorp's reserves for bad debts at December 31, 1994, as filed with the Internal Revenue Service were not greater than the maximum amounts permitted under the provisions of Section 585 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

           7.15. Loans. To the knowledge of its officers, each loan reflected as an asset of Unicorp in the Unicorp
Financial Statements, as of March 31, 1997, or acquired since that date, is the legal, valid, and binding obligation of the obligor named therein, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance and laws and court decisions relating to or affecting the enforcement of creditors' rights generally and general equitable principles or similar legal principles; provided, however, that an inability to collect all or any part of such loan (other than a loan required to have been classified as substandard or doubtful as of March 31, 1997 that was not so classified to the extent of any loss in such loan) shall not be deemed to be a breach of this representation; and no loan is subject to any asserted defense, offset or counterclaim known to Unicorp, except as disclosed in writing to Hibernia on or prior to the date hereof.

            7.16.       Allowance  for  Loan  Losses.    To   the
knowledge of Unicorp's officers, allowances for possible loan losses shown on the balance sheets of Unicorp as of March 31, 1997 are adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries, relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of March 31, 1997, and each such allowance has been established in accordance with GAAP.

          7.17.     Title to Assets; Adequate Insurance Coverage.

                (a) Except as set forth on Schedule 7.3 hereto, as of March 31, 1997, Unicorp and the Bank had, and except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now have, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected in the Unicorp Financial Statements, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Unicorp Financial Statements or which secure deposits of public funds as required by law; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after March 31, 1997, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the potential sale of any such owned properties or assets; (v) capital leases and leases, if any, to third parties for fair and adequate consideration and (vi) securities pledged for interest rate swap, cap and floor contracts. Unicorp and the Bank own, or have valid leasehold interests in, all material properties and assets, tangible or intangible, used in the conduct of its business. Any real property and other material assets held under lease by Unicorp or the Bank are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by Hibernia in such lease of such property.

                (b) With respect to each lease of any real property or a material amount of personal property to which Unicorp or the Bank is a party, except for financing leases in which Unicorp or the Bank is lessor, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (ii) there exists no default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and
(iv) the Merger will not constitute a default or a cause for termination or modification of such lease.

                (c) Neither Unicorp nor the Bank has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

                 (d)    To     the     knowledge       of     its
officers, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Unicorp and the Bank provide adequate coverage against loss and the fidelity bonds in effect as to which Unicorp or the Bank is named insured provide adequate coverage with respect to amounts, types and risks involved.

           7.18. Employee Plans. To the knowledge of Unicorp's officers, all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover one or more employees employed by Unicorp or the Bank, and Unicorp and the Bank, with respect to such plans:

                 (I) are in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to such plan or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material and adverse effect on such business; and

                (ii) have received no notification from any agency or department of federal, state or local government or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations or ordinances that such governmental authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and Unicorp is not subject to any agreement with any such governmental authority with respect to any such plan.

          7.19. Copies of Employee Plans. On or prior to the date hereof, Unicorp has provided Hibernia with true, complete and accurate copies of all pension, retirement, stock purchase, stock bonus, stock ownership, stock option, savings, stock appreciation right or profit-sharing plans, any employment, deferred compensation, consultant, severance, bonus, or collective bargaining agreement or group insurance contract, or any other incentive, welfare, or employee benefit plan or agreement maintained by it or the Bank for its or the Bank's employees or former employees.

           7.20. Plan Liability. Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under section 4971 of the Internal Revenue Code, all of which have been fully paid, neither Unicorp nor the Bank has any liability to the Pension
Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code.

           7.21. No Default. Neither Unicorp nor the Bank is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default.

           7.22. Minutes. Prior to the date hereof, Unicorp has made available to Hibernia, for inspection pursuant to the terms of Section 9.5 hereof, the minutes of meetings of Unicorp's and the Bank's Board of Directors and all committees thereof held during the period beginning June 30, 1991 and prior to the date hereof, which minutes are complete and correct in all material respects and fairly present the deliberations and actions of such Boards and committees.

           7.23.      Insurance  Policies.   Attached  hereto  as
Schedule 7.23 is a schedule detailing all policies of fire, theft, public liability, and other insurance (including without limitation fidelity bonds insurance) ) maintained by Unicorp or the Bank at the date hereof. Except as disclosed on Schedule
7.23 hereto, neither Unicorp nor the Bank has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither Unicorp nor the Bank has been refused any insurance coverage sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability of coverage that do not result from any extraordinary loss experience of Unicorp or the Bank.

           7.24. Investments. Except for securities pledged for interest rate swap, cap and floor contracts and pledged to secure public trust deposits, none of the investments reflected in the Unicorp Financial Statements under the heading "Investment Securities," and none of the investments made by Unicorp or the Bank since March 31, 1997, and none of the assets reflected in the Unicorp Financial Statements under the heading "Cash and Due From Banks," is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Unicorp or the Bank freely to dispose of such investment at any time. With respect to all repurchase agreements to which Unicorp or the Bank is a party, Unicorp or the Bank, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing each such repurchase agreement which equals or exceeds the amount of the debt secured by such collateral under such agreement.

           7.25. Environmental Matters. Except as disclosed on Schedule 7.25 hereto, neither Unicorp nor the Bank at any time since December 31, 1989, nor, to the knowledge of officers of Unicorp and the Bank, (i) Unicorp or the Bank prior to December 31, 1989, or (ii) any previous owner or operator of any properties at any time owned (including any properties owned as a result of foreclosure of a loan, whether still owned or subsequently resold), leased, or occupied by Unicorp or the Bank or used by Unicorp or the Bank in their respective business ("Unicorp Properties"), used, generated, treated, stored, or disposed of any hazardous waste, toxic substance, or similar materials on, under, or about Unicorp Properties except in compliance with all applicable federal, state, and local laws, rules, and regulations pertaining to air and water quality, hazardous waste, waste disposal, air emissions, and other environmental matters ("Environmental Laws"). Since December 31, 1989, neither Unicorp nor the Bank has received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to waste generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or clean-up of any site relating to Unicorp Properties. Notwithstanding anything in this Section
7.25 to the contrary, the parties hereto expressly agree that Unicorp shall not be in breach of this representation if any of the foregoing representations in this Section 7.25 are are inaccurate solely as a result of, or due to, circumstances relating to one or more properties as to which Unicorp's sole interest is or was as mortgagee or holder of a security interest.

       8.   Representations and Warranties of Hibernia.  Hibernia
(and not its directors or officers in their personal capacities) hereby represents and warrants as follows:

           8.1. Recitals. The facts set forth in the preamble to this Agreement with respect to it are true and correct.

           8.2.  Organization and Qualification. Each of Hibernia
and   its material   subsidiaries   has   the corporate power and
authority to carry on its business as it is now being conducted and to own, lease and operate its assets, properties and business, and Hibernia has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

           8.3. Shares Fully Paid and Non Assessable. The outstanding shares of capital stock of Hibernia Corporation, HNB, and HNBT are validly issued and outstanding, fully paid and nonassessable (subject, in the case of HNB and HNBT, to 12 U.S.C. Section 55) and all of such shares of HNB are owned directly or indirectly by Hibernia free and clear of all liens, claims, and encumbrances. The shares of Hibernia Common Stock to be issued in connection with the Merger pursuant to this Agreement will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid, and nonassessable.

           8.4. Due Authorization. The execution, delivery and performance of this Agreement have been authorized by Hibernia's Board of Directors, and, subject to the regulatory and other approvals required by Section 12 hereof, all corporate acts and other proceedings required for the due and valid authorization, execution, delivery and performance by Hibernia of this Agreement and the consummation of the Merger have been validly and appropriately taken. Subject to receipt of the regulatory and other approvals required by Section 12 hereof, this Agreement is a legal, valid, and binding obligation of Hibernia, enforceable against Hibernia in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles or principles of Louisiana law that are similar to equitable principles in jurisdictions that recognize a distinction between law and equity.

          8.5. No Conflicts. Except as disclosed on Schedule 8.5 hereto, the execution and delivery of this Agreement by Hibernia does not, and the consummation of the transactions contemplated hereby by it will not, constitute (i) a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or by which Hibernia or any of its subsidiaries is subject, which breach, violation or default would have a material and adverse effect on the financial condition, properties, businesses, or results of operations of Hibernia and its subsidiaries taken as a whole or on the transactions contemplated hereby, (ii) to the best of the best knowledge of Hibernia's management, a breach or violation of, or a default under, any law, rule, or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, or instrument of Hibernia or its subsidiaries or to which Hibernia or any of its subsidiaries is subject, or (iii) a breach or violation of, or a default under the Articles of Incorporation or Association or By-Laws of Hibernia or of its subsidiaries and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture, or instrument, other than any required approvals of shareholders and applicable regulatory authorities.

           8.6. Reports of Hibernia. As of their respective dates, none of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, its Quarterly Report on Form 10-Q for the period ended March 31, 1997, and its proxy statement for its 1997 annual meeting of shareholders, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") and its quarterly report to shareholders for the period ended March 31, 1997 (collectively, the "Hibernia Reports"), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. There is no fact or circumstance that, individually or in the aggregate, materially and adversely has affected or is so affecting, or, in the opinion of the executive officers of Hibernia, may reasonably be expected in the future to so affect, the business, financial condition, net worth, properties, prospects or results of operations of Hibernia and its subsidiaries, taken as a whole, that has not been disclosed in the Hibernia Reports. Each of the balance sheets in or incorporated by reference into the Hibernia Reports (including the related notes) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of income and stockholders' equity and statement of cash flows or equivalent statements in the Hibernia Reports (including any related notes and schedules) fairly presents the results of operations and changes in stockholders' equity, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited statements, to year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. Copies of the Hibernia Reports have been furnished to Unicorp on or before the date hereof.

          8.7. No Material Adverse Change. Since March 31, 1997, there has been no event or condition of any character (whether actual, or to the knowledge of Hibernia or HNB, threatened or contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of Hibernia, HNB, or HNBT excluding changes in laws or regulations that affecting banking institutions generally.

           8.8. Certain Litigation and Proceedings. Except as listed on Schedule 8.8 hereto, to the knowledge of management of Hibernia, no litigation, proceeding or controversy has been threatened or is contemplated before any court or governmental agency that, in the opinion of Hibernia's executive officers is likely to have a material adverse effect on the business, results of operations or finnaancial condition of Hibernia, taken as a whole.

           8.9. Brokers' or Finders' Fees. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of Hibernia or under its authority is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement, except that Hibernia has engaged First Capital Group, L. L. C. ("FCG") in connection with the Merger.

       9. Agreements and Covenants. Hibernia and Unicorp each hereby agrees and covenants to the other that:

           9.1. Shareholder Approvals. If required by applicable law, this Agreement shall be submitted to its respective shareholders at a special meeting called and held in accordance with applicable provisions of law (to be scheduled to the extent possible for the date of the shareholders' meeting for the other party hereto, if any) at which its shareholders shall be asked to consider and vote upon this Agreement and the transactions contemplated hereby.

           9.2. Actions Necessary to Complete Merger. It shall use its best efforts in good faith to take or cause to be taken all action necessary or desirable under this Agreement on its part as promptly as practicable so as to permit the consummation of this Agreement at the earliest possible date after October 2, 1997 (including obtaining the consent or approval of each governmental authority and individual, partnership, corporation, association, or any other form of business or professional entity whose consent or approval is required for the consummation of the transactions contemplated hereby, requesting the delivery of appropriate opinions and letters from its counsel and recommending that this Agreement be approved by its shareholders) and cooperate fully with the other party hereto to that end; provided, however, that nothing contained in this section shall be deemed to prohibit any officer or director of Unicorp or the Bank from taking any action that, in the written opinion of counsel to Unicorp or the Bank, is required by applicable law or is necessary to discharge properly the fiduciary duties of such officer or director.

           9.3. Preparation of Registration Statement and Proxy Statement. It shall prepare as promptly as practicable jointly with the other party hereto a proxy statement to be mailed to the shareholders of each party the shareholders of which are to vote upon this Agreement in connection with the transactions contemplated hereby and to be part of a registration statement (the "Registration Statement") to be filed by Hibernia with the SEC pursuant to the Securities Act of 1933, as amended (the "1933 Act") with respect to the shares to be issued in the Merger. When the Registration Statement or any post-effective amendment thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the time of the last shareholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by Hibernia relating to Hibernia and by Unicorp relating to Unicorp, (i) will comply in all material respects with the provisions of the 1933 Act and the rules and regulations of the SEC thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Hibernia will advise Unicorp promptly after it receives notice thereof of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Hibernia Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

           9.4. Press Releases and Public Statements. Unless approved by Hibernia and Unicorp in advance, neither party will issue any press release, marketing or advertising material or other written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by law. The parties will cooperate in any public announcements directly related to the Merger; provided, however, that, in the event Hibernia determines to file a current report on Form 8-K that discloses only the substantive facts of a previously released press release, such filing may be made without prior consultation with Unicorp so long as Unicorp is furnished with a copy of such report within a reasonable time after its filing.

          9.5. Material Developments; Access to Information.

                (i)   In  order to afford Unicorp access to  such
information as it may reasonably deem necessary to perform its due diligence review with respect to Hibernia and its assets in connection with the Merger, Hibernia shall (and shall cause HNB and HNBT to), (A) upon reasonable notice, afford Unicorp and its officers, employees, counsel, accountants and other authorized representatives, during normal business hours throughout the period prior to the Effective Date and to the extent consistent with applicable law, access to its premises, properties, books and records, and to furnish Unicorp and such representatives with such financial and operating data and other information of any kind respecting its business and properties as Unicorp shall from
time  to  time  reasonably request to perform such  review,   (B)
furnish Unicorp with copies of all reports filed by Hibernia with the SEC throughout the period after the date hereof prior to the Effective Date promptly after such reports are so filed, and (C) promptly advise Unicorp of the occurrence before the Effective
Date   of   any   event   or  condition of any character (whether
actual  or  to  the  knowledge   of  Hibernia,   threatened   or
contemplated) that has had or can reasonably be anticipated to have, or that, if concluded or sustained adversely to Hibernia, would reasonably be anticipated to have, a material adverse
effect  on  the  financial  condition,   results   of  operations,
business or prospects of its consolidated group as a whole.

                (ii) In order to afford Hibernia access to such information as it may reasonably deem necessary to perform any due diligence review with respect to the assets of Unicorp to be acquired as a result of the Merger, Unicorp shall (and shall cause the Bank to), upon reasonable notice, afford Hibernia and its officers, employees, counsel, accountants, and other authorized representatives access, during normal business hours throughout the period prior to the Effective Date, and to the extent consistent with applicable law, access to all of its and the Bank's properties, books, contracts, commitments, loan files, litigation files, and records (including, but not limited to, the minutes of the Boards of Directors of Unicorp and the Bank and all committees thereof), and it shall (and shall cause the Bank
to), upon reasonable notice and to the extent consistent with applicable law, furnish promptly to Hibernia such information as Hibernia may reasonably request to perform such review.

                 (iii)      No  investigation  pursuant  to  this
Section   9.5   shall  affect  or  be  deemed   to   modify   any
representation or warranty made by, or the conditions to the obligations to consummate the Merger of, either party to this Agreement.

          9.6. Affiliates. Prior to the Closing Date (as defined in Section 14 hereof), Unicorp shall deliver to Hibernia a letter identifying all persons whom it believes to be "affiliates" of Unicorp for purposes of Rule 145(c) or Rule 144 (as applicable) under the 1933 Act ("Affiliates"). Unicorp shall use its best efforts to cause each person so identified to deliver to Hibernia prior to the Effective Date a written agreement in substantially the form of Exhibit 9.6 hereto providing, among other things, that such person will not dispose of Hibernia Common Stock received in the Merger except in compliance with the 1933 Act and the rules and regulations thereunder and except in accordance with Section 201.01 of the SEC's Codification of Financial Reporting Policies; provided, however, that Unicorp shall have no such obligation to use its best efforts to cause any such identified person to deliver to Hibernia such agreement if such person may not lawfully execute such agreement.

          9.7. Adjustment for Changes in Outstanding Shares. In the event that prior to the Effective Date the outstanding shares of Hibernia Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like changes in Hibernia's capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Hibernia Common Stock to be thereafter delivered pursuant to Section 3.1 hereof.

           9.8.      Accounting Treatment.  It shall use its best
efforts  to  cause the Merger to qualify for pooling-of-interests
accounting  treatment  to  the  extent  factors  affecting   such
treatment are within its control.

           9.9. Adoption of Accounting Policies. As soon as practicable after the satisfaction or waiver of all conditions to the Closing set forth in Section 12 of this Agreement and in any event prior to the Effective Date (unless this Agreement is terminated pursuant to Section 13 hereof), Unicorp shall, and it shall cause the Bank to, take any and all necessary or appropriate actions to adopt all Hibernia accounting procedures and policies (including without limitation those policies pertaining to charged-off and non-accrual assets); provided, however, that no such action taken by Unicorp or the Bank at the request of Hibernia or HNB pursuant to this Section shall be deemed to be, or be deemed to cause, a breach of any representation or warranty made by Unicorp herein.

           9.10.     Indemnification of Directors and Officers of
Unicorp and the Bank.

                (a) From and after the Effective Date of the Merger, Hibernia agrees to indemnify and hold harmless each person who, as of the date immediately prior to the Closing Date, served as an officer or director of Unicorp or the Bank, (an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses including, but not limited to, attorney's fees and amounts paid in settlement) based upon or arising from his capacity as an officer or director of Unicorp, or the Bank to the same extent as he would have been indemnified under the Articles of Incorporation and/or By-Laws of Hibernia, as such documents were in effect on the date of this Agreement as if he were an officer or director of Hibernia at all relevant times. For a period of three (3) years after the Effective Date, Hibernia will continue Unicorp's and the Bank's directors' and officers' liability insurance coverage with respect to actions occurring prior to the Closing Date to the extent that such coverage is obtainable for an aggregate premium not to exceed the annual premium presently being paid by Unicorp and the Bank that will be refunded by the insurance carrier upon termination of Unicorp's existing policy. If the premium of such portion of the insurance would exceed such maximum amount, Hibernia shall procure such level of insurance as can be obtained for a premium equal to such maximum amount.

               (b) The rights granted to the Indemnified Persons hereby shall be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of Hibernia, HNB, or HNBT.

               (c) The rights to indemnification granted by this subsection 9.10 are subject to the following limitations: (i) the total aggregate indemnification to be provided by Hibernia pursuant to subsection 9.10(a) shall not exceed, as to all of the Indemnified Persons as a group, the sum of $5,000,000 and Hibernia shall have no responsibility to any Indemnified Person for the manner in which such sum is allocated among that group (but nothing in this subsection is intended to prohibit the Indemnified Persons from seeking reallocation among themselves);
(ii) a director or officer who would otherwise be an Indemnified Person under this subsection 9.10 shall not be entitled to the benefits hereof unless such director or officer has executed a Joinder Agreement (the "Joinder Agreement") in the form of
Exhibit 9.10 hereto; and (iii) amounts otherwise required to be paid by Hibernia to an Indemnified Person pursuant to this subsection 9.10 shall be reduced by any amounts that such Indemnified Person recovers by virtue of the claim for which other employees and officers indemnification is sought.

                 (d) Hibernia agrees that the $5,000,000 indemnification limit set forth in paragraph (c) of this Section
9.10 shall not apply to any damages, liabilities, judgments and claims (and related expenses, including but not limited to attorney's fees and amounts paid in settlement) insofar as they arise out of or are based upon the matters for which indemnification is provided in Section 11.2 hereof.

          9.11. Covenant to Close. At such time as is deemed appropriate by the parties hereto or as otherwise set forth in this Agreement, and upon satisfaction or waiver of each of the conditions to Closing of the Merger, the parties agree to take such actions as are reasonably necessary or appropriate to effect the Closing and the Merger.

           9.12. Cooperation in Rule 144 Transfers. Hibernia will use its best efforts to file in a timely manner all reports to be filed pursuant to the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, so as to continue the availability of Rules 144 and 145(d) of the General Rules and Regulations of the Securities Act of 1933, as amended, for sales of shares of Hibernia Common Stock received pursuant to the Merger by former shareholders of Unicorp.

      10.   Permits,  Consents  and Approvals.   As  promptly  as
practicable after the date hereof:

           (a) Hibernia shall submit an application to the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") for approval of the transactions contemplated hereby in accordance with the provisions of the Bank Holding Company Act;

           (b)  Hibernia shall submit an application to any other
regulatory   authority  whose  approval   of   the   transactions
contemplated hereby is required;

           (c) Unicorp shall endeavor to have its Affiliates execute a written agreement in substantially the form of Exhibit
9.6 hereto; provided, however, that Unicorp shall have no such obligation prior to the receipt by the Board of Directors of Unicorp of the Fairness Opinion; and

           (d)   Unicorp  shall  endeavor to  have  each  of  the
directors  of  Unicorp  and  the Bank execute  an   Agreement  in
substantially the form of Exhibit 10(d) hereto; provided, however, that Unicorp shall have no such obligation prior to the receipt by the Board of Directors of Unicorp of the Fairness Opinion.

       11.    Confidentiality;  Hold  Harmless;  Restriction   on
Acquisitions.

           11.1. Confidentiality. For a period of five years after the date hereof, the parties hereto acknowledge that each of them or their representatives or agents has engaged in, and may continue to engage in, certain due diligence reviews and examinations with respect to the other and that, in the course of such reviews and examination, has received or may receive in the future confidential or proprietary information. Hibernia and Unicorp agree, on behalf of themselves, their respective officers, directors, employees, representatives and agents, that they will not use any information obtained pursuant to due diligence investigations for any purpose unrelated to the consummation of the transactions contemplated by this Agreement, and, if the Merger is not consummated, will hold all such information and documents in confidence unless and until such time as such information or documents otherwise become publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed, in which event the party required to make such disclosure shall advise and consult with the other party reasonably in advance of such disclosure regarding the information proposed to be disclosed. In the event of the termination of this Agreement, Hibernia and Unicorp shall, promptly upon request by the other party, either destroy or return any documents so obtained. The parties hereto expressly acknowledge and agree that the terms of this Section 11.1 shall supersede any prior agreements relating to the confidentiality of information received by the parties hereto from each other, specifically the terms of the confidentiality agreement dated as of April 24, 1997 between Unicorp and Hibernia.

           11.2. Hold Harmless. Hibernia will indemnify and hold harmless Unicorp, each of its directors and officers and each person, if any, who controls Unicorp or the Bank within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint, several or solidary, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim; provided, however, that Hibernia shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any such amendment or supplement in reliance upon and in conformity with information furnished to Hibernia by Unicorp or the Bank for use therein. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against Hibernia under this Section, notify Hibernia in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall notify Hibernia of the commencement thereof, Hibernia shall be entitled to participate therein, and to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from Hibernia to such indemnified party of its election to so assume the defense thereof, Hibernia shall not be liable to such indemnified party under this Section 11.2 for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party.

       12.   Conditions.   The  consummation  of  the  Merger  is
conditioned upon:

           12.1. Shareholder Approval; Dissenters. Approval of this Agreement by the required vote of shareholders of Unicorp and exercise and perfection of dissenters' rights pursuant to Texas law by holders of Unicorp Common Stock holding in the aggregate no more than 10% of the Unicorp Common Stock outstanding on the Closing Date.

           12.2. Federal Reserve Board and Other Approvals. Procurement by Hibernia of the approval of the Federal Reserve Board and any other regulatory authorities whose approval is required by law or regulation of the Merger and any and all other transactions contemplated hereby.

           12.3. Other Approvals. Procurement of all other consents and approvals and satisfaction of all other requirements prescribed by law that are necessary to the consummation of the transactions contemplated by this Agreement.

           12.4. No Restraining Action. No litigation or proceeding initiated by any governmental authority shall be pending before any court or agency that shall present a claim to restrain, prohibit or invalidate the transactions contemplated hereby and neither Hibernia nor Unicorp shall be prohibited by any order of any court or other governmental authority from consummating the transactions provided for in this Agreement.

          12.5. Opinion of Hibernia Counsel. Unicorp and its directors shall have received an opinion, dated the Closing Date, of counsel for Hibernia, in form and substance reasonably satisfactory to Unicorp, as to such matters as Unicorp may reasonably request with respect to the transactions contemplated hereby.

           12.6. Opinion of Unicorp Counsel. Hibernia, its directors and its officers who sign the Registration Statement shall have received an opinion, dated the Closing Date, of Jenkiens & Gilchrist, for Unicorp, in form and substance reasonably satisfactory to Hibernia, which shall cover such matters as Hibernia may reasonably request with respect to the transactions contemplated hereby.

          12.7. Representations, Warranties and Agreements of Unicorp. Each of the representations, warranties, and agreements of Unicorp contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date) and Hibernia shall have received a certificate signed by the President of Unicorp, dated the Closing Date, to such effect; Unicorp shall have furnished to Hibernia such other certificates as Hibernia shall reasonably request in connection with the Closing (as defined in Section 14 hereof), evidencing compliance with the terms hereof and its status, business and financial condition. Unicorp shall have furnished Hibernia with such further documents or other materials as Hibernia shall have reasonably requested in connection with the transactions contemplated hereby.

          12.8. Representations, Warranties and Agreements of Hibernia. Each of the representations, warranties and agreements of Hibernia contained herein in all material respects shall be true on, or complied with by, the Closing Date as if made on such date (or the date when made in the case of any representations or warranty which specifically relates to an earlier date) and Unicorp shall have received a certificate signed by the Chief Executive Officer and the Treasurer of Hibernia, dated the Closing Date, to such effect; Hibernia shall have furnished to Unicorp such other certificates as Unicorp shall reasonably request in connection with the Closing, evidencing compliance with the terms hereof and its status, business and financial condition. Hibernia shall have furnished Unicorp with such further documents or other materials as Unicorp shall have reasonably requested in connection with the transactions contemplated hereby.

            12.9. Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and Unicorp shall have received a certificate to such effect from the officer of Hibernia designated as its agent for service on the cover page of the Registration Statement (which certificate may be to the knowledge of such officer).

          12.10.    Tax Opinion.  Hibernia shall have received an
opinion  of  a  nationally  recognized  public  accounting   firm
satisfactory to Unicorp, which opinion shall be satisfactory in form and substance to Hibernia and Unicorp, to the effect that
(i) the Merger when consummated in accordance with the terms hereof will constitute a reorganization within the meaning of
Section    368(a)   of  the  Internal  Revenue  Code,   (ii)  the
exchange of Unicorp Common Stock to the extent exchanged for Hibernia Common Stock will not give rise to gain or loss to the shareholders of Unicorp with respect to such exchange, (iii) the
basis of Hibernia Common Stock to be received by the holders   of
Unicorp Common Stock will be, in each instance, the same as the basis of their stock surrendered in exchange therefor, decreased
by the amount of cash received, if  any,  and increased  by   the
amount of gain, if any, recognized in the exchange, and (iv) the holding period of the Hibernia Common Stock to be received by the holders of Unicorp Common Stock in the transaction will include in each instance the period during which the Unicorp Common Stock surrendered in exchange therefor is held as a capital
asset on the date of the surrender.   Unicorp  shall have received
a  copy  of  such  opinion,   which  shall  permit Unicorp and its
shareholders to rely on it.

           12.11. Listing on New York Stock Exchange. The shares of Hibernia Common Stock issuable to the holders of Unicorp Common Stock in the Merger shall have been approved for listing on the New York Stock Exchange, Inc. on or before the Closing Date, subject to official notice of issuance.

            12.12.     Fairness  Opinion.   Unicorp  shall   have
received  a  letter  from  FCG  dated  within  five  days  of the scheduled date of mailing of the Proxy Statement to its shareholders, and updated to within five days of the Closing Date to the effect that consideration to be paid to Unicorp shareholders under the terms of the Merger is fair to Unicorp's shareholders from a financial point of view (the "Fairness Opinion").

           12.13.     Indebtedness of Unicorp.  At the  Effective
Date, the total amount of indebtedness of Unicorp that would be reflected on a parent-only balance sheet of Unicorp, prepared in accordance with GAAP, shall not exceed $3,100,000.

           12.14. Employment Arrangement. As of the Effective Date, Hibernia and/or HNBT shall have entered into an employment agreement with Carlos R. Vacek having a term of 3 years and including salary, bonus and other provisions mutually acceptable to Mr. Vacek and Hibernia, and with Lin M. Bingham having a term of 2 years and including salary, bonus and other provisions mutually agreeable to Mr. Bingham and Hibernia.

           12.15. Assertion of Conditions. A failure to satisfy any of the requirements set forth in Section 12.5, 12.8 or 12.11 shall only constitute conditions to consummation of the Merger if asserted by Unicorp and a failure to satisfy any of the requirements set forth in Section 12.6 or, 12.7 or 12.13 shall only constitute conditions to consummation of the Merger if asserted by Hibernia.

     13. Termination. This Agreement may be terminated prior to the Closing Date, either before or after its approval by the shareholders of the parties hereto, in any of the following events:

          13.1. Mutual Consent. By the mutual consent of the parties hereto, if the Board of Directors of each party so determines by vote of a majority of the members of its entire
Board.

            13.2.      Breach  of  Representation,  Warranty   or
Covenant. By either party hereto, in the event of a breach by the other party (a) of any covenant or agreement contained herein or (b) of any representation or warranty herein, if (i) the facts constituting such breach reflect a material and adverse change in the financial condition, results of operations, business, or prospects taken as a whole, of the breaching party, which in either case cannot be or is not cured within 60 days after written notice of such breach is given to the party committing such breach, or (ii) in the event of a breach of a warranty or covenant, such breach results in a material increase in the cost of the non-breaching party's performance of this Agreement.

            13.3. Passage of Time; Inability to Satisfy Conditions. By either party hereto, in the event that (i) the Merger is not consummated by March 31, 1998, or (ii) any condition to Closing cannot be satisfied by March 31, 1998 and will not be waived by the party or parties entitled to waive it.

           13.4. Failure to Obtain Regulatory Approval. By either party hereto, at any time after the Federal Reserve Board, the Federal Reserve Bank or any other regulatory authority whose approval is required by law or regulation has denied any application for any approval or clearance required to be obtained as a condition to the consummation of the Merger and the time period for all appeals or requests for reconsideration thereof has run.

           13.5.     Failure to Obtain Shareholder Approval.   By
either party hereto, if the Merger is not approved by the required vote of shareholders of Unicorp.

           13.6. Dissenters. By Hibernia, if holders of more than 10 percent of the outstanding Unicorp Common Stock exercise statutory rights of dissent and appraisal pursuant to Texas law.

           13.7. Material Adverse Change. By Unicorp, if a material adverse change as described in Section 8.7 of this Agreement occurs, and by Hibernia, if a material adverse change as described in Section 7.7 hereof occurs, after the date hereof and prior to the Closing.

            13.8.       Use  of  Pooling-of-Interests  Accounting
Treatment.   By Hibernia, in the event it shall determine in good
faith, that the Merger does not qualify as a pooling-of-interests for accounting purposes.

           13.9. Fairness Opinion. By Unicorp, if it shall not have received a letter from FCG dated within five days of the scheduled date of mailing of its proxy statement to its shareholders, and updated to within five days of the Closing Date, to the effect that the terms of the Merger are fair to Unicorp from a financial point of view, or if such letter is withdrawn before the Closing.

          13.10. Due Diligence. By Hibernia, within 30 days after the date hereof, if its due diligence review of Unicorp results in a discloses material liabilities, obstacles to the Merger or other circumstances that are not disclosed in this Agreement or the Schedules hereto and that, in the good faith judgment of Hibernia, materially alter the economic basis for, or feasibliility of, the Merger; provided, however, that the sole remedy that Hibernia shall have in that event pursuant to this
Section 13.10 shall be the termination of this Agreement.

      14. Closing and Effective Date. The closing of the Merger (the "Closing") shall take place at the office of Hibernia at 313 Carondelet Street, New Orleans, Louisiana, at 11:00 a.m. local time, or at such other place or time as shall be mutually agreeable to the parties hereto, on the first business day occurring after the last to occur of: (i)October 2, 1997; (ii) the date that falls 15 days after the date of the order of the Federal Reserve Board approving the Merger pursuant to the Bank Holding Company Act; and (iii) the date that falls 5 days after
the  date on which the last meeting of  shareholders called   to
approve this Agreement is held; or  such  later  date within  60
days   of  such date as may be agreed upon  between  the parties
hereto   (the date and time of the Closing   being   referred to
herein as the "Closing Date").    Immediately  upon consummation
of the Closing, or on such other later date as the parties hereto may agree, the Merger Agreement shall be certified, executed, acknowledged and delivered to (i) the Secretary of State of the State of Louisiana for filing pursuant to and in accordance with the provisions of Section 12:112 of the LBCL and (ii) the Secretary of State of the State of Texas for filing pursuant to and in accordance with Section 5.05 of the TBCA. The Merger shall become effective as of the date and time of issuance by both Secretaries of State of a certificate of merger relating to the Merger (such date and time being referred to herein as the "Effective Date").

     15. Survival and Termination of Representations, Warranties and Covenants.

           15.1. Except as otherwise provided in this Section 15, the representations, warranties and covenants contained in this Agreement shall terminate as of the earlier of the Effective Date or the termination of this Agreement. Upon termination of such representations, warranties and covenants, such provisions shall be of no further force or effect, and no party hereto shall have any legal right to redress, whether for breach of contract or otherwise, as a result of a breach of any such provision.

           15.2. The provisions and agreements set forth in Sections 3, 5, 9.10, 9.12, 11 and 15 and the last sentence of Section 8.3 hereof shall survive the Closing, if the Closing occurs, for the benefit of the shareholders, directors and officers of Unicorp who are the intended beneficiaries of such provisions.

           15.3. The provisions of Section 11 and liabilities for a breach of the provisions of Sections 9.2 or 9.10 shall survive the termination of this Agreement if this Agreement terminates without the Closing or the Merger having occurred, in which event liability for a breach of Section 9.2 or Section 9.10 shall survive the termination of the Agreement for a period of 180 days following the date on which the Agreement terminates. Nevertheless, no party to this Agreement shall have a legal right to redress or cause of action for a breach of Section 9.2 except in those circumstances in which such breach directly resulted in the termination of the Agreement.

           15.4. In consideration of the mutual benefits and agreements contained in this Agreement, each of the parties hereto, on behalf of itself and its successors and assigns, hereby irrevocably waives any right or cause of action which otherwise would survive in the absence of this Section 15.

      16. Amendment; Waivers. To the extent permitted under applicable law, prior to the Closing Date any provision of this Agreement may be amended or modified at any time, either before or after its approval by the shareholders of the parties hereto,
(i) by an agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Agreement, and (ii) as provided in Section 12:112 of the LBCL. Except with respect to any required shareholder or regulatory approval, each party hereto, by written instrument signed by a duly authorized officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of Hibernia or Unicorp) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings, or agreements of the other party, or satisfaction of any of the conditions precedent to its obligations, contained herein or (iii) the performance by the other party of any of its obligations set out herein or therein; provided that no such waiver executed after approval of this Agreement by the shareholders of Hibernia or Unicorp shall change the number of shares of Hibernia Common Stock into which shares of Unicorp Common Stock will be converted by the Merger.

      17. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each party hereto.

      18. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Louisiana applicable to agreements made and entirely to be performed within such State, except as federal law may be applicable.

      19. Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including the fees, expenses and disbursements of its counsel and auditors, provided that printing expenses shall be borne by Hibernia.

      20. No Assignment. Prior to the Effective Date, neither party hereto may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other bank holding company that is a party hereto, including any transfer or assignment by operation of law.

     21. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, to the Chief Executive Officer of each party hereto at the address of such party set forth in the preamble to this Agreement and shall be deemed to have been given as of the date so personally delivered or mailed. A copy of all notices or other communications directed to Hibernia shall be sent to:

                     Hibernia National Bank
                      313 Carondelet Street
                  New Orleans, Louisiana  70130
               Attention:  Corporate Law Division

  and a copy of all notices or other communications directed to
                    Unicorp shall be sent to:

                         Brian R. Marek
                       Jenkens & Gilchrist
                           Suite 3200
                        1445 Ross Avenue
                    Dallas, Texas  75202-2799

      22. Headings. The headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     23. Entire Agreement. This Agreement and the Schedules and Exhibits hereto supersede any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contain the entire agreement of the parties relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors. Nothing in this Agreement or in the Merger Agreement is intended to or shall be construed to confer upon or to give any person other than the parties hereto any rights, remedies, obligation or liabilities under or by reason of this Agreement except as expressly provided herein.


 [The remainder of this page has been left intentionally blank.]








     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.

                           HIBERNIA CORPORATION




                           /s/ STEPHEN A. HANSEL
                      By:  Stephen A. Hansel
                           President and Chief Executive Officer



Attest:


/s/ PATRICIA C. MERINGER
Patricia C. Meringer
Secretary




                           UNICORP BANCSHARES-TEXAS, INC.



                            /s/ CARLOS R. VACEK
                       By:  Carlos R. Vacek
                            President


Attest:


/s/ SHIRLEY HALL
Shirley Hall
Secretary and Treasurer





                        APPENDIX B
             OPINION OF FIRST CAPITAL GROUP, L.L.C.



FIRST CAPITAL GROUP, L.L.C.

October 3, 1997

Board of Directors
Unicorp Bancshares--Texas, Inc.
302 N. 5th Street
Orange, Texas   77630

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of Unicorp Bancshares--Texas, Inc. ("Unicorp"), of the consideration (the "Merger Consideration") to be received by such holders pursuant to the Agreement and Plan of Merger dated as of May 28, 1997 (the "Merger Agreement"), which provides for the merger (the "Merger") of Unicorp with and into Hibernia Corporation ("HIB"). Pursuant to section 3.8 of the Merger Agreement, each shareholder of the outstanding common stock of Unicorp (the "Unicorp Common Stock") has a right to receive 1.6 shares of common stock of HIB (the "HIB Common Stock") for each share of Unicorp Common Stock tendered. The terms and guidelines of the transaction are more fully set forth in the Merger Agreement.

In  connection  with our opinion, we have:  (i) analyzed  certain
publicly   available  financial  statements,  both  audited   and
unaudited, and other information of Unicorp and HIB, including those included in Unicorp's financial statements as of and for the year ended December 31, 1996 and HIB's Annual Reports for the three years ended December 31, 1996, HIB's Quarterly Report for
the   period   ended  June  30,  1997  and   Unicorp's  financial
statements as of and for the period ended June 30, 1997; (ii) analyzed certain internal financial statements and other financial and operating data concerning Unicorp prepared by the management of Unicorp; (iii) analyzed certain financial projections of
Unicorp  prepared  by   the management of Unicorp; (iv) discussed
certain aspects of the past and current business operations, financial condition and future prospects of Unicorp with certain members of its management; (v) reviewed reported market prices and historical trading activity of the HIB Common Stock; (vi) compared the financial performance of HIB and the prices and trading activity of the HIB Common Stock with that of certain other comparable publicly traded companies and their securities;
(vii) reviewed and compared certain security analysts reports of the HIB Common Stock prepared by various investment banking firms; (viii) reviewed the financial terms, to the extent publicly
available,  of  certain comparable   recent  transactions;   (ix)
reviewed  the   Merger Agreement;  and  (x)  performed such other
analyses  as  we  have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. We have not made an independent evaluation of the assets or liabilities of Unicorp, nor have we been furnished with any such appraisals. With respect to financial forecasts, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of management of Unicorp as to the future financial performance of Unicorp. We have assumed such forecasts and projections will be realized in the amounts and at the times contemplated thereby. With respect to HIB, we relied solely upon publicly available data and we did not conduct discussions with the management of HIB regarding HIB's financial condition, performance and prospects. We did not conduct any independent evaluation or appraisal of the assets, liabilities or business prospects of HIB, we were not furnished with any evaluations or appraisals, and we did not review any individual credit files of HIB. We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and have assumed that such allowances for each of the companies are in the aggregate, adequate to cover such losses.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion.

Our opinion is limited to the fairness, from a financial point of view, to the holders of Unicorp Common Stock of the Merger Consideration to be received by the holders of the Unicorp Common Stock as stated in the Merger Agreement and does not address
Unicorp's underlying business decision to undertake the Merger. Moreover, this letter, and the opinion expressed herein, does not constitute a recommendation to any shareholder as to any approval of the Merger or the Merger Agreement. It is understood that this letter is for the information of the Board of Directors of Unicorp and the shareholders of Unicorp and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Unicorp with the Securities and Exchange Commission with respect to the Merger.
Based on the foregoing and such other matters we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration is fair, from a financial point of view, to the holders of Unicorp Common Stock.


Respectfully submitted,

/S/FIRST CAPITAL GROUP, L.L.C.

FIRST CAPITAL GROUP, L.L.C.
INVESTMENT BANKERS & FINANCIAL ADVISORS



                            APPENDIX C


      PROVISIONS OF THE TEXAS BUSINESS CORPORATION ACT
                        RELATING TO
             RIGHTS OF DISSENTING SHAREHOLDERS

                   (Articles 5.11 - 5.13)

Article  5.11. Rights of Dissenting Shareholders in the Event  of
Certain Corporate Actions

   A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

   (1)Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

   (2)Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without goodwill, of a corporation requiring the special authorization of the shareholders as provided by this Act;

   (3)Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

   B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if
(1) the shares held by the shareholder are part of a class shares of which are listed on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange, and (2) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for his shares any consideration other than
(a) shares of a corporation that, immediately after the effective time of the merger or exchange, shall be part of a class or series of shares of which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received.

Article  5.12. Procedure for Dissent by Shareholders as  to  Said
Corporate Actions


   A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in
Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

   (1)(a)With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent shall be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

   (b)With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

   (2)Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60)
days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares
represented   by   certificates,  upon  the  surrender   of   the
certificates duly endorsed.

   (3)If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected, and in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

   B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

   C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

   D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of their value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was affected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

   E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

   F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

   G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.


Article   5.13.   Provisions  Affecting  Remedies  of  Dissenting
Shareholders

   A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

   B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either
Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

   C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or
5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or
5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholders shall be entitled to receive any dividends or other distributions made to shareholders in the interim.



                          APPENDIX D

                TAX OPINION OF ERNST & YOUNG LLP

October 3, 1997


Hibernia Corporation
313 Carondelet Street
New Orleans, Louisiana  70130

Unicorp Bancshares-Texas, Inc.
302 North 5th Street
Orange, Texas  77630-5707



Dear Sir or Madam:

This letter is in response to your request that we provide you with our opinion concerning certain federal income tax consequences which would arise from consummation of the proposed merger of Unicorp Bancshares-Texas, Inc. ("Unicorp") with and into Hibernia Corporation ("Hibernia") (the "Unicorp Merger"), the proposed merger of Unicorp Bancshares-Delaware, Inc. ("UB-Delaware") with and into Hibernia (the "UB-Delaware Merger"), and the proposed merger of OrangeBank ("Bank") with and into Hibernia National Bank of Texas ("HNBT") (the `Bank Merger"). (Hereinafter, the Unicorp Merger, the UB-Delaware Merger, and the Bank Merger are referred to collectively as the "Proposed Mergers.")

In rendering this opinion, we have relied upon the facts, summarized below, as they have been presented to us orally by the management of Hibernia and verified in: the Statements of Facts and Representations dated October 3, 1997 provided by the respective managements of Unicorp, UB-Delaware, Bank, Hibernia, and HNBT; the Agreement and Plan of Merger made and entered into by and between Unicorp and Hibernia as of May 28, 1997 (the "Agreement"); the Agreement to Merge between UB-Delaware and Hibernia (the "UB-Delaware Plan of Merger"); the Agreement to Merge between Bank and HNBT (the "Bank Plan of Merger"); and the Registration Statement (Form S-4), as declared effective by the Securities and Exchange Commission on October 3, 1997 and containing the Proxy Statement - Prospectus of Unicorp and Hibernia dated October 3, 1997 ("Prospectus"). (These are sometimes hereinafter referred to collectively as "Documents.")

You  have  represented to us that the facts  contained  in  the
Documents provide an accurate and complete description of the facts and circumstances concerning the Proposed Mergers. We have made no independent investigation of the factual matters and circumstances and, therefore, have relied upon the facts and representations in the Documents for purposes of this letter. Any changes to the facts or Documents may affect the conclusions stated herein.

We understand that reference to Ernst & Young LLP and our opinion is included in the Prospectus relating to the issuance of Hibernia Common Stock in connection with the Proposed Mergers and the special meeting of the Unicorp shareholders with respect thereto. We consent to such reference in the Prospectus under the captions "Summary," "Proposed Merger-Representations and Warranties; Conditions to the Merger; Waiver" and "--Material Tax Consequences." We also understand that the form of this letter is included as an appendix to the Form S-4 Registration Statement and the Prospectus. We consent to such inclusion.


STATEMENT OF FACTS

Unicorp is a corporation organized and existing under the laws of the State of Texas, and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended. As of June 30, 1997, the authorized capital stock of Unicorp was 9,000,000 shares of common stock, par value $1 per share ("Unicorp Common Stock") and 1,000,000 shares of preferred stock, par value $1 per share ("Unicorp Preferred Stock"). As of June 30, 1997, 1,402,742 shares of Unicorp Common Stock had been issued, 1,395,868 shares of Unicorp Common Stock were outstanding, 6,874 shares of Unicorp Common Stock were held in Unicorp's treasury, and no shares of Unicorp Preferred Stock were issued and outstanding. The shares of Unicorp Common Stock are held by approximately 76 shareholders. There are no options, warrants, subordinated rights or other rights to purchase Unicorp Common Stock outstanding as of the date hereof.

UB-Delaware is a corporation organized and existing under the laws of the State of Delaware and a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended. The presently authorized capital stock of UB-Delaware is 1,000 shares of common stock, par value $1 per share, all of which were issued and outstanding and held by Unicorp (referred to as "UB-Delaware Common Stock").

Bank is a Texas banking corporation organized under the laws of the State of Texas and engaged principally in the banking business. The presently authorized capital stock of Bank is 600,000 shares of common stock, par value $2.50 per share, all of which were issued and outstanding and held by UB-Delaware (referred to as "Bank Common Stock").

Hibernia is a bank holding company organized and existing under the laws of the State of Louisiana. The presently authorized capital stock of Hibernia is 300,000,000 shares, consisting of 100,000,000 shares of preferred stock, no par value, and 200,000,000 shares of Class A voting common stock, no par value (the Class A voting common stock being referred to hereinafter as "Hibernia Common Stock"). As of June 30, 1997, 2,000,000 shares of Hibernia's preferred stock were issued and outstanding, 129,120,951 shares of Hibernia Common Stock were outstanding, and 51,598 shares of Hibernia Common Stock were held in Hibernia's treasury. As of June 30, 1997, Hibernia has the following existing options, warrants, calls or commitments of any kind obligating Hibernia to issue any share of its capital stock or any other security of which it is or will be the issuer: Hibernia has authorized or reserved 1,626,421 shares of Hibernia Common Stock for issuance under its 1987 Stock Option Plan, pursuant to which options covering 1,472,175 shares of Hibernia Common Stock were outstanding as of June 30, 1997; 7,301,583 (as adjusted) shares of Hibernia Common Stock for issuance under its Long-Term Incentive Plan, pursuant to which options covering 6,209,782 shares of Hibernia Common Stock were outstanding as of June 30, 1997; 932,500 shares of Hibernia Common Stock for issuance under its 1993 Directors' Stock Option Plan, pursuant to which options covering 290,000 shares of Hibernia Common Stock are outstanding as of June 30, 1997; 81,999 shares of Hibernia Common Stock are available for issuance pursuant to Hibernia's Dividend Reinvestment and Stock Purchase Plan; and warrants covering 213,176 shares of Hibernia Common Stock are outstanding. On August 31, 1997, Hibernia completed a merger with Executive Bancshares, Inc. which resulted in the issuance of 1,161,680 shares of Hibernia Common Stock. In addition, two transactions currently pending, when consummated, will result in the issuance of no more than 15,070,000 additional shares of Hibernia Common Stock.

Additionally, on March 14, 1995, Hibernia and its Board of Directors authorized an employee stock ownership plan (ESOP) to be funded with $30.0 million of Hibernia Common Stock. The $30.0 million purchase of Hibernia Common Stock will be funded through a loan from Hibernia National Bank ("HNB"). Hibernia Common Stock for the ESOP will be purchased as it becomes available on the open market at market prices, or in private negotiated transactions, other than from former shareholders of Unicorp Common Stock, at such prices as may be agreed by the parties to the transaction, using funds drawn down on the loan as needed. At June 30, 1997, 2,431,388 shares have been
acquired.   Hibernia Common Stock is traded  on  the  New  York
Stock Exchange.

HNB is a nationally chartered bank engaged principally in the banking business in the state of Louisiana. HNB is a wholly owned subsidiary of Hibernia.

HNBT is a nationally chartered bank engaged principally in the banking business in the state of Texas. HNBT is a wholly owned subsidiary of Hibernia.


BUSINESS PURPOSE

The management of Hibernia has represented to us that Hibernia desires to consummate the Proposed Mergers in order to improve its presence in the Texas market. As discussed in the Prospectus under the caption, "Proposed Merger-Background of and Reasons for Merger," the Unicorp, Board of Directors believes the shareholders of Unicorp will benefit from being part of a larger banking entity, the stock of which is publicly traded.


PROPOSED TRANSACTIONS

In accordance with the above-stated business purpose, the following transactions have been proposed:

1.After  all  necessary  regulatory and  shareholder  approvals have been granted, there will be simultaneous mergers (i.e., the Proposed Mergers) of Unicorp with and into Hibernia in accordance with the Louisiana Business Corporation Law ("LBCL") and the Texas Business Corporation Act ("TBCA"), UB-Delaware with and into Hibernia in accordance with the Louisiana Business Corporation Law and the Delaware General Business Corporation Law ("DGBCL"), and Bank with and into
  HNBT in accordance with the provisions of Bank Merger Act, 12 U.S.C. Sections 1828 et. seq. and 12 U.S.C. Section 215a ("Bank Merger Act"). Upon the completion of the Unicorp Merger, Hibernia will cause the UB-Delaware Merger and the Bank Merger to occur.

      In the Unicorp Merger, Hibernia will acquire all of the assets and assume all of the liabilities of Unicorp in exchange
  for   Hibernia   Common  Stock.      As a result of the Unicorp
  Merger, each share of the issued and outstanding Unicorp Common Stock shall be converted into and become the number of shares of Hibernia Common Stock determined in accordance with the Exchange Rate. The Exchange Rate shall be 1.6 shares of Hibernia Common Stock for each outstanding share of Unicorp Common Stock.

      Holders of shares of Unicorp Common Stock outstanding immediately prior to the effective date of the Unicorp Merger shall cease to be, and shall have no rights as, shareholders of Unicorp after the Unicorp Merger.

4.In  the  UB-Delaware Merger, Hibernia will  acquire  all  the assets and assume all of the liabilities of UB-Delaware in constructive exchange for Hibernia Common Stock. As a result of the UB-Delaware Merger, each share of the issued and outstanding UB-Delaware Common Stock shall cease to be outstanding and will be canceled. No additional shares of Hibernia Common Stock will actually be issued in the UB-Delaware Merger.

5.In the Bank Merger, HNBT will acquire all the assets and assume all of the liabilities of Bank in constructive exchange for Hibernia Common Stock. As a result of the Bank Merger, each share of the issued and outstanding Bank Common Stock shall cease to be outstanding and will be canceled. No additional shares of Hibernia Common Stock will actually be issued, nor will shares of HNBT Common Stock be issued in the Bank Merger.

6.No  fractional shares will be issued.  Each holder of Unicorp
  Common Stock who would otherwise have been entitled to receive a fraction of a share of Hibernia Common Stock shall receive in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share multiplied by the average of the closing price of one share of Hibernia Common Stock for the ten business days preceding the last trading day immediately prior to the Closing Date as reported in The Wall Street Journal.

7. By following certain statutory procedures, shareholders of Unicorp Common Stock may exercise dissenter's rights entitling them to receive in cash the value of their respective Unicorp Common Stock in lieu of receiving Hibernia Common Stock in the Unicorp Merger.


REPRESENTATIONS

For purposes of our evaluation, we have received from the respective managements of Unicorp, UB-Delaware, Bank, Hibernia, and HNBT, Statements of Facts and Representations, dated [date], as set forth below. References to the "Code" are to the Internal Revenue Code of 1986, as amended.


The following representations have been made in connection with the Unicorp Merger:

     (a) The fair market value of the Hibernia Common Stock to be received by each shareholder of Unicorp Common Stock will be approximately equal to the fair market value of the Unicorp Common Stock surrendered in the exchange.

     (b) There is no plan or intention by the shareholders of Unicorp who own five percent or more of the Unicorp Common Stock and to the best knowledge of management of Unicorp, there is no intention on the part of the remaining shareholders of Unicorp, to sell, exchange, or otherwise dispose of a number of shares of Hibernia Common Stock received in the transaction that would reduce the Unicorp shareholders' ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all the formerly outstanding stock of Unicorp as of the same date. For purposes of this representation, any shares of Unicorp Common Stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Hibernia Common Stock, will be treated as outstanding on the date of the transaction. Moreover, shares of Unicorp Common Stock and shares of Hibernia Common Stock held by former Unicorp shareholders and otherwise sold, redeemed, or disposed of prior to May 28, 1997, in contemplation of this transaction, or subsequent to this transaction will be considered in making this representation.

     (c) Hibernia has no plan or intention to reacquire any of its Common Stock issued in the Unicorp Merger other than to acquire a nominal amount of shares of Common Stock that may be acquired in ordinary business transactions (including, but not limited to, open market purchases in brokers' transactions).

     (d)  Hibernia  has  no  plan  or  intention  to  sell   or
          otherwise dispose of any of the assets of Unicorp acquired in the transaction except for dispositions made in the ordinary course of business.

     (e) Any liabilities of Unicorp assumed by Hibernia and any liabilities to which the transferred assets of Unicorp are subject were incurred by Unicorp in the ordinary course of its business.

     (f) Following the transaction, Hibernia will continue, substantially unchanged, the business of Unicorp as operated, prior to the Proposed Mergers, through Unicorp's subsidiary (Bank) which will be merged with and into HNBT.

     (g) Except for expenses relating to the registration of the Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Proposed Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia, Unicorp, and the shareholders of Unicorp will pay their respective expenses, if any, incurred in connection with the transactions.

     (h) There is no intercorporate indebtedness existing between Unicorp and its affiliates on the one hand and Hibernia and its affiliates on the other hand which was issued, acquired, or will be settled at a discount.

     (i) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and
          (iv) of the Code.

     (j) Unicorp is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
          Section 368(a)(3)(A) of the Code.

     (k) The fair market value of the assets of Unicorp to be transferred to Hibernia will equal or exceed the sum of the liabilities assumed by Hibernia plus the amount of liabilities, if any, to which the transferred assets are subject.

     (l) The payment of cash in lieu of fractional shares of Hibernia Common Stock is solely for the purpose of avoiding the expense and inconvenience to Hibernia of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the Unicorp shareholders instead of issuing fractional shares of Hibernia will not exceed one percent of the total consideration that will be issued in the transaction to the Unicorp shareholders in exchange for their shares of Unicorp Common Stock. The fractional share interests of each holder of Unicorp Common Stock will be aggregated, and no Unicorp shareholder will receive cash in an amount equal to or greater than the value of one full share of Hibernia Common Stock for its Unicorp Common Stock.

     (m) None of the compensation received by any shareholder-employees of Unicorp or its affiliates will be separate consideration for, or allocable to, any of their shares of Unicorp Common Stock; none of the shares of Hibernia Common Stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     (n) The Unicorp Merger will qualify as a statutory merger under the LBCL and the TBCA.

     (o) The shareholders of Unicorp (immediately before the proposed transaction) receiving shares of Hibernia Common Stock will not own (immediately after the proposed transaction) more than 50 percent of the fair market value of Hibernia Common Stock.


The following representations have been made in connection with the UB-Delaware Merger:

     (aa) No additional Hibernia Common Stock will be issued or exchanged in the UB-Delaware Merger.

     (bb) There is no plan or intention by the shareholder of UB-Delaware to sell, exchange, or otherwise dispose of a number of shares of Hibernia Common Stock constructively received in the transaction that would reduce the UB-Delaware shareholder's ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all the formerly outstanding stock of UB-Delaware as of the same date. For purposes of this representation, any shares of UB-Delaware Common Stock constructively surrendered by
          dissenters,  or  exchanged  for  cash  in   lieu   of
          fractional shares of Hibernia Common Stock,  will  be
          treated   as   outstanding  on  the   date   of   the
          transaction. Moreover, shares of UB-Delaware Common Stock and shares of Hibernia Common Stock held by UB-Delaware or its shareholder and otherwise sold, redeemed, or disposed of prior to May 28, 1997, in contemplation of this transaction, or subsequent to this transaction will be considered in making this representation.

     (cc) Hibernia has no plan or intention to reacquire any of its Common Stock constructively issued in the UB-
          Delaware Merger.

     (dd) Hibernia  has  no  plan  or  intention  to  sell   or
          otherwise dispose of any of the assets of UB-Delaware acquired in the transaction except for dispositions made in the ordinary course of business.

     (ee) Any liabilities of UB-Delaware assumed by Hibernia and any liabilities to which the transferred assets of UB-Delaware are subject were incurred by UB-Delaware in the ordinary course of its business.

     (ff) Following the transaction, Hibernia will continue, substantially unchanged, the business of UB-Delaware as operated, prior to the Proposed Mergers, through UB-Delaware's subsidiary (Bank) which will be merged with and into HNBT.

     (gg) Except for expenses relating to the registration of the Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Proposed Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia, UB-Delaware, and the shareholder of UB-Delaware will pay their respective expenses, if any, incurred in connection with the transactions.

     (hh) There is no intercorporate indebtedness existing between UB-Delaware and its affiliates on the one hand and Hibernia and its affiliates on the other hand which was issued, acquired, or will be settled at a discount.

     (ii) No two parties to the transaction are investment companies as defined in Section 368(a)(2)(F)(iii) and
          (iv) of the Code.

     (jj) UB-Delaware is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
          Section 368(a)(3)(A) of the Code.

     (kk) The fair market value of the assets of UB-Delaware to be transferred to Hibernia will equal or exceed the sum of the liabilities assumed by Hibernia plus the amount of liabilities, if any, to which the transferred assets are subject.

     (ll) The  UB-Delaware Merger will qualify as  a  statutory
          merger  under the LBCL    and   the  DGBCL.

     (mm) The shareholder of UB-Delaware (immediately before the proposed transaction) constructively receiving shares of Hibernia Common Stock will not constructively own (immediately after the proposed transaction) more than 50 percent of the fair market value of Hibernia Common Stock.



The following representations have been made in connection with the Bank Merger:

     (aaa)      No  additional Hibernia Common  Stock  will  be
          issued  or  exchanged in the Bank  Merger.   No  HNBT
          Common Stock will be issued or exchanged in the  Bank
          Merger.

     (bbb) There is no plan or intention by the shareholder of Bank to sell, exchange or otherwise dispose of a number of shares of Hibernia Common Stock constructively received in the transaction that would reduce the Bank shareholder's constructive ownership of Hibernia Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding Bank Common Stock as of the same date. For purposes of this representation, any shares of Bank Common Stock constructively exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of HNBT Common Stock will be treated as outstanding Bank Common Stock on the date of the transaction. Moreover, shares of Bank Common Stock and shares of Hibernia Common Stock held by Bank or its shareholder and otherwise sold, redeemed, or disposed of prior to May 28, 1997, in contemplation of this transaction, or subsequent to this transaction will be considered in making this representation.

     (ccc) HNBT will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Bank immediately prior to the Bank Merger. For purposes of this representation, amounts paid by Bank to dissenters, Bank assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer, will be included as assets of Bank held immediately prior to the transaction.

     (ddd) Prior to the transaction, Hibernia will be in control of HNBT within the meaning of Section 368(c) of the Code wherein "control" is defined to mean the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of the corporation.

     (eee) Following the transaction, HNBT will not issue additional shares of its Common Stock that would result in Hibernia losing control of HNBT within the meaning of Section 368(c) of the Code.

     (fff) Hibernia has no plan or intention to reacquire any of its Common Stock constructively issued in the Bank Merger.

     (ggg) Hibernia has no plan or intention to liquidate HNBT; to merge HNBT into another corporation; to sell or otherwise dispose of the Common Stock of HNBT; or to cause HNBT to sell or otherwise dispose of any of the assets of Bank acquired in the transaction, except for dispositions made in the ordinary course of business. As Hibernia consummates other mergers, it is likely that some or all of the merged banks will be merged with and into HNBT. At this time, the discussion provided under the caption "Summary - Other Pending Transactions for Hibernia" in the Prospectus provides a complete list of all pending mergers that are covered by definitive agreements as of May 28, 1997. However, no Common Stock of HNBT will be issued as consideration in any of the pending mergers.

     (hhh) The liabilities of Bank assumed by HNBT and the liabilities to which the transferred assets of Bank are subject were incurred by Bank in the ordinary course of its business.

     (iii)      Following  the transaction, HNBT will  continue
          the   historic  business  of  Bank  or  will  use   a
          significant  portion  of  Bank's  historic   business
          assets in its business.

     (jjj) Except for expenses relating to the registration of Hibernia Common Stock and certain proxy printing and mailing expenses to be paid solely by Hibernia, which are directly related to the Proposed Mergers in accordance with the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187, Hibernia, HNBT, Bank and the shareholder of Bank will pay their respective expenses, if any, incurred in connection with the transaction.

     (kkk) There is no intercorporate indebtedness existing between Hibernia and Bank and their affiliates or between HNBT and Bank that was issued, acquired, or will be settled at a discount.

     (lll) No two parties to the Bank Merger are investment companies as defined in Section 368(a)(2)(F)(iii) and
          (iv) of the Code.

     (mmm) Bank is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of
          Section 368(a)(3)(A) of the Code.

     (nnn) The basis and fair market value of the assets of Bank transferred to HNBT will each equal or exceed the sum of the liabilities assumed by HNBT, plus the amount of liabilities, if any, to which the transferred assets are subject.

     (ooo) The merger of Bank into HNBT will qualify as a statutory merger under the Bank Merger Act.


TECHNICAL ANALYSIS

Section 368(a)(1)(A) of the Code provides that a reorganization (a "Type A" reorganization) includes a statutory merger or consolidation. Such a reorganization can only be achieved by strict compliance with the applicable corporation laws of the United States or a state or territory of the United States. A statutory merger occurs wherein one party (the surviving corporation) to the transaction absorbs the other party whose corporate existence ceases. It has been represented by the management of Hibernia that the merger of Unicorp with and into Hibernia, wherein Hibernia Common Stock is to be exchanged for Unicorp Common Stock, is to occur as a statutory merger under applicable state law. Furthermore, it has been represented by the management of Hibernia that the merger of UB-Delaware with and into Hibernia, wherein Hibernia Common Stock is to be constructively exchanged for UB-Delaware Common Stock, is to occur as a statutory merger under applicable state law.

Section 368(a)(2)(D) of the Code provides that the acquisition by one corporation in exchange for stock of a corporation which is in control of the acquiring corporation, of substantially all of the properties of another corporation, shall not disqualify a transaction under Section 368(a)(1)(A) if (i) no stock of the acquiring corporation is used in the transaction and (ii) the transaction would have otherwise qualified as a Type A reorganization had the merger been into the controlling corporation. It has been represented by the management of Hibernia that the merger of Bank with and into HNBT, wherein Hibernia Common Stock is to be constructively exchanged for Bank Common Stock, is to occur as a statutory merger under applicable state and national law.

Revenue Procedure 77-37, 1977-2 C.B. 568 (3.01) provides that, for advance ruling purposes, the "substantially all" requirement of Section 368(a)(2)(D) is satisfied if there is a transfer of assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the transferor corporation immediately prior to the transfer. Any payments to dissenters and any redemptions and distributions (except for regular dividend distributions) made by the corporation immediately preceding the transfer and which are a part of the transaction will be considered as assets held by the corporation immediately prior to the transfer. Additionally, the payment of expenses incurred in connection with the Proposed Mergers is taken into consideration in applying the "substantially all" test.

In the proposed Bank Merger, it has been represented by the respective managements of Bank and HNBT that HNBT will acquire assets representing at least 90 percent of the fair market value of the net assets and 70 percent of the fair market value of the gross assets of Bank and that, for this purpose, the fair market value of the net and gross assets of Bank will be determined before payment by Bank of any expenses incurred by it in connection with the Bank Merger, before payment to any dissenters to the Bank Merger, and before any redemptions and distributions (except for regular, normal dividends) made by Bank immediately preceding the transfer. Based upon the foregoing representations, the "substantially all" requirement will be met in the Bank Merger.


Additional Requirements

Sections 1.368-1(b) and 1.368-2(g) of the Income Tax Regulations (the "Regulations") provide that the following additional requirements must be met for a transaction to qualify as a reorganization within the meaning of Section 368 of the Code:

     (i)  "continuity of interest" must be present,

     (ii) "continuity of business enterprise" must exist, and

     (iii) the transaction must be undertaken for reasons pertaining to the continuance of the business of a corporation which is a party to the transaction.


Continuity of Interest

In general, the continuity of interest test requires the owners of the reorganized entity to receive and retain a meaningful equity in the surviving entity. See e.g., Pinellas Ice & Cold Storage Co. v. Comm'r, 287 U.S. 462 (1933); Cortland Specialty Company v. Comm'r, 60 F.2d 937 (2d Cir. 1932), cert. denied, 288 U.S. 599 (1932); Helvering v. Minnesota Tea Co., 296 U.S. 378 (1935).

Revenue Procedure 77-37, 1977-2 C.B. 568 (Section 3.02) provides that, for advance ruling purposes, the continuity of interest requirement is satisfied if there is a continuing interest through stock ownership in the acquiring or transferee corporation (or a corporation in "control" thereof within the meaning of Section 368(c) of the Code) on the part of the former shareholders of the acquired or transferor corporation which is equal in value as of the effective date of the reorganization, to at least 50 percent of the value of all of the formerly outstanding stock of the acquired or transferor corporation as of that date. Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of reorganization will be considered in determining whether there is a 50 percent continuing interest through stock ownership as of the effective date of the reorganization.

Based upon our understanding of the facts presented to us orally and as set forth in the Statements of Facts and
Representations dated [date], the 50 percent continuity of interest test of Revenue Procedure 77-37, supra, will be met in the Unicorp Merger, the UB-Delaware Merger, and the Bank Merger. It has been represented by the management of Unicorp that the shareholders of Unicorp have no plan or intention to sell, exchange or otherwise dispose of a number of Hibernia shares to be received in the transaction that will reduce their Hibernia Common Stock holdings to less than the requisite 50 percent continuity of interest. Accordingly, in the Unicorp Merger there will be a continuing interest through Common Stock ownership in Hibernia on the part of the former shareholders of Unicorp.

In Revenue Ruling 68-526, 1968-2 C.B. 156, the Internal Revenue Service (the "Service) held that the acquisition of the assets (and assumption of liabilities) of a parent corporation and its 60 percent owned subsidiary constituted separate tax-free reorganizations when the transactions occurred pursuant to one plan of reorganization and for valid business reasons. In Revenue Ruling 76-528, 1976-2 C.B. 103, the Service clarified that the continuity of interest requirement was met in Revenue Ruling 68-526 with respect to the subsidiary acquisition even when the parent had no assets other than stock of a subsidiary because, in light of the acquisition of the parent's assets, and its dissolution pursuant to the plan of reorganization, the parent's shareholders, in effect, "stepped into the parent's shoes" as the only qualified parties to receive and continue the stock interest formerly held by the parent corporation. Although no assurance can be given that the Service will agree, the rationale of the above Revenue Rulings suggests that the continuity of interest maintained by the Unicorp shareholders in the Unicorp Merger is relevant in determining whether the continuity of interest requirement is satisfied in the UB-Delaware Merger and the Bank Merger. See also PLR 9109044 (December 4, 1990) where the Service, after applying the step transaction doctrine, ruled that a sideways merger of a bank holding company and its wholly owned banking subsidiary into an acquiring bank holding company and its banking subsidiary respectively constituted reorganizations under Section 368(a)(1)(C) and Section 368(a)(2)(D).

In the past, the Service has frequently ruled on certain facts that the simultaneous mergers of a parent and its wholly-owned subsidiary into an acquiring parent corporation and its wholly-owned subsidiary, respectively each qualified as a Section 368(a)(1)(A) reorganization (see e.g., PLR 9111025 (December 14, 1990), 9047015 (August 24, 1990) and 9003053 (October 26,
1989)). In other rulings involving slightly different facts (i.e., minority shareholders in the subsidiary), the Service held that the subsidiary mergers were Section 368(a)(1)(A) reorganizations by reason of Section 368(a)(2)(D) (see e.g., PLR 9109044 (December 4, 1990), 8943067 (August 2, 1989) and
8942090 (July 27, 1989)). These private letter rulings involve simultaneous mergers into two different acquiring corporations (as with the Unicorp Merger and the Bank Merger). However, the same continuity of interest principles would also apply with a single acquiring corporation (as with the Unicorp Merger and the UB-Delaware Merger).

Although private letter rulings are not binding on the Service as precedent, they are cited to illustrate a consistent rulings position. In recent years, while the Service has declined to rule on whether a transaction qualifies as a reorganization pursuant to Section 368(a)(1)(A) of the Code (see section 3.01(24) of Rev. Proc. 97-3) it has consistently ruled that the receipt by a target parent's shareholders of stock of an acquiring corporation will not prevent a lower tier target's merger from satisfying the continuity of interest requirement of Section 1.368-1(b) of the Regulations. See, for example, PLR 9237031 (June 16, 1992), PLR 9317027 (January 29, 1993),
and PLR 9510059 (March 10, 1995).



Continuity of Business Enterprise

Section 1.368-1(b) of the Regulations also provides that a continuity of business enterprise (as described in Section 1.368-1(d) of the Regulations) is a requisite to a reorganization. Section 1.368-1(d) of the Regulations provides that continuity of business enterprise requires that the acquiring corporation either continue the acquired corporation's historic business or use a significant portion of the acquired corporation's historic assets in a business. The proposed Bank Merger will meet the continuity of business enterprise test of Section 1.368-1(d) because, based upon the representation of the management of HNBT, HNBT will continue the historic business of Bank or will use a significant portion of Bank's historic assets in a business.

Revenue Ruling 85-197, 1985-2 C.B. 120, provides that for purposes of the continuity of business enterprise requirement, the historic business of a holding company is the business of its operating subsidiary. Similarly, Revenue Ruling 85-198, 1985-2 C.B. 120, held that the continuity of business enterprise requirement was met upon the merger of two bank holding companies where the business of a former subsidiary of the acquired holding company was continued through a subsidiary of the acquiring corporation. Accordingly, the continuity of business enterprise requirement is met with regard to the Unicorp Merger and the UB-Delaware Merger because Hibernia through its wholly-owned subsidiary HNBT, will continue the banking business indirectly conducted by Unicorp and UB-Delaware.


Business Purpose

Section   1.368-2(g)  of  the  Regulations  provides   that   a
reorganization must be undertaken for reasons germane to the continuance of the business of a corporation which is a party to the reorganization. As heretofore indicated in the "Business Purpose" Section set forth above, there are substantial business reasons for the Proposed Mergers. Accordingly, the Proposed Mergers each satisfy the business purpose requirement as set forth in the Regulations.


Constructive Exchange of Shares

To avoid the expense and inconvenience of issuing Hibernia shares to itself in the UB-Delaware Merger and the Bank Merger, and because Unicorp's shareholders will have already received fair value for their shares, the shares of UB-Delaware Common Stock obtained by Hibernia in the Unicorp Merger and the shares of Bank Common Stock obtained by Hibernia in the UB-Delaware Merger shall be canceled. (See the preceding discussion regarding Rev. Rul 76-528) In the UB-Delaware Merger, which occurs simultaneously, but is to be described in the closing documents covering the Proposed Mergers as a step following the Unicorp Merger, Hibernia technically would acquire the assets of UB-Delaware by issuing shares of Hibernia Common Stock to the UB-Delaware shareholder, Hibernia (as the result of the Unicorp Merger). Likewise, in the Bank Merger, which occurs simultaneously, but is to be described in the closing documents covering the Proposed Mergers as a step following the UB-Delaware Merger, HNBT technically would acquire the assets of Bank by issuing shares of Hibernia Common Stock to the Bank shareholder, Hibernia (as the result of the Unicorp Merger and the UB-Delaware Merger).

The tax court has consistently held that the physical transfer of shares is not necessary if it would be a "meaningless gesture," particularly in situations where common ownership is present. See, Fowler Hosiery Co., 36 T.C. 201 (1961), aff'd 301 F.2d 394 (7th Cir. 1962) and William Holton George, 26 T.C. 396 (1956). In fact, the Service has ruled that the absence of an actual physical exchange of shares does not prevent a transaction from qualifying as a tax-free reorganization if such an exchange would have been a "meaningless gesture" or a "useless task." See Rev. Rul. 70-240, 1970-1 C.B. 81 and Rev. Rul. 75-383, 1975-2 C.B. 127. See also Davant v. Commissioner, 366 F.2d 874 (5th Cir. 1966); James Armour, Inc., 43 T.C. 295
(1964); American Manufacturing Co., 55 T.C. 204 (1970). In addition, the Service held in Revenue Ruling 78-47, 1978-1 C.B. 113, that a physical issuance of shares was unnecessary in order to eliminate certain expenses associated with a reorganization.

The   Service  has  also  consistently  permitted  constructive
exchanges in private letter rulings. See e.g., PLR 9247019 (August 24, 1992) and 9137029 (June 13, 1991) citing Revenue Ruling 78-47; PLR 9319017 (February 5, 1993) citing Revenue
Ruling  70-240;  PLR  8750071  (September  17,  1987),  8722021
(February  25,  1987),  8620043 (February  14,  1986),  8403028
(October 17, 1983), and 8306010 (November 4, 1982).

Based on the above, the constructive exchanges described herein do not prevent the UB-Delaware Merger and the Bank Merger from qualifying as tax-free reorganizations.


Other Statutory Provisions

Section  368(b)  of the Code defines the term  "a  party  to  a reorganization"  to  include  a corporation  resulting  from  a reorganization,  and  both  corporations,  in  the  case  of  a reorganization resulting from the acquisition by one corporation of stock or properties of another.

Section 361(a) of the Code provides that no gain or loss shall be recognized to a transferor corporation which is a party to a reorganization on any exchange pursuant to the plan of reorganization solely for stock or securities in another corporation which is a party to the reorganization.

Section 1032 of the Code provides that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock of such corporation. Revenue Ruling 57-278, 1957-1 C.B. 124, provides that a subsidiary will not recognize gain upon the exchange of its parent's stock for property in connection with a tax-free reorganization. See also Treasury Regulations (Treas. Regs.) Section 1.1032-2.

Section 354(a)(1) of the Code provides that no gain or loss shall be recognized if stock or securities in a corporation which is a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation which is a party to the reorganization.

Cash received by shareholders of Unicorp Common Stock who dissent, will be treated as received in exchange for his or her stock subject to the provisions and limitations of Section 302 of the Code. See Treas. Reg. Sec. 1.354-1(d), Ex. (3). If, as a result of such distribution, a shareholder owns no Unicorp
Common  Stock either  directly  or  indirectly   through   the
application  of Section  318 of the Code, the  redemption will
be  treated   as   a   complete  termination of interest under
Section 302(b)(3) of the Code and such cash will be treated as a distribution in exchange for stock under Section 302(a) of the Code.

Section 362(b) of the Code generally provides that if property is acquired by a corporation in connection with the reorganization, then the basis shall be the same as it would be in the hands of the transferor, increased by the amount of gain recognized to the transferor on such transfer.

Section 1223(2) of the Code provides that in determining a taxpayer's holding period for property, there shall be included the period for which such property was held by another person, if such property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in such taxpayer's hands as it would have had in the hands of such other person.

Section 381 of the Code applies to certain transactions, including those transactions to which Section 361 of the Code applies, where there is a transfer in connection with a reorganization described in Section 368(a)(1)(A) or in Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code.


FEDERAL INCOME TAX CONSEQUENCES

Based solely upon the Statements of Facts and Representations, the Agreement, the UB-Delaware Plan of Merger, and the Bank
Plan of Merger, it is our opinion that the following federal income tax consequences will result:

In the merger of Unicorp with and into Hibernia:

(1)  Provided  the  proposed merger of Unicorp  with  and  into
     Hibernia qualifies as a statutory merger under Louisiana and Texas law, the Unicorp Merger will be a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Unicorp and Hibernia will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

(2) No gain or loss will be recognized by Unicorp upon the transfer of its assets to Hibernia in exchange solely for Hibernia Common Stock, cash for dissenters, if any, and the assumption by Hibernia of the liabilities of Unicorp, since any cash for dissenters will be distributed to the shareholders (Sections 361(a), 361(b), and 357(a) of the Code).

(3) No gain or loss will be recognized by Hibernia on receipt of the Unicorp assets in exchange for Hibernia Common Stock, cash and the assumption by Hibernia of the liabilities of Unicorp (Section 1032(a) of the Code).

(4) The basis of the assets of Unicorp in the hands of Hibernia will, in each case, be the same as the basis of those assets in the hands of Unicorp immediately prior to the transaction (Section 362(b) of the Code).

(5) The holding period of the assets of Unicorp in the hands of Hibernia will, in each case, include the period for which such assets were held by Unicorp (Section 1223(2) of the Code).

(6) No gain or loss will be recognized, with respect to the receipt of Hibernia Common Stock, by the shareholders of Unicorp who receive solely Hibernia Common Stock and cash for fractional shares in exchange for their shares of Unicorp Common Stock (Section 354(a)(1) of the Code). With respect to the cash received in lieu of fractional shares, see Item 12 below.

(7) The cash received by a dissenting shareholder of Unicorp in exchange for his or her Unicorp Common Stock will be treated as having been received by such shareholder as a distribution in redemption of his or her stock subject to the provisions and limitations of Section 302 of the Code. If, as a result of such distribution, a shareholder owns no Unicorp Common Stock either directly or indirectly through the application of Section 318, the redemption will be treated as a complete termination of interest under Section 302(b)(3) and such cash will be treated as a distribution in exchange for stock under Section 302(a).

(8) The basis of Hibernia Common Stock to be received by the shareholders of Unicorp Common Stock will be, in each instance, the same as the basis of their stock surrendered in exchange therefor, decreased by the amount of cash received, if any, and increased by the amount of gain, if any, recognized in the exchange. (Section 358(a)(1) of the Code).

(9) The holding period of the Hibernia Common Stock to be received by the shareholders of Unicorp Common Stock in the transaction will include in each instance, the period during which the Unicorp Common Stock surrendered in exchange therefor is held as a capital asset on the date of the surrender (Section 1223(l) of the Code).

(10) Hibernia will succeed to and take into account those tax attributes of Unicorp described in Section 381(c) of the Code. (Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations) These items will be taken into account by Hibernia subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder.

(11) As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Regulations, Hibernia will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Unicorp as of the date of transfer. Any deficit in the earnings and profits of Unicorp will be used only to offset the earnings and profits accumulated after the date of transfer.

(12) The payment of cash in lieu of fractional share interests of Hibernia Common Stock will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Hibernia. These cash payments will be treated as distributions in full payment in exchange for the stock redeemed, subject to the provisions and limitations of Section 302(a) of the Code (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B.
     574).

(13) Unicorp will close its taxable year as of the date of  the distribution  or transfer.  Hibernia will  not  close  its
     taxable   year  merely  because  of  the  Unicorp  Merger.
     (Section 381(b) of the Code).


In the merger of UB-Delaware with and into Hibernia:

(14) Provided the proposed merger of UB-Delaware with and into Hibernia qualifies as a statutory merger under Louisiana and Delaware law, the UB-Delaware Merger will be a reorganization within the meaning of Section 368(a)(1)(A) of the Code. UB-Delaware and Hibernia will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

(15) No gain or loss will be recognized by UB-Delaware upon the transfer of its assets to Hibernia in constructive exchange solely for Hibernia Common Stock and the assumption by Hibernia of the liabilities of UB-Delaware (Sections 361(a), 361(b), and 357(a) of the Code).

(16) No gain or loss will be recognized by Hibernia on receipt of the UB-Delaware assets in constructive exchange for Hibernia Common Stock and the assumption by Hibernia of the liabilities of UB-Delaware (Section 1032(a) of the Code).

(17) The basis of the assets of UB-Delaware in the hands of Hibernia will, in each case, be the same as the basis of those assets in the hands of UB-Delaware immediately prior to the transaction (Section 362(b) of the Code).

(18) The holding period of the assets of UB-Delaware in the hands of Hibernia will, in each case, include the period for which such assets were held by UB-Delaware (Section
     1223(2) of the Code).

(19) No gain or loss will be recognized by the shareholder of UB-Delaware who receives solely Hibernia Common Stock in constructive exchange for its share of UB-Delaware Common
     Stock (Section 354(a)(1) of the Code).

(20) Hibernia will succeed to and take into account those tax attributes of UB-Delaware described in Section 381(c) of the Code. (Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations) These items will be taken into account by Hibernia subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Regulations thereunder.

(21) As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Regulations, Hibernia will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of UB-Delaware as of the date of transfer. Any deficit in the earnings and profits of UB-Delaware will be used only to offset the earnings and profits accumulated after the date of transfer.

(22) UB-Delaware will close its taxable year as of the date of the distribution or transfer. Hibernia will not close its taxable year merely because of the UB-Delaware Merger.
     (Section 381(b) of the Code).


In the merger of Bank with and into HNBT:

(23) Provided the proposed merger of Bank with and into HNBT qualifies as statutory merger under the Bank Merger Act, the acquisition by HNBT of substantially all of the assets of Bank solely in constructive exchange for Hibernia Common Stock and the assumption by HNBT of the liabilities of Bank, will qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code. Bank, Hibernia and HNBT will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

(24) No gain or loss will be recognized by either Hibernia or HNBT upon the acquisition by HNBT of substantially all of the assets of Bank in constructive exchange for Hibernia Common Stock and the assumption of Bank's liabilities (Section 1032(a) of the Code). (See Treas. Regs. Section 1.1032-2 and Rev. Rul. 57-278, 1957-1 C.B. 124.)

(25) The basis of the assets of Bank acquired by HNBT will be the same in the hands of HNBT as the basis of such assets in the hands of Bank immediately prior to the exchange
     (Section 362(b) of the Code).

(26) The basis of the HNBT Common Stock in the hands of Hibernia will be increased by an amount equal to the basis of the Bank assets in the hands of HNBT and decreased by the sum of the amount of the liabilities of Bank assumed by HNBT and the amount of liabilities to which the assets of Bank are subject (Section 1.358-6(c)(1) of Treas. Regs.).

(27) The holding period of the assets of Bank received by HNBT will, in each instance, include the period for which such assets were held by Bank (Section 1223(2) of the Code).

(28) As provided by Section 381(c) of the Code and Section 1.381(c)(2)-1 of the Regulations, HNBT will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Bank as of the date of transfer. Any deficit in the earnings and profits of Bank or HNBT will be used only to offset the earnings and profits accumulated after the date of transfer.

(29) The shareholder of HNBT will recognize no gain or loss upon the constructive exchange of Bank Common Stock solely for Hibernia Common Stock. (Section 354(a)(1) of the
     Code.)

(30) Bank will recognize no gain or loss on the transfer of its assets to HNBT in constructive exchange for Hibernia Common Stock and the assumption by HNBT of the liabilities of Bank, as described above. (Sections 361(a) and 357(a) of the Code.)

(31) Bank will close its taxable year as of the date of the distribution or transfer. HNBT will not close its taxable year merely because of the Bank Merger. (Section 381(b) of the Code.)

(32) Pursuant to Section 381(a) of the Code and Section 1.381(a)-1 of the Regulations, HNBT will succeed to and take into account the items of Bank described in Section 381(c) of the Code. These items will be taken into account by HNBT subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and Regulations promulgated thereunder.


SCOPE OF OPINION

The scope of this opinion is expressly limited to the federal income tax issues specifically addressed in (1) through (32) in the section entitled "Federal Income Tax Consequences" above. Specifically, our opinion has not been requested and none is expressed with regard to the federal, foreign, state or local income tax consequences for the shareholders of Hibernia or with regard to the foreign, state or local income tax consequences for the shareholders of Unicorp, UB-Delaware, Bank, and HNBT. We have made no determination nor expressed any opinion as to any limitations, including those which may be imposed under Section 382, on the availability of net operating loss carryovers (or built-in gains or losses), if any, after the Proposed Mergers, the application (if any) of the alternative minimum tax to this transaction, nor the application of any consolidated return or employee benefit issues which may arise as a result of the Proposed Mergers. Further, we have made no determination as whether Unicorp dividend distributions have been sufficient to eliminate any undistributed personal holding company tax liability, if applicable. We have made no determination nor expressed any opinion as to the fair market value of any of the assets being transferred in the Proposed Mergers nor the common shares being exchanged in the Proposed Mergers. Furthermore, our opinion has not been requested and none is expressed with respect to any foreign, state or local tax consequences to Unicorp, UB-Delaware, Bank, Hibernia, and HNBT.

Our opinion, as stated above, is based upon the analysis of the Code, the Regulations thereunder, current case law, and published rulings. The foregoing are subject to change, and such change may be retroactively effective. If so, our views, as set forth above, may be affected and may not be relied upon. Further, any variation or differences in the facts or representations recited herein, for any reason, might affect our conclusions, perhaps in an adverse manner, and make them inapplicable. In addition, we have undertaken no obligation to update this opinion for changes in facts or law occurring subsequent to the date hereof.

This letter represents our opinions as to the interpretation of existing law and, accordingly, no assurance can be given that the Service or the courts will agree with the above analysis.


/s/ ERNST & YOUNG, LLP
Ernst & Young, LLP



PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     The Louisiana Business Corporation Law ("LBCL") contains two provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders whom they serve. Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

      Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinarily prudent men would exercise under similar circumstances in like positions.
Section 91 specifically provides that it is not intended to derogate from any indemnification permitted under Section 83, discussed below.

      Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing
issuance  of  shares in violation of the LBCL.   Paragraph  E  of
Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

      Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interest of the corporation; he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

     The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court. Otherwise, officers and directors may be indemnified in derivative actions only with respect to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the action.

      Indemnification of officers and directors may only be made by the corporation if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable or a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

     Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or in the defense of any action or suit against him giving rise to a claim of indemnification.

     Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under Section 83 of the LBCL. In order to advance such costs, however, such procedure must be approved by the board of directors by a majority of a quorum consisting of disinterested directors. In addition, a corporation may only advance defense costs if it has received an undertaking from the officer or director to repay the amounts advanced unless it is ultimately determined that he or she is entitled to be indemnified as otherwise authorized by Section 83.

      Louisiana corporations are also specifically permitted to procure insurance on behalf of officers and directors and former officers and directors for actions taken in their capacities as such. Insurance coverage may be broader than the limits of indemnification under Section 83. Also, the indemnification provided for in Section 83 is not exclusive of any other rights to indemnification, whether arising from contracts or otherwise.

      Hibernia Corporation (the "Registrant") has adopted an indemnification provision in its articles of incorporation that provides for indemnification of officers and directors under the circumstances permitted by Louisiana law. The Registrant's indemnification provision requires indemnification, except as prohibited by law, of officers and directors of the Registrant or any of its wholly-owned subsidiaries against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (including any action by or in the right of the Registrant) by reason of the fact that the person served as an officer or director of the Registrant or one of its subsidiaries. Officers and directors may only be indemnified against expenses in cases brought by the officer or director against the Registrant if the action is a claim for indemnification, the officer or director prevails in the action, or indemnification is included in any settlement or is awarded by the court. The indemnification provision further requires the Registrant to advance defense costs to officers and directors in such suits and proceedings upon receipt of an undertaking to repay such expenses unless it is ultimately determined that the officer or director is entitled to indemnification as authorized by the Article.

      The Registrant's Articles of Incorporation further provide that no director or officer of the Registrant will be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as an officer or director. This provision is limited to those circumstances in which such a limitation of liability is permitted under applicable law and would not be operative in any circumstances in which the law prohibits such a limitation.


Item 21....  Exhibits and Financial Statement Schedules.

  (a)

EXHIBIT      DESCRIPTION

 2             Amended and Restated Agreement and Plan
          of Merger  (included as  Appendix A  to  the
          Proxy   Statement-Prospectus)

 3.1           Exhibit 3.1 to the Annual Report on Form
          10-K  for the fiscal year ended December  31,
          1996,  filed  with  the  Commission  by   the
          Registrant  (Commission File No.  0-7220)  is
          hereby  incorporated by reference   (Articles
          of   Incorporation  of  the  Registrant,   as
          amended to date)

 3.2            Exhibit 3.2 to the Quarterly Report  on
          Form  10-Q  for the fiscal period ended  June
          30, 1997 filed with the Commission by the Registrant (Commission File No. 0-7220) is hereby incorporated by reference (By-Laws of the Registrant, as amended to date)

 5              Opinion  of Patricia C. Meringer,  Esq.
          re: legality of shares*

 8             Opinion of Ernst & Young LLP, certified
          public accountants, regarding certain tax matters (included as Appendix D to the Proxy
          Statement-Prospectus)

10.13           Exhibit  10.13 to the Annual Report  on
          Form  10-K for the fiscal year ended December
          31, 1988, filed with the Commission by the Registrant (Commission File No. 0-7220) is hereby incorporated by reference (Deferred
          Compensation  Plan for Outside  Directors  of
          Hibernia Corporation and its Subsidiaries, as amended to date)

10.14           Exhibit  10.14 to the Annual Report  on
          Form  10-K for the fiscal year ended December
          31, 1990, filed with the Commission by the Registrant (Commission File No. 0-7220) is hereby incorporated by reference (Hibernia
          Corporation Executive Life Insurance Plan)

10.16            Exhibit   4.7   to  the   Registration
          Statement   on  Form  S-8  filed   with   the
          Commission  by  the Registrant  (Registration
          No.  33-26871)  is  hereby  incorporated   by
          reference  (Hibernia Corporation  1987  Stock
          Option Plan, as amended to date)

10.34          Exhibit C to the Registrant's definitive
          proxy   statement  dated  August   17,   1992
          relating  to  its  1992  Annual  Meeting   of
          Shareholders filed by the Registrant with the
          Commission   is   hereby   incorporated    by
          reference   (Long-Term  Incentive   Plan   of
          Hibernia Corporation)

10.35          Exhibit A to the Registrant's definitive
          proxy statement dated March 23, 1993 relating
          to  its  1993  Annual Meeting of Shareholders
          filed  by  the Registrant with the Commission
          is  hereby  incorporated by  reference  (1993
          Director   Stock  Option  Plan  of   Hibernia
          Corporation)

10.36          Exhibit 10.36 to the Registrant's Annual
          Report on Form 10-K for the fiscal year ended
          December  31, 1993 filed with the  Commission
          (Commission  file  no.  0-7220)   is   hereby
          incorporated    by   reference    (Employment
          agreement  between  Stephen  A.  Hansel   and
          Hibernia Corporation)

10.37     Exhibit  10.37  to  the  Registrant's  Annual
          Report on Form 19-K; Form 10-K for the fiscal year ended December 31, 1994 filed with the Commission (Commission File No. 0-7220) is hereby incorporated by reference (Employment
          Agreement)  between J. Herbert  Boydstun  and
          Hibernia Corporation)

10.38     Exhibit  10.38  to  the  Registrant's  Annual
          Report on Form 10-K for the fiscal year ended
          December  31, 1993 filed with the  Commission
          (Commission  File  No.  0-7220)   is   hereby
          incorporated    by   reference    (Employment
          Agreement  between  E.R.  "Bo"  Campbell  and
          Hibernia Corporation)

10.39     Exhibit  10.39  to  the  Registrant's  Annual
          Report on Form 10-K for the fiscal year ended
          December  31, 1996 filed with the  Commission
          (Commission  File  No.  0-7220)   is   hereby
          incorporated    by   reference    (Employment
          Agreement  between B.D. Flurry  and  Hibernia
          Corporation)

10.40     Exhibit  10.40  to  the  Registrant's  Annual
          Report on Form 10-K for the fiscal year ended
          December  31, 1996 filed with the  Commission
          (Commission  File  No.  0-7220)   is   hereby
          incorporated by reference (Split-Dollar  Life
          Insurance Plan of the Registrant effective as of July 1996)

10.41     Exhibit  10.41  to  the  Registrant's  Annual
          Report on Form 10-K for the fiscal year ended
          December  31, 1996 filed with the  Commission
          (Commission  File  No.  0-7220)   is   hereby
          incorporated   by   reference   (Nonqualified
          Deferred Compensation Plan for Key Management
          Employees of the Registrant effective as of July 1996)

10.42     Exhibit  10.42  to  the  Registrant's  Annual
          Report on Form 10-K for the fiscal year ended
          December  31, 1996 filed with the  Commission
          (Commission  File  No.  0-7220)   is   hereby
          incorporated by reference (Supplemental Stock
          Compensation   Plan   for   Key    Management
          Employees effective as of July 1996)

10.43     Exhibit  10.43  to  the  Registrant's  Annual
          Report on Form 10-K for the fiscal year ended
          December  31, 1996 filed with the  Commission
          (Commission    No.    0-7220)    is    hereby
          incorporated   by   reference   (Nonqualified
          Target  Benefit (Deferred Award) Plan of  the
          Registrant effective as of July 1996)

13              Exhibit  13 to the Registrant's  Annual
          Report on Form 10-K for the fiscal year ended
          December  31, 1996 filed with the  Commission
          (Commission  File  No.  0-7220)   is   hereby
          incorporated by reference (1996 Annual Report to security holders of the Registrant).

21              Exhibit 21 to the Annual Report on Form
          10-K  of  the Registrant for the fiscal  year
          ended  December  31,  1996  filed  with   the
          Commission  (Commission File No.  0-7220)  is
          hereby      incorporated     by     reference
          (Subsidiaries of the Registrant)

23(a)           Consent  of Patricia C. Meringer,  Esq.
          (included with Exhibit 5)*

23(b)(i)  Consent of Lawrence, Blackburn, Meek, Maxey &
          Co.
    (ii)  Consent of Ernst & Young LLP
   (iii)  Consent of First Capital Group, L.L.C.*

24        Powers of Attorney*

99        Form of Proxy of Unicorp Bancshares-Texas, Inc.*

* - previously filed



  (b)

FINANCIAL STATEMENT SCHEDULES
N/A


Item 22.  Undertakings.

     The undersigned registrant hereby undertakes:

     (i) to file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

           (a)  to  include  any prospectus required  by  Section
10(a)(3) of the Securities Act of 1933;

           (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (c) to include any material information with respect to
the   plan  of  distribution  not  previously  disclosed  in  the
Registration Statement or any material change to such information in the Registration Statement;

      (ii) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

      (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      (iv) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

      (v) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to information called for by the other Items of the applicable form;

     (vi) that every prospectus (a) that is filed pursuant to the preceding paragraph, or (b) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof;

      (vii) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such request and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

     (viii) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to this
Registration   Statement   to   be  signed   on  its  behalf  by
the   undersigned,  thereunto   duly authorized,  in the City of
New Orleans, State of  Louisiana,  on October 3, 1997.

                           HIBERNIA CORPORATION


                    By:   /s/ PATRICIA C. MERINGER
                         Patricia C. Meringer
                         Senior Vice President and
                           Secretary


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 3, 1997.



Signatures                              Title

       *
_____________________________      Chairman of the Board
Robert H. Boh

       *
_____________________________      President and Chief Executive
Stephen A. Hansel                    Officer and Director

       *
_____________________________      Chief Financial Officer
Marsha M. Gassan

       *
_____________________________      Chief Accounting Officer
Ron E. Samford, Jr.

       *
_____________________________      Director
J. Herbert Boydstun

       *
_____________________________      Director
J. Terrell Brown

       *
_____________________________      Director
E. R. Campbell

       *
_____________________________      Director
Richard W. Freeman, Jr.

       *
_____________________________      Director
Dick H. Hearin

       *
_____________________________      Director
Robert T. Holleman

       *
_____________________________      Director
Elton R. King

       *
_____________________________      Director
Sidney W. Lassen

       *
_____________________________      Director
Laura A. Leach

       *
_____________________________      Director
James R. Murphy

       *
_____________________________      Director
Donald J. Nalty

       *
_____________________________      Director
William C. O'Malley

       *
_____________________________      Director
Robert T. Ratcliff

       *
_____________________________      Director
H. Duke Shackelford

       *
_____________________________      Director
Janee M. Tucker

       *
_____________________________      Director
Virgnia Eason Weinmann

       *
_____________________________      Director
Robert E. Zetzmann




*By: /s/ PATRICIA C. MERINGER
     Patricia C. Meringer
     Attorney-in-Fact





                         EXHIBIT INDEX

Exhibit
Sequential Page

Number


 5           Opinion of Patricia C. Meringer, Esq.*

 23(a)       Consent of Patricia C. Meringer, Esq.
               (included with Exhibit 5)*

 23(b)(i)    Consent of Lawrence, Blackburn, Meek,
                Maxey & Co.
     (ii)    Consent of Ernst & Young LLP
    (iii)    Consent of First Capital Group, L.L.C.*

 24          Powers of Attorney*

 99          Form of Proxy of Unicorp
                Bancshares-Texas, Inc.*

* - previously filed



                             Exhibit 23(b)(i)
                     CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference to our firm   under  the  caption
Experts  and to the use of our report dated March 13,  1997   on
the consolidated financial statements of Unicorp Bancshares-Texas, Inc. in the Registration Statement (Form S-4) and related Proxy Statement-Prospectus of Hibernia Corporation for the registration of approximately 2,234,000 shares of its Class A common stock.


/s/ LAWRENCE, BLACKBURN, MEEK, MAXEY & CO., P.C.
Lawrence, Blackburn, Meek, Maxey & Co., P.C.
Beaumont, Texas
October 2, 1997


                             Exhibit 23(b)(ii)
                       Consent of Ernst & Young LLP


We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Prospectus of Hibernia Corporation for the registration of 2,233,389 shares of its common stock to be issued pursuant to its proposed merger with Unicorp Bancshares-Texas, Inc. and to the incorporation by reference therein of our report dated January 15, 1997, with respect to the consolidated financial statements of Hibernia Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                        Ernst & Young LLP

New Orleans, Louisiana
September 30, 1997